As filed with the Securities and Exchange Commission on February 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOBR Safe, Inc.

www.sobrsafe.com

(Exact name of registrant as specified in its charter)

Delaware	3829	26-0731818
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, Colorado 80111	(844) 762-7723
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

David Gandini, Chief Executive Officer

 Jerry Wenzel, Chief Financial Officer

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 525

Greenwood Village, Colorado 80111

(844) 762-7723

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq. Law Offices of Craig V. Butler 300 Spectrum Center Drive, Suite 300 Irvine, CA 92618 (949) 484-5667	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Iselin, New Jersey 08830 Telephone: (732) 395-4400 Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 11, 2022

PROSPECTUS

Up to 3,000,000 Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

SOBR SAFE, INC.

We are registering up to 3,000,000 units (each a “Unit” and collectively the Units) of SOBR Safe, Inc. (the “Company,” “SOBR Safe,” “we,” “our,” or “us”), with each Unit consisting of one share of Common Stock, par value $0.00001, which we refer to herein as “Common Stock”, and one warrant (each a “Warrant”) to purchase one share of Common Stock.  The Units have no stand-alone rights and will not be certified or issued as stand-alone securities.  We anticipate a public offering price of between $4.50 and $5.50 per Unit.  This offering will terminate when all 3,000,000 Units are sold or on [___________], 2022, unless we terminate the offering earlier.  Furthermore, the 3,000,000 Unit amount referenced above is based on the Units being sold at $5.00 per Unit, the mid-point of the estimated offering price range, and such Units amount is subject to change if the Unit price is less than $5.00 in such manner to maintain gross proceeds in the amount of $15 million. For instance, if the Unit price is $4.50 per Unit, the number of Units to be sold in the offering shall be 3,333,334. The Warrants included in the Units are exercisable immediately and have an exercise price of $6.25 per share (125% of the price per Unit sold in this offering), which is also subject to change based on the price per Unit. The Warrants will be listed for trading as described below and will expire five years from the date of their issuance. This offering also includes the shares of Common Stock issuable from time to time upon exercise of the Warrants.

Our common stock is currently quoted on the OTCQB-tier of OTC Markets Group, under the symbol “SOBR.” On February [__], 2022, the last quoted price of our common stock as reported on the OTCQB was $[___] per share. We have applied to list our Common Stock and Warrants on The Nasdaq Capital Market (“Nasdaq Capital Market”) under the symbols “SOBR” and “SOBRW,” respectively. There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

For purposes of the registration statement of which this prospectus forms a part, the assumed public offering price per Unit is $[___] (the mid-point of the estimated offering price range). The actual offering price per Unit will be as determined between Alexander Capital, LLC, as representative of the underwriters (the “Representative”) and us at the time of pricing and may be issued at a discount to the current market price of our Common Stock. Factors to be considered will include our historical performance and capital structure, prevailing market conditions and overall assessment of our business. The market price of our Common Stock will be one of several factors to be considered in determining the actual offering price.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding Common Stock of the Company at an assumed one-for-three (1:3) ratio to occur immediately following the effective date but prior to the closing of the offering. The financial statements, which are included on pages F-1 through F-60, and associated Management’s Discussion and Analysis disclosure, have not been adjusted for the planned 1-for-3 reverse stock split.

This prospectus also relates to the resale of an aggregate of 556,975 shares of our common stock underlying certain outstanding convertible debentures and warrants issued by us in previous private placement transactions and held by the 28 selling security holders named herein under “Selling Securityholders.” The shares being registered for resale by the Selling Securityholders would represent approximately [__]% of our then outstanding common stock if all the convertible debentures were converted, and all the warrants exercised, based on our current common stock outstanding. We will not receive any proceeds from the resale of these shares of common stock by the Selling Securityholders.  Certain of the Selling Securityholders are officers, directors and affiliate holders of our common stock and are seeking to sell their shares as part of the resale offering.  See “Selling Securityholders”.

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We will receive proceeds from the sale of the Units being registered in this offering. See “Use of Proceeds” for more information about how we will use the proceeds from this offering.

Investing in our securities involves a high degree of risk.  SOBR Safe, Inc., currently has no revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment.  See “Risk Factors” beginning on page 11.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

In connection with this offering, we have entered into an underwriting agreement with Alexander Capital, LP (who we refer to as the Representative), who will act as the representative of the underwriters with respect to the sale of the Units in this offering.   Regarding the public offering:

	Per Unit	Total
Public offering price(1)	$5.00	$15,000,000
Underwriting discounts and commissions(2)	$0.45	$1,350,000
Proceeds, before expenses, to us	$4.55	$13,650,000

(1)

The public offering price and underwriting discount and commissions in respect of each Unit correspond to a public offering price per share of Common Stock of $5.00 and a public offering price per accompanying warrant of $0.

(2)

This table depicts broker-dealer commissions of 9% of the gross offering proceeds. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1% of the public offering price payable to the Representative.  See “Underwriting” on page 83 for additional disclosure regarding underwriting discounts and commissions, overallotments, and reimbursement of expenses.

We have granted a 45-day option to the Representative, exercisable one or more times in whole or in part, to purchase up to an additional 450,000 shares of Common Stock and/or up to an additional 450,000 Warrants, at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us. The securities issuable upon exercise of this option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

We anticipate that delivery of the shares will be made on or about [--], 2022

The date of this prospectus is ___________ __, 2022

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MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In some cases, we do not expressly refer to the sources from which this data is derived. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes trademarks and service marks owned by us, including, without limitation, SOBRSafe™, SOBRCheck™, SOBRsure™, and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to SOBR Safe, Inc., a Delaware corporation.

SOBR SAFE, INC.

Our Company

We intend to provide companies with non-invasive technology to quickly and safely identify potential alcohol issues with their employees or contractors, that if left undetected could cause injury or death. These technologies will be integrated within our robust and scalable data platform, producing statistical and measurable user and business data. Our mission is to save lives, increase productivity, create significant economic benefit for our customers and positively impact behavior. To that end, we developed the scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in commercial vehicle fleets, manufacturing and warehousing, construction, school buses, and for youth drivers in a wearable form. We believe that uniform daily use of our device could result in material insurance savings across workers’ compensation, general liability and fleet policies.

We have successfully completed several pilot testing programs involving our SOBRcheck™ device, which is our first device that has our scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification.  These pilot programs have provided validation of both our SOBRSafe™ software platform and our SOBRcheck™ device.  As a result, we have now progressed to commercial production of our first SOBRcheck™ devices, which we began to use for our initial customers.  At the end of 2021, we had several customers in the sales cycle, but our SOBRcheck™ devices were not delivered to them until January 2022.  As a result, we will not invoice these customers or receive any revenue from the customers until the first quarter of 2022.  The timing of our commercial launch of our SOBRcheck™ device has been delayed several times in 2021 primarily as a result of our pursuit of adequate financing (since obtained), signing up pilot customers to test our device (which was more difficult over the summer due to travel schedules of some of our target customers), and some supply chain issues largely caused by the COVID-19 pandemic.   In addition, during the pilot testing of our SOBRcheck™ device we discovered that alcohol-based hand sanitizer caused false readings by the device.  In response to this discovery, we have made adjustments to the analytics in our SOBRSafe™ technology and added a required protocol of not utilizing alcohol-based sanitizers to our protocols for using the SOBRcheck™ device.

Our second device, a wearable wristband SOBRsure™, utilizes the same SOBRsafe™ sensor technology, which proved out during the SOBRcheck™ pilot tests. The primary intended application for this band is for young individual drivers and commercial fleet management, with an additional potential application in managed care/alcohol rehabilitation. We plan for the wearable band to be commercially available in June 2022.

Manufacturing and assembly of our SOBRcheck™ device will take place in the United States.

Our SOBRsafe™ technology can also be deployed across numerous additional devices for various uses; among those we are currently exploring include possible integrations with existing telematics systems for fleet vehicles, as well as law enforcement technologies to enhance public safety. In addition, we are proactively evaluating other emerging technologies that detect, or may detect, the presence of other substances in the human body. Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRsure™ wearable band and the SOBRcheck™ system.

Our common stock is currently quoted on the “OTCQB” tier of OTC Markets under the ticker symbol “SOBR”. We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market under the symbols ”SOBR” and “SOBRW”, respectively.  No assurance can be given that our application will be approved or that an active trading market will develop. We will not proceed with this offering, and will not complete the proposed reverse stock split, in the event our application is not approved by the Nasdaq Capital Market.

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Our Opportunity

Our management believes the key to developing a successful product is to find a potential solution to a need not being adequately addressed with current technologies. When that need also involves a potential solution for a societal crisis – like the impact of substance abuse on the workplace and individual lives – then the motivation is even stronger, and the potential results that are much more impactful.

Through criminal-justice related costs, lost work productivity and healthcare expenses, the annual cost of alcohol abuse in the U.S. is estimated to be $249 billion. Half of all industrial accidents involve alcohol, and commercial fleets suffer from over 11,000 alcohol-related accidents each year. We believe we have a solution that addresses this problem, and our technology is now available for pilot evaluation in commercial fleet management, school bus safety and manufacturing facilities.

Risks Related to our Business

Our ability to implement our business strategy is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. These risks include, among others:

•

We are an early-stage company with a history of significant net losses, we expect to continue to incur operating losses for the foreseeable future and we may not be able to achieve or sustain profitability.

•

Currently our plan for future revenue will be primarily generated from sales of our SOBRcheck™ and SOBRsure™ devices, and related subscription services, and we are therefore highly dependent on the success of those products. We are in the process of completing several pilot testing programs involving our SOBRcheck™ device, which is our first device that has our scalable, patented SOBRSafe™ software platform for non-invasive alcohol detection and identity verification. These pilot programs have provided validation of both our SOBRSafe™ software platform and our SOBRcheck™ device. As a result, we have now progressed to commercial production of our first SOBRcheck™ devices we began to use with our initial customers. At the end of 2021, we had several customers in the sales cycle, but our SOBRcheck™ devices were not delivered to them until January 2022.  As a result, we will not invoice these customers or receive any revenue from the customers until the first quarter of 2022. The timing of our commercial launch of our SOBRcheck™ device has been delayed several times in 2021 primarily as a result of obtaining adequate financing, signing up pilot customers to test our device (which was more difficult over the summer due to travel schedules of some of our target customers), and some supply chain issues largely caused by the COVID-19 pandemic. In addition, during the pilot testing of our SOBRcheck™ device we discovered that alcohol-based hand sanitizer caused false readings by the device. In response to this discovery, we have made adjustments to the analytics in our SOBRSafe™ technology and added a required protocol of not utilizing alcohol-based sanitizers to our protocols for using the SOBRcheck™ device. Our second device, the wearable wristband SOBRsure™, utilizes the same SOBRsafe™ sensor technology, which proved out during the SOBRcheck™ pilot tests. We did an initial test of our wearable device with several employees of a substance abuse recovery facility in Colorado, which proved successful. As a result, we are planning more robust testing in mid-2022 to further test our wearable and prepare it for commercialization.

•

Our quarterly and annual operating results may fluctuate significantly and may not fully reflect the underlying performance of our business. This makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

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•

We will need funding to finance our planned operations and may not be able to raise capital when needed, which could force us to delay, reduce or eliminate one or more of our product development programs and future commercialization efforts.

•

The commercial success of our SOBRcheck™ and wearable devices will depend upon the degree of market acceptance of our products among insurance companies, fleet drivers, manufacturing facilities, and other industries.

•

We have limited experience in training and marketing and selling our products and we may provide inadequate training, fail to increase our sales and marketing capabilities or fail to develop and maintain broad brand awareness in a cost-effective manner.

•	We face competition from many sources, including larger companies, and we may be unable to compete successfully.

•

We have limited experience manufacturing our products in large-scale commercial quantities, and we face a number of manufacturing risks that may adversely affect our manufacturing abilities which could delay, prevent or impair our growth.

•

We depend upon third-party suppliers, including contract manufacturers and single source suppliers, making us vulnerable to supply shortages and price fluctuations that could negatively affect our business, financial condition and results of operations.

•

If we receive a significant number of warranty claims or our SOBRcheck™ and wearable devices require significant amounts of service after sale, our operating expenses may substantially increase, and our business and financial results will be adversely affected.

•	Our business, financial condition, results of operations and growth have been adversely impacted by the effects of the COVID-19 pandemic and may continue to be adversely impacted.

•	We may encounter difficulties in managing our growth, which could disrupt our operations.

•

Our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches, and such failure could negatively affect our business, financial condition and results of operations.

•

The sizes of the addressable markets for our SOBRcheck™ and SOBRsure™ devices have not been established with precision and our potential market opportunity may be smaller than we estimate and may decline.

•	Until we are able to achieve broader market acceptance of our SOBRcheck™ and SOBRsure™ devices, we may face risks associated with a more concentrated customer base.

•	We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

•	Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

•

If we are unable to adequately protect our intellectual property rights, or if we are accused of infringing on the intellectual property rights of others, our competitive position could be harmed, or we could be required to incur significant expenses to enforce or defend our rights.

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•

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

•

We have experienced recurring net losses since inception, and as of September 30, 2021 had an accumulated deficit of $54,167,685. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to develop and expand and technology and product offerings and attract new customers. These efforts may prove more expensive than we anticipate, and we may not succeed in obtaining the net revenue and operating margins necessary to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future. The independent registered public accounting firm that audited our financial statements for the year ended December 31, 2020 included an explanatory paragraph in its report on our financial statements as of, and for the year ended, December 31, 2020, describing the existence of substantial doubt about our ability to continue as a going concern as of March 31, 2021, the date of their report.

Corporate Information

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (“TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to the “Company,” “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split), which would be 88,699,219 shares and 2,666,667 shares after giving effect to the 1-for-3 reverse stock split contemplated herein. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split instead received one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share was rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the quotation of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 525, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

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SUMMARY OF THE OFFERING

Securities offered by SOBR Safe, Inc.

3,000,000 Units, each consisting of one share of Common Stock and one Warrant (assuming the Representative does not exercise its option). The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued and tradeable separately. The 3,000,000 Unit amount referenced above is based on the Units being sold at the mid-point of the estimated offering price range of $5.00 per Unit and such Unit amount shall change if the Unit price is less than $5.00 in such manner to maintain the gross proceeds at $15 million. For instance, if the Unit price is $4.50 per Unit, the number of Units to be sold in the offering shall be 3,333,334.

Public offering price description of warrants included in Units

$5.00 per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus. The actual offering price per Unit will be determined between the Representative and us at the time of pricing and may be issued at a discount to the current market price of our Common Stock. The exercise price of the Warrants is $6.25 per share (125% of the public offering price of one Unit). Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agency Agreement, dated as of the effective date of this offering, between us and Equinti, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Our Securities-Warrants” in this prospectus.

Over-allotment option to purchase additional securities

We have granted the Representative an option to purchase up to an additional 450,000 shares of Common Stock and/or Warrants to purchase up to 450,000 shares of Common Stock based on a public offering of $5.00 (equal to 15% of the number of shares of Common Stock and Warrants underlying the Units sold in the offering), from us in any combination thereof, at the public offering price less the underwriting discount and commissions, if any. The Representative may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before the offering	8,795,222 shares of our common stock as of February 10, 2022 (assuming a 1-for-3 reverse split of our common stock, as referenced herein).

Common stock outstanding after the primary offering

• 11,795,222 shares (assuming that none of the Warrants or the Representative’s Warrants  are exercised)

• 14,795,222 if the Warrants offered hereby are exercised in full (assuming that none of the Representative’s Warrants are exercised) (assuming a 1-for-3 reverse split of our common stock, as referenced herein)

• 12,245,222 if the Representative’s option is exercised in full, (assuming that none of the Warrants or the Representative’s Warrants are exercised)  15,204,187 if the Warrants offered hereby are exercised in full (assuming that none of the Representative Warrants are exercised) (assuming a 1-for-3 reverse split of our common stock, as referenced herein).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $13,350,000 million, or approximately $15,375,000 million if the underwriters exercise their full over-allotment option to purchase additional shares in full, based upon an assumed public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to hire additional sales and marketing personnel and expand marketing programs in the United States, to fund product development and research and development activities and the remainder for working capital and other general corporate purposes.

The use of proceeds is discussed herein under “Use of Proceeds.”  We will not receive proceeds from the sale of any shares by the Selling Securityholders.

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Representative’s Warrant

We have agreed to issue to the Representative (or its permitted assignees) Warrants (the “Representative Warrants”) to purchase up to 240,000 shares of Common Stock (and up to 276,000 shares of Common Stock assuming the Representative’s option is exercised in full) which is equal to 8% of the Units offered hereby. We are registering hereby the issuance of the Representative’s Warrants and the shares of Common Stock issuable upon  exercise of the Warrants. The Warrants will be exercisable at any time, and from time  to time, in whole or in part,  until five years from the effective date of the registration statement. The Representative’s Warrants will be subject to a lock-up period of 180 days from the effective date Of the registration statement, which period is in compliance with FINRA Rule 5110(e)(1). The Warrants are  exercisable for cash (or on a cashless basis if no effective registration statement registering the shares underlying the warrants) at a per share price equal to $6.00 per share, or 120% of the public offering price per Unit in the offering. Please see “Underwriting-Representative’s Warrants” for a further description of these Warrants.

Common shares offered by Selling Securityholders

556,975 shares of our common stock underlying certain convertible debentures and warrants held by the Selling Securityholders (assuming a 1-for-3 reverse split of our common stock, as referenced herein).

Common stock outstanding before this Offering if Selling Securityholders convert all convertible debentures and exercise all warrants	9,352,197 shares of our common stock as of February 10, 2022 (assuming a 1-for-3 reverse split of our common stock, as referenced herein)

Common stock outstanding after this offering if Selling Securityholders convert all convertible debentures and exercise all warrants

12,352,197 shares (assuming that none of the Warrants or the Representative’s Warrants are exercised) and 15,392,197 shares if the Warrants offered hereby are exercised in full (assuming that none of the Representative’s Warrants are exercised) (assuming a 1-for-3 reverse split of our common stock, as referenced herein). If the Representative’s option is exercised in full, the total number of shares of Common Stock outstanding immediately after this offering would be 12,802,197 shares (assuming that none of the Warrants or the Representative’s Warrants are exercised) and 15,802,197 if the Warrants offered hereby are exercised in full (assuming that none of the Representative Warrants are exercised) (assuming a 1-for-3 reverse split of our common stock, as referenced herein).

Proposed Nasdaq Global Market symbol and listing

We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market under the symbols “SOBR” and “SOBRW”, respectively. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Common Stock and Warrants. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering.

Risk Factors	The shares of our Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Voting rights

Shares of our Common Stock are entitled to one vote per share. There are no other classes of stock and, therefore, all holders of our Common Stock, including our officers and directors, are entitled to the same voting rights.

Lock-ups

We anticipate that our officers and directors, and certain holders of our capital stock will enter into lock-ups restricting the transfer of shares of, or relating to, our capital stock for a period of 180 days after the date of this prospectus.

Unless we indicate otherwise, all information in this prospectus:

•	assumes no exercise by the representatives of the underwriters of its over-allotment option to purchase up to an additional 450,000 shares of common stock;

•	excludes approximately 1,036,589 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $3.393 per share as of December 31, 2021;

•

Excludes an aggregate of approximately 858,176 shares of our common stock underlying an outstanding convertible debenture and warrant held by Armistice Capital Master Fund, Ltd., which shares were registered on a Form S-1 Registration Statement declared effective by the Securities and Exchange Commission on February 10, 2022.

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RISK FACTORS

Any investment in our securities involves a high degree of risk.  You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock.  We face risks in developing devices based on our SOBRsafe™ platform, as well in marketing and selling such devices.  If we are not successful in developing, marketing, and/or selling devices based on our SOBRsafe™ platform we will not be successful in generating revenue.  The following risks are material risks that we face.  If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.  In such an event, the fair value of our common stock could decline and you could lose all or part of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations.  Our primary risk factors and other considerations include:

Risks Related to the Company

We have a limited operating history and historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully implement our existing and new products. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. We were incorporated in Delaware on August 10, 2007. Our business to date business focused on developing and improving our technologies, potential products, filing patents, and hiring management and staff personnel. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have not generated any revenue and we have limited cash liquidity and capital resources. Our future capital requirements will depend on many factors, including our ability to develop our products, cash flow from operations, and competing market developments. We will need additional capital in the near future. Any equity financings will result in dilution to our then-existing stockholders. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

If we cannot obtain additional funding, our technology and product development and commercialization efforts may be reduced or discontinued and we may not be able to continue operations.

We have experienced recurring net losses since inception, and as of September 30, 2021, had an accumulated deficit of $54,167,685. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to develop and expand and technology and product offerings and attract new customers. These efforts may prove more expensive than we anticipate, and we may not succeed in obtaining the net revenue and operating margins necessary to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future.

Development of our technology and our product development efforts are highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

In addition, we may also raise additional capital through additional equity offerings and licensing our future products in development. While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that we will be successful in licensing our future products.

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Our recurring operating losses have raised substantial doubt regarding our ability to continue as a going concern.

Our recurring operating losses raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as and for the years ended December 31, 2020, and 2019 with respect to this uncertainty. As reflected in the financial statements, we had stockholders’ equity of $3,039,484 on December 31, 2020, incurred a net loss of $29,982,292 and used net cash in operating activities of $2,191,533 during the year ended December 31, 2020. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

Our business plan, which is focused on the development and commercialization of alcohol detection devices, is dependent upon our SOBR® Safe™ technology. If that technology proves to be ineffective at detecting alcohol in person’s system through secretions from their skin it would significantly impact our business.

Our business is dependent upon our SOBR® Safe™ technology.  Our business plan calls for us to develop and commercialize alcohol detection devices based on our SOBR® Safe™ technology. In the event that technology proves to be ineffective at detecting alcohol in person’s system through secretions from their skin, it would significantly impact our business.

Our quarterly and annual operating results may fluctuate significantly and may not fully reflect the underlying performance of our business. This makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual results of operations, including our revenue, profitability and cash flow, may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter or period should not be relied upon as an indication of future performance. Our quarterly and annual operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control and, as a result, may not fully reflect the underlying performance of our business. Such fluctuations in quarterly and annual operating results may decrease the value of our common stock. Because our quarterly operating results may fluctuate, period-to-period comparisons may not be the best indication of the underlying results of our business and should only be relied upon as one factor in determining how our business is performing. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	the level of adoption and demand for our products in our key industries like insurance companies, fleet companies, manufacturing facilities, etc.
•	positive or negative coverage in the media, or changes in commercial perception, of our products or competing products, including our brand reputation;
•	the degree of competition in our industry and any change in the competitive landscape, including consolidation among competitors or future partners;
•	any safety, reliability or effectiveness concerns that arise regarding our products;
•	unanticipated pricing pressures in connection with the sale of our products;
•	the effectiveness of our sales and marketing efforts, including our ability to deploy a sufficient number of qualified representatives to sell and market our products;
•	the timing of customer orders for our products and the number of available selling days in any quarterly period, which can be impacted by holidays, the mix of products sold and the geographic mix of where products are sold;
•	unanticipated delays in product development or product launches;
•	the cost of manufacturing our products, which may vary depending on the quantity of production and the terms of our agreements with third-party suppliers;
•	our ability to raise additional capital on acceptable terms, or at all, if needed to support the commercialization of our products;
•	our ability to achieve and maintain compliance with all regulatory requirements applicable to our products and services;
•	our ability to obtain, maintain and enforce our intellectual property rights;
•	our ability and our third-party suppliers’ ability to supply the components of our products in a timely manner, in accordance with our specifications, and in compliance with applicable regulatory requirements; and
•	introduction of new products or technologies that compete with our products.

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The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. If our assumptions regarding the risks and uncertainties we face, which we use to plan our business, are incorrect or change due to circumstances in our business or our markets, or if we do not address these risks successfully, our operating and financial results could deviate materially from our expectations and our business could suffer.

This variability and unpredictability could also result in our failure to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, it will negatively affect our business, financial condition and results of operations.

The coronavirus pandemic is causing disruptions in the workplace, which will have negative repercussions on our business if they continue for an extended period time.

We are closely monitoring the coronavirus pandemic and the directives from federal and local authorities regarding not only our workforce, but how it impacts companies we work with for the development of our SOBRSafe™ technology and the devices that deploy that technology. Currently states and localities are fluctuating and inconsistent in their implementation of social distancing and “work from home” regulations. If those regulations increase then the chances increase that more and more companies will be forced to either shut down, slow down or alter their work routines. Since the development and testing of our SOBR technologies and the potential platform devices is a “hands on” process these alternative work arrangements could significantly slow down our anticipated schedules for the development, marketing and leasing/sale of our SOBR devices, which could have a negative impact our business.

Because we face intense competition, we may not be able to operate profitably in our markets.

The market for our products is highly competitive and is becoming more so, which could hinder our ability to successfully market our products. We may not have the resources, expertise or other competitive factors to compete successfully in the future. We expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than we do. As a result, these competitors may be able to:

•	develop and expand their product offerings more rapidly;
•	adapt to new or emerging changes in customer requirements more quickly;
•	take advantage of acquisition and other opportunities more readily; and
•	devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can.

If our products do not gain expected market acceptance, prospects for our sales revenue may be affected.

We intend to use the SOBR Safe™ technology in various platforms in the preventative, B2B market, as opposed to the judicially-mandated individual user market. Currently, most alcohol sensing devices are breath analyzers and ankle bracelets employed in the judicially-mandated market where the use is usually required by law as a punishment for committing a crime. We will be asking companies and institutions that have an interest in monitoring whether their employees or contractors have alcohol in their systems due to their job responsibilities (such as fleet and school bus drivers, factory machinists, forklift operators, etc.), to adopt a new requirement that their employees or contractors must abide in order to remain employed. While we believe this will be attractive to many companies and industries, we must achieve some level of market acceptance to be successful. If we are unable to achieve market acceptance, our investors could lose their entire investment.

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If critical components become unavailable or contract manufacturers delay their production, our business will be negatively impacted.

Currently, we manufacture the limited number of SOBRCheck™ prototype devices we have developed by applying our proprietary know-how to “off the shelf” parts and components. However, if we are successful in our growth plan, eventually we will have to contract out our manufacturing of the devices. At that time, the stability of component supply will be crucial to determining our manufacturing process. Due to the fact we currently manufacture the device from “off the shelf” parts and components, all of our critical devices and components are supplied by certain third-party manufacturers, and we may be unable to acquire necessary amounts of key components at competitive prices.

If we are successful in our growth, outsourcing the production of certain parts and components would be one way to reduce manufacturing costs. We plan to select these particular manufacturers based on their ability to consistently produce these products according to our requirements in an effort to obtain the best quality product at the most cost effective price. However, the loss of all or one of these suppliers or delays in obtaining shipments would have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all. If we get to that stage of growth, such loss of manufacturers could cause us to breach any contracts we have in place at that time and would likely cause us to lose sales.

If our contract manufacturers fail to meet our requirements for quality, quantity and timeliness, our business growth could be harmed.

We eventually plan to outsource the manufacturing of devices utilizing the SOBR® Safe™ alcohol detection system to contract manufacturers. These manufacturers will procure most of the raw materials for us and provide all necessary facilities and labor to manufacture our products. If these companies were to terminate their agreements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be delayed in our ability or unable to process and deliver our products to our customers.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have quality assurance practices in place to ensure good product quality, defects still may be found in the future in our future products.

End-users could lose their confidence in our products our company when they unexpectedly use defective products or use our products improperly. This could result in loss of revenue, loss of profit margin, or loss of market share.

We have limited experience manufacturing our products in large-scale commercial quantities, and we face a number of manufacturing risks that may adversely affect our manufacturing abilities which could delay, prevent or impair our growth.

Our growth strategy depends on our ability to manufacture our current and future products in sufficient quantities and on a timely basis to meet customer demand, while adhering to product quality standards, complying with regulatory quality system requirements, and managing manufacturing costs. We do not own our own manufacturing facility but plan to outsource with third party manufacturing companies for our manufacturing.  We currently utilize two companies for manufacturing, which has not begun on a large scale yet. We utilize Alfred Manufacturing for the injection molding of the SOBRcheck device, and Nova Engineering for the assembly, packaging, and shipping of the device. If this facility, or any of our future manufacturing facilities, suffers damage, or a force majeure event, such damage or event could materially impact our ability to operate, which could materially and adversely affect our business and financial performance.

We are also subject to numerous other risks relating to our manufacturing capabilities, including:

•

quality and reliability of components, sub-assemblies and materials that we source from third-party suppliers, who are required to meet our quality specifications, almost all of whom are single source suppliers for the items and materials that they supply;

•	our inability to secure components, sub-assemblies and materials in a timely manner, in sufficient quantities or on commercially reasonable terms;
•	our inability to maintain compliance with quality system requirements or pass regulatory quality inspections;
•	our failure to increase production capacity or volumes to meet demand;

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•	potential risks associated with disruptions in our supply chain, such as on account of the COVID-19 pandemic or other macroeconomic events;
•	lead times associated with securing key components;
•

our inability to design or modify production processes to enable us to produce future products efficiently or implement changes in current products in response to design or regulatory requirements; and

•	difficulty identifying and qualifying, and obtaining new regulatory approvals, for alternative suppliers for components in a timely manner.

These risks are likely to be exacerbated by our limited experience with our current products and manufacturing processes. As demand for our products increases, we will have to invest additional resources to purchase components, sub-assemblies and materials, hire and train employees and enhance our manufacturing processes. If we fail to increase our production capacity efficiently, we may not be able to fill customer orders on a timely basis, our sales may not increase in line with our expectations and our operating margins could fluctuate or decline. In addition, although some future products may share product features, components, sub-assemblies and materials with our existing products, the manufacture of these products may require modification of our current production processes or unique production processes, the hiring of specialized employees, the identification of new suppliers for specific components, sub-assemblies and materials or the development of new manufacturing technologies. It may not be possible for us to manufacture these products at a cost or in quantities sufficient to make these products commercially viable or to maintain current operating margins, all of which could have a material adverse effect on our business, financial condition and results of operations.

Because our technology is innovative and disruptive, we may require additional time to enter the market due to the need to further discover the profile companies within our target markets.

Our products are new to the marketplace. As a result, we will need time to penetrate our target markets by furthering developing the profile companies that could benefit the most from our products and technology.  If we are not successful in discovering these companies it could greatly slow our growth and adversely impact our financial condition.

We are currently only selling our products through direct sales and will need time to develop relationship with distributors in order to properly grow the market for our products.

We currently rely on our direct sales force to sell our products to targeted industries. This limits our ability to grow. We are working on developing relationships with targeted distributors in our target companies’ industries, but this will take time.  Any failure to maintain and grow our direct sales force and distributor relationships could harm our business. The members of our direct sales force are adequately trained and possess technical expertise, which we believe is critical in driving the awareness and adoption of our products. The members of our U.S. sales force are at-will employees. The loss of these personnel to competitors, or otherwise, could materially harm our business. If we are unable to retain our direct sales force personnel or replace them with individuals of comparable expertise and qualifications, or if we are unable to successfully instill such expertise in replacement personnel, our product sales, revenues and results of operations could be materially harmed.

In order to generate future growth, we plan to continue to significantly expand and leverage our commercial infrastructure to increase our customer base and increase awareness and adoption by existing customers to drive our growth. Identifying and recruiting qualified sales and marketing professionals and training them on our products and on our internal policies and procedures requires significant time, expense, and attention. It can take several months or more before a sales representative is fully trained and productive. Our sales force may subject us to higher fixed costs than those of companies with competing products or treatments that can utilize independent third parties, placing us at a competitive disadvantage. Our business may be harmed if our efforts to expand and train our sales force do not generate a corresponding increase in product sales and revenue, and our higher fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products. Any failure to hire, develop and retain talented sales personnel, to achieve desired productivity levels in a reasonable period of time or timely reduce fixed costs, could have material adverse effect on our business, financial condition and results of operations.

Our ability to increase our customer base and achieve broader market acceptance of our products will depend, to a significant extent, on our ability to expand our sales and marketing and educational efforts. We plan to dedicate significant resources to our sales and marketing and educational programs. Our business may be harmed if these efforts and expenditures do not generate a corresponding increase in revenue. If we fail to successfully promote our products in a cost-effective manner, we may fail to attract or retain the market acceptance necessary to realize a sufficient return on our promotional and educational efforts, or to achieve broad adoption of our products.

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 We need to ensure strong product performance and reliability to maintain and grow our business.

We need to maintain and continuously improve the performance and reliability of our products to achieve our profitability objectives. Poor product performance and reliability could lead to customer dissatisfaction, adversely affect our reputation and revenues, and increase our service and distribution costs and working capital requirements. In addition, our SOBRsafe™ technology, and the software and hardware incorporated into our SOBRcheck™ and SOBRsure™ devices may contain errors or defects, especially when first introduced and while we have made efforts to test this software and hardware extensively, we cannot assure that the software and hardware, or software and hardware developed in the future, will not experience errors or performance problems.

Our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches, and such failure could negatively affect our business, financial condition and results of operations.

We depend on our information technology systems for the efficient functioning of our business, including the manufacture, distribution and maintenance of our products, as well as for accounting, data storage, compliance, purchasing, inventory management and other related functions. We do not have redundant information technology in all aspects of our systems at this time. Despite the implementation of security and back-up measures, our internal computer, server, and other information technology systems as well as those of our third-party consultants, contractors, suppliers, and service providers, may be vulnerable to damage from physical or electronic break-ins, accidental or intentional exposure of our data by employees or others with authorized access to our networks, computer viruses, malware, ransomware, supply chain attacks, natural disasters, terrorism, war, telecommunication and electrical failure, denial of service, and other cyberattacks or disruptive incidents that could result in unauthorized access to, use or disclosure of, corruption of, or loss of sensitive, and/or proprietary data, including personal information, including health-related information, and could subject us to significant liabilities and regulatory and enforcement actions, and reputational damage. Additionally, theft of our intellectual property or proprietary business information could require substantial expenditures to remedy. Such theft could also lead to loss of intellectual property rights through disclosure of our proprietary business information, and such loss may not be capable of remedying. If we or our third-party consultants, contractors, suppliers, or service providers were to suffer an attack or breach, for example, that resulted in the unauthorized access to or use or disclosure of personal information, we may have to notify consumers, partners, collaborators, government authorities, and the media, and may be subject to investigations, civil penalties, administrative and enforcement actions, and litigation, any of which could harm our business and reputation. The COVID-19 pandemic has generally increased the risk of cybersecurity intrusions. Our reliance on internet technology and the number of our employees who are working remotely may create additional opportunities for cybercriminals to exploit vulnerabilities. For example, there has been an increase in phishing and spam emails as well as social engineering attempts from “hackers” hoping to use the recent COVID-19 pandemic to their advantage. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems or data or systems of our commercial partners, or inappropriate or unauthorized access to or disclosure or use of confidential, proprietary, or other sensitive, personal, or health information, we could incur liability and suffer reputational harm. Failure to maintain or protect our information technology systems effectively could negatively affect our business, financial condition and results of operations.

 If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficulty in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive product and retain good customers and could adversely affect our business and operating results.

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We may be unable to adequately protect our proprietary rights.

We currently have one “use” patent covering the SOBR® Safe™ alcohol detection system and/or the SOBR devices and two provisional patents pending with the USPTO. These are not patents over the components of the device, but instead covering the use of those components in the SOBR device. Our ability to compete partly depends on the superiority, uniqueness and value of our intellectual property. To protect our proprietary rights, we will rely on a combination of patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;
•	Issued patents may not provide us with any competitive advantages;
•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;
•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or
•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on our business and our financial results.

The internal controls we utilize to produce reliable financial reports have material weaknesses. If we continue to have material weaknesses in our internal controls, we may not be able to report our financial results accurately or timely or to detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud. We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting. Based on these evaluations, we concluded in our Quarterly Report on Form 10-Q for the period ended September 30, 2021, as well as in all of our quarterly and annual reports since evaluations and disclosure regarding our internal controls became required disclosure, that we have material weaknesses in our internal controls and enhancements, modifications, and changes to our internal controls are necessary in order to eliminate these weaknesses. As of September 30, 2021, the specific weaknesses our management has identified include: (i) we do not have sufficient segregation of duties within our accounting functions, (ii) we have not documented our internal controls, and (iii) effective controls over the control environment were not maintained. See “Internal Control Over Financial Reporting”, herein. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment. In addition, control procedures are designed to reduce rather than eliminate business risks. If we continue to fail to maintain an effective system of internal controls we may be unable to produce reliable, timely financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

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Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop.

Our common stock is quoted on the OTBQB-tier of OTC Markets. Our common stock is thinly-traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

We may not be able to identify, negotiate, finance or close future acquisitions.

One component of our growth strategy focuses on acquiring additional technologies, companies and/or assets. We may not, however, be able to identify, audit, or acquire technologies, companies and/or assets on acceptable terms, if at all. Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness. There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire additional companies or assets in the future. Failure to acquire additional companies or assets on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common Stock.

We may acquire businesses without any apparent synergies with our current operations of alcohol detection devices.

In an effort to diversify our sources of revenue and profits, we may decide to acquire businesses without any apparent synergies with our current alcohol detection device operations. For example, we believe that the acquisition of technologies unrelated to alcohol detection devices may be an important way for us to enhance our stockholder value. Notwithstanding the critical importance of diversification, some members of the investment community and research analysts would prefer that micro-cap or small-cap companies restrict the scope of their activity to a single line of business, and may not be willing to make an investment in, or recommend an investment in, a micro-cap or small-cap company that undertakes multiple lines of business. This situation could materially adversely impact our company and the trading price of our stock.

We may not be able to properly manage multiple businesses.

We may not be able to properly manage multiple businesses. Managing multiple businesses would be more complicated than managing a single line of business, and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our company and the trading price of our stock.

We may not be able to successfully integrate new acquisitions.

Even if we are able to acquire additional technologies, companies and/or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential requiring significant management time and attention. In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our company and the trading price of our stock.

Our acquisitions of businesses may be extremely risky and we could lose all of our investments.

We may invest in other technology businesses or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on: (1) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (2) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (3) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (4) may have less predictable operating results; (5) may from time to time be parties to litigation; (6) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and (7) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our stock.

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Future acquisitions may fail to perform as expected.

Future acquisitions may fail to perform as expected. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our company and the trading price of our Stock.

Competition may result in overpaying for acquisitions.

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly-traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our company and the trading price of our stock.

We may have insufficient resources to cover our operating expenses and the expenses of raising money and consummating acquisitions.

We have limited cash to cover our operating expenses and to cover the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our company and our stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire.

While management typically intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success if any will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control. If the operations, financial condition or management of the acquired company were to be disrupted or otherwise negatively impacted following an acquisition, our company and our stock price would be negatively impacted.

We may take actions that will not require our stockholders’ approval.

The terms and conditions of any acquisition could require us to take actions that would not require stockholder approval. In order to acquire certain companies or assets, we may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock. Not all of these actions would require our stockholders’ approval even if these actions dilute our shareholders’ economic or voting interest.

Our investigation of potential acquisitions will be limited.

Our analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”. In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically, such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding the company’s prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise. Any failure of our typical “due diligence investigation” to uncover issues and problems relating to potential acquisition candidates could materially adversely affect our company and the trading price of our stock.

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We will have only a limited ability to evaluate the directors and management of potential acquisitions.

We may make a determination that our current directors and officers should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a negative impact on our company and our stock price.

We may be dependent on outside advisors to assist us.

In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us.

We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. These factors could negatively impact our company and the trading price of our stock.

Integrating acquired businesses may divert our management’s attention away from our day-to-day operations and harm our business.

Acquisitions generally involve significant risks, including the risk of overvaluation of potential acquisitions and risks in regard to the assimilation of personnel, operations, products, services, technologies, and corporate culture of acquired companies. Dealing with these risks may place a significant burden on our management and other internal resources. This could materially adversely affect our business and the trading price of our stock.

We may fail to manage our growth effectively.

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively. A failure to properly and cost-effectively manage our expansion could materially adversely affect our company and the trading price of our stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses.

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for the operation of their businesses following their acquisition by us, or if they cease performing services for the acquired businesses that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management will attempt to reenter the market and possibly seek to recruit some of the former employees of the business, who may continue to be key employees of ours. This could materially adversely affect our business and the trading price of our Stock.

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We will be subject to the significant influence of one of our current stockholders after this offering, and their interests may not always coincide with those of our other stockholders.

Gary Graham, currently beneficially owns approximately 43% of our outstanding common stock, and will beneficially own approximately 41% of our outstanding Common Stock following the completion of this offering. As a result, Mr. Graham will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Mr. Graham may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

Our management has discretion as to how to use any proceeds from the sale of securities.

The net proceeds from the sale of the shares of the Units under this offering will be used for the purposes described under “Use of Proceeds.” We reserve the right to use the funds obtained from this offering for other similar purposes not presently contemplated which our management deems to be in the best interests of the company and our stockholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors for the shares of common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

The Selling Securityholders may sell their shares of common stock in the open market, which may cause our stock price to decline.

The Selling Securityholders may sell the shares of common stock being registered in this offering in the public market. That means that up to 556,975shares of common stock, the number of shares being registered in this offering for sale by the Selling Securityholders if they convert their debentures and exercise their warrants, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our common stock by the Selling Securityholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

Our Common Stock and Warrants may be affected by limited trading volume and our share price may be volatile, which could adversely impact the value of our Common Stock and Warrants.

There can be no assurance that an active trading market in our Common Stock and Warrants will be maintained. Our Common Stock and Warrants are likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our Common Stock and Warrants without regard to our operating performance and the market price of our common stock after this offering may drop below the price you pay. In addition, we believe that factors such as our operating results, quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, including as the result of the COVID-19 pandemic, could cause the price of our Common Stock and Warrants to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock and Warrants will be stable or appreciate over time.

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Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per Unit is substantially higher than the net tangible book value per share of our outstanding shares of Common Stock.  As a result, investors in this offering will incur immediate dilution of $3.96 per share, based on the assumed public offering price of $5.00 per Unit, the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. To the extent that the Warrants sold in this offering are exercised, you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.  Immediately prior to the consummation of this offering, we expect to have approximately 750,000 outstanding stock options to purchase our Common Stock with exercise prices that are below the assumed initial public offering price of our Common Stock. To the extent that these options are exercised, there will be further dilution.

Warrants are speculative in nature.

The Warrants included in the Units in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of per share, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a Common Stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

This prospectus contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

If we do not obtain or retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement.  We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of our Common Stock in this offering will be approximately $13,350,000, or approximately $15,375,000 if the underwriters exercise their option to purchase additional shares in full, based upon an assumed public offering price of $5.00 Unit, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Unit, the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $2,700,000, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting commissions and non-accountable expense allowance, but not including approximately $150,000 in estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million shares in the number of shares sold in this offering by us, as set forth on the cover page of this prospectus, would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $4,500,000 million, assuming an public offering price of $5.00 per share remains the same, and after deducting underwriting commissions and non-accountable expense allowance, but not including approximately $150,000 in estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The principal purposes of this offering are to obtain additional capital to support our operations, to create a public market for shares of our common stock, to facilitate our future access to the public equity markets and to increase awareness of our company among potential customers. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows:

•	approximately $4.2 million for sales and marketing, customer service and digital marketing;
•	approximately $3.4 million to fund product development and research and development activities;
•	approximately $3.0 million for general and administrative support; and
•	the remainder, if any, for working capital and other general corporate purposes.

We may also use a portion of the net proceeds from this offering to acquire, license or invest in products, technologies or businesses that are complementary to our business. However, we currently have no agreements or commitments to complete any such transaction.

Based on our operating plan, we currently believe that our existing cash and cash equivalents, anticipated revenue and available financing arrangements, together with the net proceeds from this offering, will be sufficient to meet our capital requirements and fund our operations through at least the next twelve months from the date of this prospectus.

Our management will have broad discretion over the use of the net proceeds from this offering.  The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions, which could change in the future as or plans and business conditions evolve. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments or other securities.

We will not receive any proceeds from the sale of our Common Stock by the Selling Securityholders.

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SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock underlying certain convertible debentures and warrants being offered for resale by this prospectus, which consists of:

•	up to 222,794 shares issuable upon the conversion of convertible debentures (the “Debenture Shares”), and

•	up to 334,181 shares issuable upon the exercise of warrants (the “Warrant Shares”);

The term “Selling Securityholders” includes the securityholders listed in the tables below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our convertible debentures and warrants of each selling securityholder, and the number of shares of common stock underlying each Selling Securityholders’ convertible debenture and warrant.  The below shares are not currently owned by the Selling Securityholder but will be if they convert their debenture and exercise their warrant.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for the Selling Shareholder’s Account	Shares of Common Stock Owned by Selling Shareholder After the Offering	Percent of Common Stock to be Owned by the Selling Shareholder After the Offering

Financial House, LLC(1)	27,779	27,779	--	--
Mishal Family Trust(2)	14,650	13,890	760	<1
The Anil Manaktala and Alka Manaktala Family Trust(3)	27,779	27,779	--	--
Anita Mishal	13,890	13,890	--	--
Priya Manaktala	13,890	13,890
Steven J. Wandschneider	13,890	13,890	--	--
Loy Pham	13,890	13,890	--	--
Arizado Capital, LLC(4)	27,779	27,779	--	--
Christopher Beabout(5)	13,890	13,890	--	--
Rajeshwari Dwshmukh Qualified Domestic Trust	13,890	13,890	--	--
Heptagon Energy, LLC(6)	13,890	13,890	--	--
Steve Scofes	13,890	13,890	--	--
Prakash K. Pawar	13,890	13,890	--	--
Rego Family Partnership, LLC(7)	13,890	13,890	--	--
Noah Nordheimer	41,667	41,667	--	--
Premier Trust FBO Ford Fay	13,890	13,890	--	--
RGN 2021 Growth Equity, LLC(8)	55,557	55,557	--	--
Jeff Mahan	13,890	13,890	--	--
Solsa Capital, LLC(9)	1,389	1,389	--	--
Matthew L. Rossetti	27,779	27,779	--	--
Garfield SobrSafe 18, LLC(10)	13,890	13,890	--	--
Robert McHugh	13,890	13,890	--	--
Guodong Xu	13,890	13,890	--	--
Robert J. Perez	13,890	13,890	--	--
Larry Suarez	144,611	69,445	75,166	<1
Vaisvil Holdings, LLC(11)	13,890	13,890	--	--
Scott Bennett	13,890	13,890	--	--
Joseph M. Say	13,890	13,890	--	--

(1)	Financial House, LLC is controlled by James Bardy, a member of our Board of Directors.
(2)

Mishal Family Trust is controlled by Devadatt Mishal. Devadatt Mishall owns 371,698 shares of our common stock individually. Since those shares are owned individually they are not included in the above table.

(3)

The Anil Manaktala and Alka Manaktala Family Trust is controlled by Alka Manaktala. Alka Manaktala owns 1,215 shares of our common stock individually. Since those shares are owned individually they are not included in the above table.

(4)	Arizado Capital, LLC is controlled by Jim DeSorrento.
(5)	Christopher Beabout is the adult son of Stephen Beabout, one of our Directors.
(6)	Heptagon Energy, LLC is controlled by Douglas D. Scheetz.
(7)	Rego Family Partnership, LLC is controlled by Richard Rego
(8)	RGN 2021 Growth Equity, LLC is controlled by David L. Ruttenberg.
(9)	Solsa Capital, LLC is controlled by David L. Ruttenberg.
(10)	Garfield SobrSafe 18, LLC is controlled by Ronald Garfield.
(11)	Vaivsil Holdings, LLC is controlled by Chris Vaivsil.

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None of the Selling Securityholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

●	James Bardy, the principal of Financial House, LLC joined our Board of Directors in August 2021.

●	Devadatt Mishall, Trustee of the Mishal Family Trust resigned from our Board of Directors in 2019.

●	Ford Fay is on our Board of Directors.

●	Scott Bennett is our Executive Vice President of Business Operations.

●	Steve Scofes previously served as our Director of Government Affairs/Public Sector Procurement.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is not quoted on a national exchange, rather, they are currently quoted on OTC Markets’ OTCQB-tier under the symbol “SOBR.” We were quoted on OTC Markets on March 18, 2009 and quoted on OTCQB in November 16, 2020. The following table sets forth the high and low bid information for each quarter within the fiscal years ended December 31, 2021 and 2020, as best we could estimate from publicly-available information. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions. The below information has been adjusted for our proposed 1-for-3 reverse stock split as referenced herein. On February 10, 2022, the closing bid price for one share of our common stock was $6.525 (adjusted for proposed 1-for-3 reverse stock split discussed herein).

Fiscal Year Ended December 31,		Bid Prices
	Period	High	Low

2020	First Quarter	$7.98	$3.24
	Second Quarter	$9.00	$3.42
	Third Quarter	$11.97	$5.70
	Fourth Quarter	$9.00	$7.50

2021	First Quarter	$18.00	$6.60
	Second Quarter	$11.85	$6.60
	Third Quarter	$12.00	$7.50
	Fourth Quarter	$10.35	$7.50

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. There are no limitations on dividends.

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Holders

As of December 31, 2021, there were 8,795,222 shares of our common stock issuable and outstanding held by approximately 180 holders of record and numerous shares held in brokerage accounts.

Stock Options, Warrants and Convertible Debentures

In connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, we issued Mr. Wenzel: (i) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334shares during the two-year term of the Employment Agreement, with a ten year term, and (ii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the Watson Agreement, we issued Mr. Watson incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the Bennett Agreement, we issued Mr. Bennett incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (ii) 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 100,000 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.  The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.

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On September 28, 2021, we closed a financing transaction with the Armistice Capital Master Fund Ltd. (the “Purchaser”). Under the terms of the financing, we received $2,500,000 from the Purchaser and in exchange issued the Purchaser an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant to purchase up to 406,504 shares of our common stock. The Debenture is convertible: (a) voluntarily by the Purchaser at any time into shares of our common stock at the lesser of (i) 100% of the closing price our common stock on the trading day immediate prior to the Closing Date under the Debenture, or (ii) 75% of the average VWAP of our common stock (representing a 25% discount) during the 5 trading day period immediately prior to the applicable conversion date (on an as adjusted basis giving effect to any splits, dividend and the like during such 5 Trading Day period) (the “Conversion Price”), or (b) automatically upon the occurrence of a Qualified Offering (as defined in the Debenture) into shares of our common stock at the lesser of: (i) the Conversion Price or (ii) 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture, and contains industry standard default and other provisions. The description of the Debenture set forth in this Registration Statement is qualified in its entirety by reference to the full text of that document, which is incorporated herein as Exhibit 10.17. The Warrant is exercisable at any time in the next five (5) years into shares of our common at an exercise price of $6.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $1.00 per share. The Warrant contains a cashless exercise provision but only in the event we fail to have an effective registration statement registering the shares underlying the Warrant at any time beginning six (6) months from the date of the Warrant. The description of the Warrant set forth in this Registration Statement is qualified in its entirety by reference to the full text of that document, which is incorporated herein as Exhibit 10.18. In connection with the financing transaction we entered into a Securities Purchase Agreement and Registration Rights Agreement with the Purchaser, both with standard industry terms. The descriptions of the Securities Purchase Agreement and Registration Rights Agreement set forth in this Registration Statement are qualified in their entirety by reference to the full text of those documents, which are incorporated herein as Exhibit 10.19 and Exhibit 10.20, respectively.

From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 8,334 shares of our common stock.  The holders of the Secured Debentures and the Warrants are the Selling Securityholders herein.  The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days.  Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture.  For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at Nine Dollars ($9.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding.  The repayment of the Secured Debentures is secured by our current patent and patent applications.  The Warrant attached to each Unit gives the investor the right to purchase 8,334 shares of our common stock.  The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of Nine Dollars ($9.00) per share.  In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.10 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.10 each. Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 334,167 shares of our common stock with the notes and warrants having the terms described above.

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In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months.  In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

In November 2020, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 30,000 restricted stock units.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

In connection with closing the transaction with IDTEC detailed herein, we issued a convertible promissory note totaling approximately $1,500,000 to IDTEC. The promissory note was convertible any time by the holder into shares of our common stock at a conversion price of $1.50 per share, subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share.  On November 17, 2020, IDTEC converted the total of $1,551,514 of principal and interest due under the promissory note into 1,034,343 shares of our common stock.

At the closing of the same transaction, we also issued Warrant to Purchase Common Stock to IDTEC, under which IDTEC can purchase up to 106,667 shares of our common stock at an exercise price of $1.50 per share.

On December 12, 2019, in connection with the closing of the first $1,000,000 investment into our Series A-1 Preferred Stock, we issued First Capital Ventures a three-year stock warrant to purchase 48,106 shares of our Common Stock at an exercise price of $3.117 per share.

On October 25, 2019, we granted Charles Bennington, one of our officers and directors at the time, an option to acquire 8,018 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.7902 and vests quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term. On December 10, 2021, Mr. Bennington exercised his stock option and acquired 8,018 shares of our common stock for $6,336.

On October 25, 2019, we granted Nick Noceti, our Chief Financial Officer at the time, an option to acquire 8,018 shares of the Company’s common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.7902 and vests quarterly over a two-year period commencing January 1, 2020. The stock option has a five-year term.

On October 25, 2019, we granted Gary Graham, one of our directors at the time, an option to acquire  8,018 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.7902 and vests quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term. On December 7, 2021, Mr. Graham exercised his stock option and acquired 8,018 shares of our common stock for $6,336.

On October 25, 2019, we entered into an Employment Agreement with Kevin Moore to serve as our Chief Executive Officer, a position he held until October 30, 2021, when he resigned and transitioned to an advisory role. Under the terms of the agreement, we granted an option to Kevin Moore under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock at an exercise price of $0.7902, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the employment agreement. A total of 254,783 options were vested as of December 31, 2021. None of the vested stock options have been exercised and no shares have been issued during the year ended December 31, 2021.

On October 25, 2019, we entered into an Employment Agreement with David Gandini to serve as our Chief Revenue Officer. Under the terms of the agreement, we granted David Gandini stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Agreement. David Gandini was also granted an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 13,364 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 vested on January 1, 2020. The stock options have a ten-year term. A total of 253,892 options were vested as of December 31, 2021. None of the vested stock options have been exercised and no shares have been issued during the year ended December 31, 2021.

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On October 25, 2019, we granted stock options to four non-affiliated individuals and entities to acquire an aggregate of 64,142 shares of our common stock. The stock options were issued under the 2019 Equity Incentive Plan at an exercise price of $0.7902 vesting quarterly over a two-year period commencing January 1, 2020. The stock options have either a two year or five-year term.

On October 27, 2019, we entered into a patent purchase agreement under which the Company granted stock options to a non-affiliated party to acquire 32,071 shares of our common stock at an exercise price of $3.117 and vested upon grant. The stock option has a five-year term. As of December 31, 2021, 15,302 of these stock options have been exercised and 16,768 remain unexercised.

Dividends

There have been no cash dividends declared on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Common stock dividends are not limited and are declared at the sole discretion of our Board of Directors.

Our Series A-1 Convertible Preferred Stock earns cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year. If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The Preferred shareholders will participate in any common stock dividends on an as converted basis. During the years ended December 31, 2020 and 2019, $107,880 and $0, respectively, in dividends were declared for holders of our 8% Series A-1 Convertible Preferred stock. The $107,880 in dividends were paid through the issuance of 14,390 shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

On October 24, 2019, our 2019 Equity Incentive Plan went effective. The plan was approved by our Board of Directors and the holders of a majority of our voting stock on September 9, 2019. The plan’s number of authorized shares was originally 1,282,823. On January 7, 2022, the holders of a majority of our voting stock approved an amendment to the Plan that increased the number of shares authorized under the Plan to 1,733,334.  As of December 31, 2021, there were stock options granted to acquire 1,036,589 shares of common stock at a weighted exercise price of $3.393 per share under the plan. As of December 31, 2021, the plan had 618,841 vested shares and 417,748 non-vested shares underlying the stock options. As of December 31, 2021, options to acquire 24,369 shares of our common stock had been exercised under the Plan the shares of common stock issued to the holder.  As of December 31, 2021, we had granted 150,253 restricted stock units under the Plan, with 133,586 unvested and 16,667 vested.  The stock options and restricted stock units are held by our officers, directors and certain key employees and consultants.

Preferred Stock

On August 8, 2019, we entered into an 8% Series A-1 Convertible Preferred Stock Investment Agreement with First Capital Ventures, LLC (“FCV”), and its assignee. We desired to raise between $1,000,000 and $2,000,000 from the sale of our 8% Series A-1 Convertible Preferred Stock and FCV intended to raise between $1,000,000 and $2,000,000 (net after offering expenses) in a special purchase vehicle (“SPV”) created by FCV to purchase the 8% Series A-1 Convertible Preferred Stock. We granted FCV and its assigns, the exclusive right to purchase the 8% Series A-1 Convertible Preferred Stock. We agreed to pay $26,196 in legal and other expenses of the SPV subsequent to the day in which we receive a minimum of $1,000,000 from the sale of 1,000,000 shares of the 8% Series A-1 Convertible Preferred Stock. We also agreed to cancel all shares of our issued and outstanding Series A Preferred Stock, immediately following the closing date. In accordance with the August 8, 2019, Investment Agreement with FCV, on December 9, 2019, our Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over our common stock, (c) conversion rights into shares of our common stock at $1 per share (not to be affected by any reverse stock split in connection with the IDTEC APA), (d) redemption rights such that we have the right, upon thirty (30) days written notice, at any time after one year from the date of issuance, to redeem the all or part of the Series A-1 Preferred Stock for 150% of the original issuance price, (e) no call rights by us, and (f) each share of Series A Convertible Preferred stock will vote on an “as converted” basis. On December 12, 2019, we entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC, a Delaware limited liability company and an entity controlled by Gary Graham, one of our Directors (“SOBR SAFE”), under which SOBR SAFE agreed to acquire One Million (1,000,000) shares of our Series A-1 Convertible Preferred Stock (the “Preferred Shares”), in exchange for One Million Dollars ($1,000,000) (the “Purchase Price”). We received the Purchase Price on December 12, 2019. In connection with the closing of the SPA, holders of our common stock representing approximately 52% of our then-outstanding common stock and voting rights signed irrevocable proxies to Gary Graham and/or Paul Spieker for the purpose of allowing Mr. Graham and/or Mr. Spieker to vote those shares on any matters necessary to close the transaction that was the subject of the certain Asset Purchase Agreement May 6, 2019, as amended.

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On May 7, 2020 and November 30, 2020, we entered into Amendment No. 1 and Amendment No. 2 to the Investment Agreement with FCV, which amended the following terms of the Investment Agreement and the rights and preferences of the Series A-1 Convertible Preferred Stock: (a) increase the authorized Series A-1 Convertible Preferred Stock to 2,700,000 shares, (b) changing the conversion terms of the Series A-1 Stock from automatically convertible immediately upon our common stock having a closing bid price equal or greater than $2.00 per share for three (3) consecutive days of trading to the earliest of either (i) SOBR LLC submitting a written Notice of Conversion to us, or (ii) seven (7) days after we are quoted on the OTCQB-tier of OTC Markets, and (c) permitting all holders of Series A-1 Convertible Preferred Stock on a Dividend Payment Date, regardless of when the Series A-1 Stock was acquired, to participate in full in any dividend payments.

Our Series A-1 Convertible Preferred Stock earned cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year (each a “Dividend Payment Date”). If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The Preferred shareholders will participate in any common stock dividends on an as converted basis. As of November 30, 2020, we had one holder of our Series A-1 Convertible Preferred Stock, SOBR Safe, LLC, and we owed $107,880 in accrued dividends to the holder of our Series A-1 Preferred Stock. On November 30, 2020, the holder of all our Series A-1 Convertible Preferred Stock converted the Series A-1 Convertible Preferred Stock into 900,000 shares of our common stock. Pursuant to the conversion, we issued the holder an additional 14,390 shares of our common stock as payment for all unpaid dividends.

We do not have any shares of Series A-1 Convertible Preferred Stock outstanding.

On November 20, 2015, our Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred stock. In each calendar year, the holders of the Series A Convertible Preferred stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any of our funds and assets legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred stock simultaneously. Dividends on the Series A Convertible Preferred stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred stock by reason of the fact that we shall fail to declare or pay dividends on the Series A Convertible Preferred stock, except for such rights or interest that may arise as a result of us paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred stock plus all declared but unpaid dividends on the Series A Convertible Preferred stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the company. Shares of the Series A Convertible Preferred stock are convertible at a 35% discount rate to the average closing price per share of our common stock (either as listed on a national exchange or as quoted over-the-market) for the last fifteen (15) trading days immediately prior to conversion. However, no conversions of the Series A Convertible Preferred stock to shares of common stock can occur unless the average closing price per share of our common stock (either as listed on a national exchange or as quoted over-the-market) for the last fifteen (15) trading days immediately prior to conversion is at least five cents ($0.05). The shares of Series A Convertible Preferred stock vote on an “as converted” basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of our common stock after giving effect to such conversion.

We do not have any shares of Series A Convertible Preferred stock outstanding.

As a condition of the 8% Series A-1 Convertible Preferred Stock agreement, the outstanding shares of our Series A Convertible Preferred stock were cancelled as of December 31, 2019.

Purchases of Equity Securities

During the year ended December 31, 2021, we did not purchase any of our equity securities.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2021:

•	on an actual basis; and

•

on a pro forma as adjusted basis, to give effect to the pro forma adjustments described above as well as the sale and issuance by us of 3,000,000 shares of the Units in this offering at the initial public offering price of $5.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, net of amounts recorded in accrued expenses and other current liabilities and other assets at September 30, 2021.

The information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at the pricing of this offering. You should read this information in conjunction with the sections titled “Use of Proceeds,” “Prospectus Summary─Summary Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2021
	Actual (unaudited)	Proceeds of Offering (unaudited)	Pro forma Adjusted(1)

CASH	$2,185,233	$13,350,000	$15,535,233

LONG TERM DEBT (including current portion)(2)	$1,014,448	-	1,014,448

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.00001 per share, 100,000,000 shares authorized, 8,660,401 and 11,660,401 shares issued and outstanding as of September 30, 2021 and shares issued and outstanding as adjusted.	260	30	290
Additional paid-in capital	56,330,450	13,349,970	69,680,420
Accumulated deficit	(54,167,685)	-	(54,167,685)
Total SOBR Safe, Inc. stockholders’ equity	2,163,025	-	15,513,025
Noncontrolling interest	(53,632)	-	(53,632)
Total stockholders’ equity	$2,109,393		$15,459,393
Total capitalization	$3,123,841		$16,473,841

_____________

(1)

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the pro forma as adjusted amount of each of our cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $2,700,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, commissions and non-accountable expense allowance, but not including the estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million shares in the number of shares offered by us at the assumed public offering price would increase or decrease, as applicable, each of our cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $4,500,000, assuming the shares of our common stock offered by this prospectus are sold at the assumed public offering price of $5.00 per share and after deducting the estimated underwriting discounts, commissions and non-accountable expense allowance, but not including the estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price, the number of shares we sell and other terms of this offering that will be determined at pricing.

(2)

Includes current convertible short-term debenture payable with detached free standing warrants that has a total principal balance of $3,048,781 net of unamortized debt discounts of $2,608,900, long-term secured convertible notes payable with detached free standing warrants that have a principal balance of $2,005,000 net of unamortized debt discounts of $1,546,426, and other current notes payable of $115,993.

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The preceding table does not include:

•	the exercise by the representatives of the underwriters of its option to purchase up to an additional 450,000 shares of common stock;

•	approximately 1,036,589 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $3.393 per share as of December 31, 2021;

•

an aggregate of approximately 858,176 shares of our common stock underlying an outstanding convertible debenture and warrant held by Armistice Capital Master Fund, Ltd., which shares were registered on a Form S-1 Registration Statement declared effective by the Securities and Exchange Commission on February 10, 2022; and

•	an aggregate of approximately 556,975 shares of our common stock underlying outstanding convertible notes and warrants held by our Selling Securityholders.

 DETERMINATION OF OFFERING PRICE

Although our Common Stock is currently quoted on the OTCQB-tier of OTC Markets, our stock is thinly traded and there is a limited public market for our Common Stock.  As a result, our management in connection negotiations with any underwriters in this offering, will be determining the offering price for this offering.  In addition to prevailing market conditions, the factors considered in determining the public offering price for this offering will include, but not be limited to:

•	the information included in this prospectus and otherwise available to us and any underwriters;

•	the valuation multiples of publicly traded companies that we and any underwriters believe to be comparable to us;

•	our financial information;

•	our prospects and the history and the prospects of the industry in which we compete;

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•	the present state of our development; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of Units in this public offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. The figures referenced in this  “Dilution” section reflect the Reverse Stock Split of the outstanding Common Stock of the Company at an assumed one-for-three (1:3) ratio to occur immediately following the effective date but prior to the closing of the offering.

As of September 30, 2021, our historical net tangible book value (deficit) was ($1,247,156), or ($0.14) per share of common stock. Our historical net tangible book value (deficit) represents our total tangible assets less total liabilities.

After giving further effect to our sale of 3,000,000 shares of our Common Stock in this offering at an assumed initial public offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $12,100,000, or $1.04 per share. This represents an immediate increase in pro forma net tangible book value of $1.18 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $3.96 per share to new investors purchasing shares of our common stock in this offering.

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The following table illustrates this dilution on a per share basis to new investors:

Proposed public offering price (per share)		$5.00
Net tangible book value per share (September 30, 2021)	$(0.14)
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$1.18
Pro forma net tangible book value per share after the offering		$1.04

Dilution to new investors		$3.96

Each $1.00 increase or decrease in the assumed initial offering price of $5.00  per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, our pro forma as adjusted net tangible book value by $2,700,000, or $0.23 per share, and the dilution per share of common stock to new investors in this offering by $0.77 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of 1.0 million shares in the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, would increase our pro forma as adjusted net tangible book value per share by $0.27 and decrease the dilution per share to new investors by $0.27, assuming no change in the assumed initial public offering price and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each decrease of 1.0 million shares in the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, would decrease our pro forma as adjusted net tangible book value per share by $0.33 and increase the dilution per share to new investors by $0.33, assuming no change in the assumed initial public offering price and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We are registering for sale to new investors up to 3,000,000 shares at $5.00 per share.  The following table sets forth on a pro forma basis at September 30, 2021, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $5.00 per share).

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Existing Shareholders	8,795,222	74.5%	$3,522,202	19%	$0.40

New Investors	3,000,000	25.5%	$15,000,000	81%	$5.00

Total	11,795,222	100%	$18,522,202	100%	$1.58

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PLAN OF DISTRIBUTION

Plan of Distribution for Selling Securityholders

We are not offering any of the Selling Securityholders’ securities. These shares held by the Selling Securityholders may be sold by the Selling Securityholders from time to time at prevailing market prices. We will not receive any of the proceeds from any sale by the Selling Securityholders. The Selling Securityholders may sell or distribute their shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Securityholders. If the Selling Securityholder enters into an agreement after the date of this prospectus to sell their shares to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement containing this prospectus identifying the broker-dealer and disclosing required information on the plan of distribution. Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Agency.

DESCRIPTION OF SECURITIES

General. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001, and 25,000,000 shares of preferred stock, par value $0.00001. As of December 31, 2021, there are 8,795,222 shares of our common stock issuable and outstanding, held by approximately 180 shareholders of record. There are no shares of our preferred stock outstanding as of the date of this filing.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash or stock dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends to our common stockholders do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Exclusive Forum Provision. In the event of litigation with an investor that participates in the Offering, the subscription agreement for the sale of the Units contains an exclusive forum provision that states any litigation much be filed exclusively in the state and federal courts sitting in Boulder County, Colorado. However, notwithstanding this provision, this choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our compliance with these laws, rules, and regulations cannot be waived by us or an investor. This exclusive forum provision would not apply to purchasers in secondary transactions.

Anti-Takeover Provisions

Amended Certificate of Incorporation and Amended and Restated Bylaws

Our amended certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended certificate of incorporation or amended and restated bylaws; or as to which the Delaware General Corporation Law of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation will also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a future court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. These provisions may also result in increased costs for investors seeking to bring a claim against us or any of our directors, officers or other employees.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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Limitations on Liability and Indemnification Matters

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent. The transfer agent for our common stock is Equiniti, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, phone: (651) 450-4120.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of our common stock offered hereby will be passed upon for us by The Law Offices of Craig V. Butler, Irvine, California. The principal of the Law Offices of Craig V. Butler, Mr. Craig V. Butler owns 25,056 shares of our common stock, stock options under our 2019 Equity Incentive Plan to acquire 26,440 shares of our common stock at an exercise price $0.7902 per share, and 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. ( “TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to the “Company,” “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split) ), which would be 88,699,219 shares and 2,666,667 shares after giving effect to the 1-for-3 reverse stock split contemplated herein. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share were rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the quotation of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

Our common stock is currently quoted on the “OTCQB” tier of OTC Markets under the ticker symbol “SOBR”. We have engaged Alexander Capital LP regarding conducting a firm underwritten offering of the Units in connection with an uplist to Nasdaq. We are planning to complete an uplist to Nasdaq within the next six months.

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 525, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

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Business Overview

General

We intend to provide companies with non-invasive technology to identify potential alcohol issues quickly and safely with its employees or contractors, that if left undetected could cause injury or death. These technologies will be integrated within our robust and scalable data platform, producing statistical and measurable user and business data. Our mission is to save lives, increase productivity, create significant economic benefit for our customers, and positively impact behavior. To that end, we developed the scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in commercial vehicle fleets, manufacturing and warehousing, construction, school buses, and for youth drivers in a wearable form. We believe that uniform daily use of our device could result in material insurance savings across Workers’ Comp, general liability and fleet policies.

We have successfully completed several pilot testing programs involving our SOBRcheck™ device, which is our first device that has our scalable, patent-pending SOBRSafe™ software platform for non-invasive alcohol detection and identity verification.  These pilot programs have provided validation of both our SOBRSafe™ software platform and our SOBRcheck™ device.  As a result, we have now progressed to commercial production of our first SOBRcheck™ devices which we began using for our initial customers.  At the end of 2021, we had several customers in the sales cycle, but our SOBRcheck™ devices were not delivered to them until January 2022.  As a result, we will not invoice these customers or receive any revenue from the customers until the first quarter of 2022. The timing of our commercial launch of our SOBRcheck™ device has been delayed several times in 2021 primarily as a result of our pursuit of adequate financing (since obtained), signing up pilot customers to test our device (which was more difficult over the summer due to travel schedules, etc. of some of our target customers), and some supply chain issues largely caused by the COVID-19 pandemic.   In addition, during the pilot testing of our SOBRcheck™ device we discovered that alcohol-based hand sanitizer caused false readings by the device.  In response to this discovery, we have made adjustments to the analytics in our SOBRSafe™ technology and added a required protocol of not utilizing alcohol-based sanitizers to our protocols for using the SOBRcheck™ device.

Our second device, a wearable wristband (SOBRsure™), utilizes the same SOBRsafe™ sensor technology, which proved out during the SOBRcheck™ pilot tests. The primary intended application for this band is for young individual drivers and commercial fleet management, with an additional potential application in managed care/alcohol rehabilitation. We plan for the wearable band to be commercially available in June 2022.

Manufacturing and assembly of our SOBRcheck™ device will take place in the United States. We currently utilize two companies for manufacturing of the SOBRcheck device. We utilize Alfred Manufacturing for the injection molding of the SOBRcheck device, and Nova Engineering for the assembly, packaging, and shipping of the device. We do not have agreements in place with these companies and we operate with them on a purchase order/payment basis. We supply a purchase order, which they fulfill, and then they send us an invoice.

Our SOBRsafe™ technology can also be deployed across numerous additional devices for various uses; among those we are currently exploring include possible integrations with existing telematics systems, and it could be licensed by non-competitive third parties. Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRcheck™ system and the wearable band (SOBRsure™).

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SOBRcheck™

SOBRcheck™ is our stationary identification and alcohol monitoring product. When installed, SOBRcheck™ enables a rapid, hygienic biometric finger scan to authenticate ID and determine the presence or absence of alcohol. The SOBRcheck™ product will provide the employer with real-time results, delivered securely, to more efficiently manage their existing substance abuse policy. Our device is meant to be a specific point in time, quick test for the presence of alcohol, with the results to be used as a complementary data source in support of the employer’s alcohol policies.  If alcohol is detected by the device, then our customers follow up in accordance with its own policies, which could include additional tests via a blood test or breathalyzer (we will not provide these devices).  We will gather generic information regarding Pass/Fail tests for use in determining trends in a company and/or industry, etc. but such information does not include any specific data about the individual user, only whether a pass or fail   result occurred.  We initiated a structured approach to gathering market intelligence in the first quarter of 2021, and launched direct sales in October 2021.

 Wearable Band

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The transdermal, alcohol-detecting wearable band contains our SOBRsafe™ technology for ongoing, real-time alcohol monitoring. We intend to make the band commercially available by June 2022.

Once commercialized, our SOBRcheck™ revenue model consists of two components: a one-time installation fee per device and a recurring monthly SaaS fee per user. Upon commercial launch of the wearable band SOBRsure™, we will employ a similar model: a one-time device purchase price and a monthly per user subscription fee.

We believe our device portfolio approach could yield a substantial repository of results based data. This non-user specific data can be leveraged for future product improvements and trending analysis. – a potentially monetizable asset for additional analytics. The opportunity to collect a substantial volume of data points over time could enable the development of business and insurance liability benchmarking, and through AI, powerful guidance for perpetual safety improvement (and associated cost savings capture). By demonstrating alcohol-free environments, employers could deliver a data-driven argument for lowering insurance premiums. We could potentially partner with insurance providers to mandate use of the SOBRsafe™ devices and/or technology.

In addition to focusing on the development, marketing and commercialization of the SOBRcheck™ and SOBRsure™, we are also constantly reviewing emerging and/or synergistic technologies and businesses for potential acquisitions and/or partnerships, primarily technologies that detect, or may detect, the presence of substances in the human body.

The Substance Abuse Problem

Our management believes the key to developing a successful product is to find a potential solution to a need not being adequately addressed with current technologies. When that need also involves a potential solution for a societal crisis – like the impact of substance abuse on the workplace and individual lives – then the motivation is even stronger, and the potential results that much more impactful.

Through criminal-justice related costs, lost work productivity and healthcare expenses, the annual cost of alcohol abuse in the U.S. is estimated to be $249 billion. Half of all industrial accidents involve alcohol, and commercial fleets suffer from over 11,000 alcohol-related accidents each year. We believe we have a solution that addresses this problem, and our technology is now available.

Competitive Advantages

Once commercialized, SOBRsafe™ will be the only preventative transdermal (touch-based) alcohol detection system in the U.S. market – we seek to eliminate the possibility of alcohol-related accidents before they occur, not simply punish the offender post-fact. Companies like SCRAM, BACTRACK, BI TAD, Soberlink, Smart Start, Intoxalock and others are primarily focused on the judicially-mandated market, i.e. breathalyzers for blood alcohol content (BAC) measurement, or court-ordered ankle monitors. Only SOBRsafe™ will provide the data needed to prevent an alcohol related occurrence, not simply react to its consequences.

Our SOBRcheck™ device is a patent-pending, touch-based identity verification and alcohol detection solution. A user places two fingers on the device’s sensors: one compares biometric data points from the finger to confirm identity, while the other senses alcohol released through the pores of the fingertip.

Marketing

We have developed a marketing plan that includes 1) outsourced multi-channel appointment setting, 2) direct sales, 3) popular and trade media public relations, 4) advocacy group alignment, 5) dynamic social media brand development and 5) continuous pursuit of cutting-edge detection technologies for future integration.

We have recently concluded pilot programs with a global employer, a major commercial insurer and Michigan’s largest food management company. The pilot programs were successful, and we have moved into the revenue generation phase.

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Research and Development

Our SOBRsafe™ system for non-invasive alcohol detection and identity verification has been completed and tested. Based on the results of testing, including in a live pilot program with Michigan’s largest food management company, we believe the system is ready for broad commercial use and our direct sales efforts are underway.

SOBRcheck™, the patent-pending, multiuser, touch-based alcohol detection platform with identity detection, evidenced outstanding performance in pilot testing and is now available for broad commercial installation.

SOBRcheck™, the patent-pending, multiuser, touch-based alcohol detection platform with identity detection, evidenced outstanding performance in human trials and is currently being tooled for manufacturing.

Intellectual Property

We currently have the following patent and patent applications related to our SOBRsafe™ system and related devices:

1)	U.S. Patent No. 9,296,298, titled “Alcohol detection system for vehicle driver testing with integral temperature compensation”, which expires in 2032.
2)	Provisional Patent Application No. 63,014,776, titled “Non-invasive Transdermal Alcohol Screening System”
3)	Provisional Patent Application No. 63,109,134, titled “Wearable Data Collection Device w/Non-Invasive Sensing”

We are applying for trademarks related to the SOBRsafe™ system, SOBRcheck™ and SOBRsure™. We have also applied for trademark registration for “SOBR” as standard characters with no specific formatting.

Government Regulation

At the present time, only the judicially mandated market is regulated. Devices sold into this market must be approved by state government agencies. Since we utilize a unique “Pass/Fail” methodology that simply alerts to the presence of alcohol (as opposed to measuring a discrete BAC) – information that may be used at the discretion of the employer (or counselor, parent, etc.) – we do not believe we will be subject to any government regulation.

Employees

As of January 31, 2022, there are a total of 9 full time employees, including Chairman/CEO/Secretary David Gandini, CFO Jerry Wenzel, EVP and Chief Revenue Officer Michael Watson, and EVP of Operations Scott Bennett.

Human Capital Resources

The remainder of our workforce is consultants due to the nature of our business. As it relates to our employees and the consultants that work with us:

Oversight and Management

Our executive officers are tasked with leading our organization in managing employment-related matters, including recruiting and hiring, onboarding and training, compensation planning and talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing team member programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board regarding our human capital measures and results that guide how we attract, retain and develop a workforce to enable our business strategies.

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Diversity, Equity and Inclusion

We believe that a diverse workforce is critical to our success, and we continue to monitor and improve the application of our hiring, retention, compensation and advancement processes for women and underrepresented populations across our workforce, including persons of color, veterans and LGBTQ+ to enhance our inclusive and diverse culture. We continue to invest in recruiting diverse talent.

Workplace Safety and Health

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. We focus on implementing change through workforce observation and feedback channels to recognize risk and continuously improve our processes.

Importantly during 2020, our focus on providing a positive work environment on workplace safety have enabled us to preserve business continuity without sacrificing our commitment to keeping our colleagues and workplace visitors safe during the COVID-19 pandemic. We took immediate action at the onset of the COVID-19 pandemic to enact rigorous safety protocols in our facilities by improving sanitation measures, implementing mandatory social distancing, use of facing coverings, reducing on-site workforce through staggered shifts and schedules, remote working where possible, and restricting visitor access to our locations. We believe these actions helped minimize the impact of COVID-19 on our workforce.

Corporate Information

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 525, Greenwood Village, Colorado 80111, telephone number (844) 762-7723.

DESCRIPTION OF PROPERTY

Our executive offices, consisting of approximately 2,500 square feet, are located at 6400 S. Fiddlers Green Circle, Suite 525, Greenwood Village, Colorado 80111.  We lease this space under a month-to-month lease for approximately $7,000 per month. We do not own our own manufacturing facility but plan to outsource with third party manufacturing companies for our manufacturing.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934.  Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

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ORGANIZATION WITHIN LAST FIVE YEARS

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and which became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split) ), which would be 88,699,219 shares and 2,666,667 shares after giving effect to the 1-for-3 reverse stock split contemplated herein. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split did not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share were rounded up to the nearest whole share.

LEGAL PROCEEDINGS

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of December 30, 2021. In the event we pay any money related to this lawsuit, IDTEC, LLC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

We had one outstanding judgment against us involving a past employee of the Company. The matter was under the purview of the State of California, Franchise Tax Board, Industrial Health and Safety Collections. We owed approximately $28,786 plus accrued interest of approximately $53,000 to our ex-employee for unpaid wages under these Orders. On March 8, 2021, we received an Acknowledgement of Satisfaction of Judgement-Full by the California Court notifying us that the judgement has been settled with a payment of approximately $85,000 including the accrued interest owed through settlement date and legal fees of approximately $3,000. IDTEC, LLC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock acquired through the exercise of a warrant held by IDTEC, LLC.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

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SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our Management’s Discussion and Analysis or Plan of Operation disclosure has not been adjusted for the planned 1-for-3 reverse stock split since the included financial statements have not been adjusted for the planned 1-for-3 reverse stock split.

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operations contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Annual Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We intend to create substance-free environments by integrating and commercializing critical substance detection technologies. These technologies will be integrated within our robust and scalable data platform producing statistical analytics. Our mission is to save lives, accelerate intervention, increase productivity, create significant economic benefit and positively impact behavior. To that end, we developed the scalable, patented SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in school buses, commercial vehicle fleets and facility access control, as well as addiction treatment and managed care.

Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRsure™ wearable band and the SOBRcheck™ system. SOBRsure™ is a transdermal, alcohol-detecting wearable band containing our SOBRSafe™ technology for ongoing, real-time alcohol monitoring. SOBRcheck™ is our centralized access control product. When installed in manufacturing facilities, warehouses and more, SOBRcheck™ enables a rapid, hygienic finger scan, with real-time results delivered securely to the employer for any necessary corrective action. The SOBRSafe™ technology can also be deployed across numerous additional devices for various uses. Currently, additional devices for our SOBRSafe™ alcohol detection technology we are exploring include possible integrations with existing law enforcement technologies to enhance public safety. In addition, we are proactively evaluating other emerging technologies for detecting substances in the human body.

Statistical analytics user data is another potential valuable asset. We believe our device portfolio approach could yield this highly valuable information asset. The opportunity to collect millions of data points over time could enable the development for perpetual safety improvement (and associated cost savings capture). And by demonstrating substance-free environments, employers could deliver a data-driven argument for lowering insurance premiums and we could potentially partner with insurance providers to mandate use of the SOBRSafe™ devices and/or technology.

In addition to focusing on the development, marketing and commercialization of the SOBRcheck™ and SOBRsure™ devices, we are also constantly reviewing synergistic technologies and businesses for potential partnerships, including licensing of the SOBRSafe™ technology.

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On June 5, 2020, we closed the transaction (the “Transaction”) that was the subject of that certain Asset Purchase Agreement dated May 6, 2019 (and Amendment No. 1 dated March 9, 2020, together the “APA”) with IDTEC, LLC (“IDTEC”), under which IDTEC agreed to provide personnel, experience, and access to funding to assist with the development of our SOBR device, as well as to sell to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 12,000,000 shares of our common stock after giving effect to the reverse stock split effected in connection with closing the transaction. The closing of the Transaction was subject to several conditions precedent, primarily: (i) we had to be current in our reporting requirements under the Securities Exchange Act of 1934, as amended, (ii) we had to complete a reverse stock split of our common stock such that approximately 8,000,000 shares were outstanding immediately prior to closing the transaction, (iii) we could only have outstanding convertible instruments as set forth in the APA, (iv) our authorized common stock had to be reduced to 100,000,000 shares, and (v) we could not have more than approximately $125,000 in current liabilities. Effective with the closing of the transaction all of the closing conditions had been met, modified or waived by IDTEC, and we issued the 12,000,000 shares to IDTEC in exchange for IDTEC providing access to personnel, experience, funding to assist with the development of our SOBR device, as well as the robotics assets. The description of the APA set forth in this Registration Statement is qualified in its entirety by reference to the full text of that document and the amendment, which are incorporated herein as Exhibits 10.1 and 10.12, respectively.

In advance of closing the Transaction, IDTEC and a few other affiliated parties (i) loaned funds directly to us, (ii) spent funds for the general costs related to the transaction, and/or (iii) spent funds to further develop and enhance the current SOBR product. As a result of closing the transaction, all the funds spent by IDTEC for any reason related to the transaction were turned into a convertible promissory note. These notes totaled approximately $1,500,000 at closing, carry a simple interest rate of 10% per annum, are due upon demand, and may be convertible into shares of our common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder. The promissory note is due on demand of the holder. The repayment of this promissory note is secured by a first priority security lien or security interest in our patents, trademarks, tradenames and other intellectual property described in Exhibit A of the promissory note. The convertible promissory notes we issued are in the form incorporated herein as Exhibit 10.13.

As noted above, in connection with the closing of the Transaction, both companies had certain closing conditions under the APA that had to be met. At closing, some of the closing conditions under the APA were either waived and/or modified by the parties. In order to document those modifications and waivers, we entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC. The description of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement set forth in this Registration Statement is qualified in its entirety by reference to the full text of that document, which is incorporated herein as Exhibit 10.14.

One of the closing conditions that was the subject of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement was the requirement that we have under $125,000 in permitted liabilities (not including aged liabilities) after closing of the Transaction. At closing we had approximately $158,000 in non-permitted liabilities under the APA. As a result, we issued a Warrant to Purchase Common Stock to IDTEC (the “Warrant”), under which IDTEC will purchase up to 106,667 shares of our common stock (post-split) at an exercise price of $0.50 per share, if either (i) we are forced to pay a non-permitted liability, then we may force IDTEC to exercise the Warrant and pay the exercise price to pay the non-permitted liability, but only in an amount sufficient to pay the non-permitted liability (which are listed on Exhibit A of the Warrant), or (ii) if IDTEC otherwise elects to exercise the Warrant and acquire some or all of the shares underlying the Warrant. The Warrant expires five years after the date of issuance. The description of the Warrant set forth in this Registration Statement is qualified in its entirety by reference to the full text of that document, which is incorporated herein as Exhibit 10.15.

We expect to deploy the funding we received in the interim financing ($2.5M) to develop the business for a national rollout of our devices. We expect the funds to be deployed to bolster and expedite product development (SOBRcheck, SOBRsure and a licensable technology extension), deploy sales and marketing initiatives to develop the SOBR brand and grow the business and expand the employee base in correlation with customer and technology acquisition.  We believe the $2.5M we received in the interim financing will be sufficient to fund our operations for approximately six (6) months.  We will need additional financing to fund our operations after approximately six (6) months.

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Additional capital may be required under the following circumstances, 1) accelerated customer acquisition increasing capital outlay, 2) advanced purchasing of materials due to COVID backlog, 3) acquisition of new technology, 4) potential acquisition of a key asset, and 5) global expansion.

Corporate Overview

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. ( “TBT”), a California corporation, from TBT’s directors in exchange for 124,439 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 109,979 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to the “Company,” “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split) ), which would be 88,699,219 shares and 2,666,667 shares after giving effect to the 1-for-3 reverse stock split contemplated herein.. No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split will not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share is rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the quotation of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

Our corporate offices are located at 6400 S. Fiddlers Green Circle, Suite 525, Greenwood Village, CO 80111, telephone number (844) 762-7723.

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The following discussion:

o	summarizes our plan of operation; and
o	analyzes our financial condition and the results of our operations for the three and nine months ended September 30, 2021 and year ended December 31, 2020.

Results of Operations for Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020

Summary of Results of Operations

	Three Months Ended September 30,
	2021	2020
Revenue	$-	$-

Operating expenses:

General and administrative	316,329	191,589
Stock-based compensation expense	147,163	-
Management salaries and consulting fees	632,964	352,266
Research and development	566,655	152,123
Asset impairment adjustment	-	-
Total operating expenses	1,663,111	695,978

Operating loss	(1,663,111)	(695,978)

Other income (expense):
Loss on extinguishment of debt, net	-	-
Gain on fair value adjustment – derivatives	-	-
Interest expense	(227,475)	(41,622)
Amortization of interest – conversion features	(130,830)	-
Total other expense, net	(358,305)	(41,622)

Net loss	$(2,021,416)	$(737,600)

Operating Loss; Net Loss

Our net loss increased by $1,283,816 from $737,600 to $2,021,416, from the three-month period ended September 30, 2020 compared to the three-month period ended September 30, 2021. Our operating loss increased by $967,133, from $695,978 to $1,663,111 for the same periods. The change in our net loss and operating loss for the three months ended September 30, 2021, compared to the prior year period, is primarily a result of increases in our general and administrative expense, stock-based compensation expense, and research and development expense. The changes are detailed below.

Revenue

We have not had any revenues since our inception. Since September 2011, we have been involved in the development of our patented SOBR® Safe™ system, including, but not limited to, the developing, testing and marketing of SOBR®check™, our unique alcohol sensor technology. Although we have not had any sales to date, we are planning to be ready to commercialize the SOBR®check™ device in the fourth quarter of 2021 or first quarter of 2022.

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General and Administrative Expenses

General and administrative expenses increased by $124,740, from $191,589 for the three month period ended September 30, 2020 to $316,329 for the three month period ended September 30, 2021, primarily due to increases in facilities rents, marketing and promotion, accounting and other professional fees.

Stock-Based Compensation Expense

We had stock-based compensation expense of $147,163 for the three months ended September 30, 2021, compared to $0 for the three months ended September 30, 2020. The stock-based compensation expense in 2021 was related to the issuance of our common stock as compensation to certain consultants and employees.

Management Salaries and Consulting Fees

Management salaries and consulting fees increased by $280,698, to $632,964 for the three months ended September 30, 2021, compared to $352,266 for the three months ended September 30, 2020. The management salaries and consulting fees in both years were related to salaries, fees and incentive-based stock options to our management and consultants.

Research and Development

Research and development increased by $403,532, to $555,655 for the three months ended September 30, 2021, compared to $152,123 for the three months ended September 30, 2020. The increase in research and development was due to the ramp up of expenses to develop our SOBR® Safe™ system, including, but not limited to, the developing and testing of SOBRcheck™, our unique alcohol sensor technology, as we prepare to commercialize the device in the near future.

Interest Expense

Interest expense increased by $185,853, from $41,622 for the three-month period ended September 30, 2020 to $227,475 for the three-month period ended September 30, 2021. For both periods these amounts are largely due to the interest on outstanding debt. The increase between the two periods is largely related to the fact that we had significantly more outstanding debt during the three months ended September 30, 2021 compared to the same period in 2020.

Amortization of Interest – Conversion Features

During the three months ended September 30, 2021, we had amortization of interest – conversion features expense of $130,830 compared to $0 during the three months ended September 30, 2020. The expenses for the period in 2021 was related to the amortized discount on convertible notes payable.

Results of Operations for Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020

Summary of Results of Operations

	Nine Months Ended September 30,
	2021	2020
Revenue	$-	$-

Operating expenses:

General and administrative	875,378	400,127
Stock-based compensation expense	334,228	41,302
Management salaries and consulting fees	1,682,557	1,103,828
Research and development	1,052,650	309,403
Asset impairment adjustment	-	25,320,555
Total operating expenses	3,944,813	27,175,215

Operating loss	(3,944,813)	(27,175,215)

Other income (expense):
Loss on extinguishment of debt, net	-	(269,144)
Gain on fair value adjustment – derivatives	-	60,650
Interest expense	(399,381)	(107,253)
Amortization of interest – conversion features	(222,373)	(1,407,675)
Total other expense, net	(621,754)	(1,723,422)

Net loss	$(4,566,567)	$(28,898,637)

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The asset impairment adjustment classified as an operating expense herein was previously reported as other expense, net. As a result, the operating loss previously reported for the nine-month period ended September 30, 2020 was understated by $25,320,555 and total other expenses, net was overstated by the same amount. The error had no effect on the net loss for the nine-month period ended September 30, 2020.

Operating Loss; Net Loss

Our net loss decreased by $24,332,070 from $28,898,637 to $4,566,567, from the nine-month period ended September 30, 2020 compared to the nine-month period ended September 30, 2021. Our operating loss decreased by $23,230,402, from $27,175,215 to $3,944,813 for the same periods. The change in our net loss and operating loss for the nine months ended September 30, 2021, compared to the prior year period, is primarily a result of an asset impairment expense related to the assets we acquired from IDTEC during the nine months ended September 30, 2020, partially offset by increases in general and administrative expenses, stock-based compensation expense, management salaries and consulting fees, and research in development, all of which are primarily related to our increased operations during the nine months ended September 30, 2021 compared to September 30, 2020. The changes are detailed below.

Revenue

We have not had any revenues since our inception. Since September 2011, we have been involved in the development of our patented SOBR® Safe™ system, including, but not limited to, the developing, testing and marketing of SOBR®check™, our unique alcohol sensor technology. Although we have not had any sales to date, we are planning to be ready to commercialize the SOBR®check™ device in the fourth quarter of 2021 or first quarter of 2022.

General and Administrative Expenses

General and administrative expenses increased by $475,251, from $400,127 for the nine-month period ended September 30, 2020 to $875,378 for the nine-month period ended September 30, 2021, primarily due to increases in facilities rents, marketing and promotion, accounting and other professional fees.

Stock-Based Compensation Expense

We had stock-based compensation expense of $334,228 for the nine months ended September 30, 2021, compared to $41,302 for the nine months ended September 30, 2020. The stock-based compensation expense for both periods was related to the issuance of our common stock as compensation to certain consultants and employees.

Management Salaries and Consulting Fees

Management salaries and consulting fees increased by $578,729, to $1,682,557 for the nine months ended September 30, 2021, compared to $1,103,828 for the nine months ended September 30, 2020. The management salaries and consulting fees in both years were related to salaries, fees, and incentive-based stock options to our management and consultants.

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Research and Development

Research and development increased by $743,247, to $1,052,650 for the nine months ended September 30, 2021, compared to $309,403 for the nine months ended September 30, 2020. The increase in research and development was due to the ramp up of expenses to develop our SOBR® Safe™ system, including, but not limited to, the developing and testing of SOBRcheck™, our unique alcohol sensor technology, as we prepare to commercialize the device in the near future.

Asset Impairment Adjustment

We had an asset impairment adjustment of $25,320,555 in the nine months ended September 30, 2020. We did not have an asset impairment adjustment in the nine months ended September 30, 2021. The asset impairment adjustment in 2020 was related to the value of the stock we issued to IDTEC that was attributed to the robotic assets we acquired from IDTEC versus the value of the assets. When we negotiated the transaction with IDTEC in early-to-mid-2019, the agreed to issue IDTEC 12,000,000 shares of our common stock (post-split) in exchange for the consideration they were transferring to us at the close of the transaction. At the time we negotiated the transaction and signed the Asset Purchase Agreement, our common stock was trading at a lower price than what it was trading at when we closed the transaction and issued the shares. As a result, during the nine months ended September 30, 2020, we impaired the value of the robotic assets we received in the transaction.

Loss on Extinguishment of Debt, Net

Loss on extinguishment of debt, net was $0 for the nine months ended September 30, 2021, compared to $269,144 for the nine months ended September 30, 2020. This decrease was due to us converting several notes payable into shares of our common stock during the nine months ended September 30, 2020, but none during the nine months ended September 30, 2021.

Gain on Fair Value Adjustment – Derivatives

Gain on fair value adjustment – derivatives was $0 for the nine months ended September 30, 2021, compared to $60,650 for the nine months ended September 30, 2020. For the period in 2020 the amount is related to us having an outstanding financial instrument that contained an embedded derivative liability. The gain related to the instrument is tied to the price of our common stock.

Interest Expense

Interest expense increased by $292,128, from $107,253 for the nine-month period ended September 30, 2020 to $399,381 for the nine-month period ended September 30, 2021. For both periods these amounts are largely due to the interest on outstanding debt. The increase between the two periods is largely related to the fact that we had significantly more outstanding debt during the nine months ended September 30, 2021 compared to the same period in 2020.

Amortization of Interest – Conversion Features

During the nine months ended September 30, 2021, we had amortization of interest – conversion features expense of $222,373 compared to $1,407,675 during the nine months ended September 30, 2020. The expenses for both periods were related to the amortized discount on convertible notes payable.

Liquidity and Capital Resources for Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020

Introduction

During the nine months ended September 30, 2021 and 2020, because of our operating losses, we did not generate positive operating cash flows. Our cash on hand as of September 30, 2021 is $2,185,233 and our monthly operating cash flow burn rate is approximately $200,000. As a result, we do not have short term cash needs, but need to raise additional funds to finance our long term business plans. Our cash needs are being satisfied through proceeds from the sales of our securities and loans from both related parties and third parties. We currently do not believe we will be able to satisfy our cash needs from our revenues for some time, and there is no guarantee we will be successful in the future satisfying these needs through the proceeds generated from the sales of our securities.

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Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2021 and as of December 31, 2020, respectively, are as follows:

	September 30, 2021	December 31, 2020	Change

Cash	$2,185,233	$232,842	$1,952,391
Total Current Assets	$2,210,132	$348,072	$1,862,060
Total Assets	$5,566,681	$3,986,573	$1,580,108
Total Current Liabilities	$2,998,714	$922,089	$2,076,625
Total Liabilities	$3,457,289	$947,089	$2,510,200

Our current assets and total assets increased as of September 30, 2021, as compared to December 31, 2020, primarily due to us having more cash on hand at September 30, 2021, as a result of debt issued during the nine months ended September 30, 2021.

Our current liabilities increased as of September 30, 2021, as compared to December 31, 2020. This increase was primarily due to increases in accounts payable, accrued interest payable, derivative liability and convertible debenture payable, partially offset by decreases in accrued expenses, and common stock subscriptions payable.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $2,277,609 for the nine-month period ended September 30, 2021, as compared to net cash used for operating activities of $1,443,783 for the nine-month period ended September 30, 2020. For the period in 2021, the net cash used in operating activities consisted primarily of our net loss of $4,566,567, offset by depreciation and amortization of $289,098, amortization of interest – conversion features of $222,373, amortization of interest of $275,052, stock options expense of $399,259, and stock-based compensation expense of $334,228, and changes in our assets and liabilities of prepaid expenses of $(19,361), other assets of ($7,146), accounts payable of $604,834, accrued expenses of ($6,961), accrued interest payable of $58,733, related party payables of $780, and common stock subscriptions payable of $138,069. For the period in 2020, the net cash used in operating activities consisted primarily of our net loss of $28,898,637 and change in fair value of derivative liability of $60,650, offset by a loss on debt extinguishment, net of $269,144, depreciation and amortization of $133,571, amortization of interest – beneficial conversion feature of $1,407,675, stock warrants expense of $8,856, stock options expense of $343,549, stock-based compensation expense of $41,302, and asset impairment adjustment of $25,320,555, and changes in our assets and liabilities of prepaid expenses of $994, other assets of ($8,680), accounts payable of $140,906, accrued expenses of ($83,495), accrued interest payable of ($6,697), and related party payables of ($51,976).

Investments

We had no cash provided by or used for investing activities during the nine-month period ended September 30, 2021 or September 30, 2020.

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Financing

Our net cash provided by financing activities for the nine-month period ended September 30, 2021 was $4,230,000, compared to $1,741,665 for the nine-month period ended September 30, 2020. For the nine-month period ended September 30, 2021, our net cash from financing activities consisted of proceeds from notes payable – non-related parties of $1,005,000, proceeds from notes payable – related parties of $1,030,000, repayments of notes payable-related parties of ($30,000), proceeds from convertible debenture payable of $2,500,000 and debt issuance costs of ($275,000). For the nine-month period ended September 30, 2020, our net cash from financing activities consisted of proceeds from offering of preferred stock – related parties of $1,700,000, and proceeds from notes payable – non-related parties of $41,665.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this filing. Management is actively monitoring the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it could have an adverse effect on our results of future operations, financial position, and liquidity in year 2021.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as of September 30, 2021 and December 31, 2020.

Results of Operations for the Years Ended December 31, 2020 and 2019

Summary of Results of Operations

	Year Ended December 31,
	2020	2019
	(as restated)
Revenue	$-	$-

Operating expenses:

General and administrative	632,426	232,178
Stock-based compensation expense	273,443	44,082
Management salaries and consulting fees	1,370,681	498,246
Research and development	633,050	12,787
Loss on disposal of property and equipment	39,434	-
Asset impairment adjustment	25,320,555	-
Total operating expenses	28,269,589	787,293

Operating loss	(28,269,589)	(787,293)

Other income (expense):
Loss on debt extinguishment, net	(224,166)	-
Gain on fair value adjustment – derivatives	60,650	4,150
Interest expense	(141,512)	(457,505)
Amortization of interest – beneficial conversion feature	(1,407,675)	(11,509)
Total other (expense), net	(1,712,703)	(464,864)

Net loss	$(29,982,292)	$(1,252,157)

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The asset impairment adjustment classified as an operating expense herein was previously reported as other expense, net. As a result, the operating loss previously reported for the year ended December 31, 2020 was understated by $25,320,555 and total other expenses, net was overstated by the same amount. The error had no effect on the net loss for the year ended December 31, 2020.

Operating Loss; Net Loss

Our net loss increased by $28,730,135 from $1,252,157 to $29,982,292, from year ended December 31, 2019 compared to the year ended December 31, 2020. Our operating loss increased by $27,482,296, from $787,293 to $28,269,589 for the same periods. The change in our net loss for the year ended December 31, 2020, compared to the prior year period, is primarily a result of an asset impairment expense related to the assets we acquired from IDTEC during the year ended December 31, 2020, as well as us having increases in stock-based compensation expense, management salaries and consulting fees, research in development, loss on extinguishment of debt, loss on disposal of equipment, interest expense, and amortization of interest – beneficial conversion feature, all of which are primarily related to our increased operations and management team in connection with the closing of the transaction with IDTEC; offset by gains on fair value adjustment – derivatives, share issuances, and extinguishment/forgiveness of debt. The changes are detailed below.

Revenue

We have not had any revenues since our inception. Since September 2011, we have been involved in the development of our patented SOBR® Safe™ system, including, but not limited to, the developing, testing and marketing of SOBR®check™, our unique alcohol sensor technology. Although we have not had any sales to date, we are planning to be ready to commercialize the SOBR®check™ device in the third quarter of 2021.

General and Administrative Expenses

General and administrative expenses increased by $400,248, from $232,178 for the year ended December 31, 2019 to $632,426 for the year ended December 31, 2020, primarily due to increases in legal, accounting and other professional fees.

Stock-Based Compensation Expense

We had stock-based compensation expense increased by $229,361, to $273,443 for the year ended December 31, 2020, compared to $44,082 for the year ended December 31, 2019. The stock-based compensation expense for both years was related to the issuance of our common stock as compensation to certain consultants and employees.

Management Salaries and Consulting Fees

Management salaries and consulting fees increased by $872,435, to $1,370,681 for the year ended December 31, 2020, compared to $498,246. The management salaries and consulting fees in both years were related to salaries and fees paid to our management and consultants, which includes our new management team we hired in connection with the transaction with IDTEC.

Research and Development

Research and development was $633,050 for the year ended December 31, 2020, compared to $12,787 for the year ended December 31, 2019. The research and development in both years was related to expenses to developing our SOBR® Safe™ system, including, but not limited to, the developing and testing of SOBRcheck™, our unique alcohol sensor technology.

Loss on Debt Extinguishment

Loss on extinguishment of debt, net was $224,166 for the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019. This increase was due to us converting several notes payable with conversion prices less than the fair market price on the conversion date during the year ended December 31, 2020, but none during the year ended December 31, 2019.

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Loss on Disposal of Property and Equipment

Loss on disposal of property and equipment was $39,434 for the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019. This loss on disposal of property and equipment during the year ended December 31, 2020 was related to equipment acquired in the IDTEC transaction.

Gain on Fair Value Adjustment – Derivatives

Gain on fair value adjustment – derivatives was $60,650 for the year ended December 31, 2020, compared to $4,150 for the year ended December 31, 2019. For both periods the amounts are related to us having an outstanding financial instrument that contained an embedded derivative liability. The gain related to the instrument being tied to the price of our common stock.

Interest Expense

Interest expense decreased by $315,993, from $457,505 for the year ended December 31, 2019 to $141,512 for the year ended December 31, 2020. For both periods these amounts are largely due to the interest on outstanding debt. The decrease between the two periods is largely related to the fact that during 2020 we converted many of the instruments that we were paying interest on in 2019.

Amortization of Interest – Beneficial Conversion Feature

During the year ended December 31, 2020, we had amortization of interest – beneficial conversion feature expense of $1,407,675 compared to $11,509 during the year ended December 31, 2019. The expense in 2020 was related to a convertible note payable of $1,485,189 and was accounted for as amortization of interest - beneficial conversion feature. The expense in 2019 was related to the amortized discount on convertible non-related party notes payable.

Asset Impairment Adjustment

We had an asset impairment adjustment of $25,320,555 in the year ended December 31, 2020. We did not have an asset impairment adjustment in the year ended December 31, 2019. The asset impairment adjustment in 2020 was related to the value of the stock we issued to IDTEC that was attributed to the robotic assets we acquired from IDTEC versus the value of the assets. When we negotiated the transaction with IDTEC in early-to-mid-2019, we agreed to issue IDTEC 12,000,000 shares of our common stock (post-split) in exchange for the consideration they were transferring to us at the close of the transaction. At the time we negotiated the transaction and signed the Asset Purchase Agreement, our common stock was trading at a lower price than what it was trading at when we closed the transaction and issued the shares. As a result, during the year ended December 31, 2020, we impaired the value of the robotic assets we received in the transaction.

Liquidity and Capital Resources

Introduction

During the years ended December 31, 2020 and 2019, because of our operating losses, we did not generate positive operating cash flows. Our cash on hand as of December 31, 2020 was $232,842 and our monthly cash flow burn rate is approximately $100,000. We are currently satisfying our cash needs from proceeds from the sales of our securities. We currently do not believe we will be able to satisfy our cash needs from our revenues for some time and there is no guarantee we will be successful in the future satisfying these needs through the proceeds from the sales of our securities.

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Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2020 and 2019, respectively, are as follows:

	December 31, 2020	December 31, 2019	Change

Cash	$232,842	$681,759	$(448,917)
Total Current Assets	348,072	690,813	(342,741)
Total Assets	3,986,573	690,813	3,295,760
Total Current Liabilities	922,089	4,283,934	(3,361,845)
Total Liabilities	$947,089	$4,283,934	$(3,336,845)

Our current assets decreased by $342,741 as of December 31, 2020 as compared to December 31, 2019, due to us having less cash on hand, partially offset by an increase in prepaid expenses. Our total assets increased by $3,295,760 as of December 31, 2020 as compared to December 31, 2019, due to value of our SOBRSafe Technology and associated intellectual property as of December 31, 2020.

Our current liabilities decreased by $3,361,845 and our total liabilities decreased by $3,336,845 as of December 31, 2020 as compared to December 31, 2019. This decrease was primarily due to a significant decreases in our accounts payable, accrued expenses, accrued interest payable, derivative liabilities, notes payable – current – related party, related party payables, and our preferred stock subscription payable. The significant decreases in our related party payables and accrued interest payable in 2020 was largely due to the conversion of a portion of those payables into shares of our common stock. The decrease in our preferred stock subscriptions payable is due to the Company issuing the Series A-1 Convertible Preferred Stock in 2020 for the $1,000,000 of cash from the offering that was received in 2019 and recorded as a subscription payable at December 31, 2019.

Cash Requirements

We had cash available as of December 31, 2020 of $232,842 and $681,759 on December 31, 2019. Based on our operating cash flow estimates, cash on hand and current monthly burn rate of approximately $100,000, we believe we have sufficient cash on hand for three months of operations, and we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund future operations.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this Annual Report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it will have an adverse effect on our results of future operations, financial position, and liquidity in year 2021.

Sources and Uses of Cash

Operations

We had net cash used for operating activities of $2,191,533 for the year ended December 31, 2020, as compared to net cash used for operating activities of $543,956 for the year ended December 31, 2019. For the period in 2020, the net cash used in operating activities consisted primarily of our net loss of $29,982,292 and change in fair value of derivative liability of $60,650, offset by a loss on debt extinguishment, net of $224,166, loss on disposal of property and equipment of $39,434, depreciation and amortization of $232,194, amortization of interest – beneficial conversion feature of $1,407,675, stock warrants expense of $219,670, stock options expense of $239,478, stock-based compensation expense of $54,283, and asset impairment adjustment of $25,320,555, and changes in our assets and liabilities of prepaid expenses of $3,515, other assets of ($8,680), accounts payable of $113,158, accrued expenses of ($4,666), accrued interest payable of $26,677, and related party payables of ($24,706). In 2019, the net cash used for operating activities consisted primarily of our net loss of $1,252,157, and change in fair value of derivative liability of ($4,150), interest expense – debt discount of $64,800, stock warrants expense of $159,961, stocks options expense of $95,567, amortization – debt discount of $5,920, amortization of interest – beneficial conversion feature of $5,589, stock based-compensation expense of $44,082 in addition to changes in assets and liabilities of accounts payable of $22,166, accrued expenses of ($1,165), stock subscriptions payable of $78,353, accrued interest payable of $160,772, related party payables of $72,369, and prepaid expenses of $3,937.

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Investments

We had proceeds from disposal of property and equipment of $951 during the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019.

Financing

Our net cash provided by financing activities for the year ended December 31, 2020 was $1,741,665, compared to $1,225,626 for the year ended December 31, 2019. For 2020, our financing activities related to proceeds from offering of preferred stock – related parties of $1,700,000, and proceeds from notes payable – non-related parties of $41,665. For 2019, our financing activities related to proceeds from offering of preferred stock – related parties of $1,000,000, proceeds from issuances of common stock – non-related parties of $39,000, and proceeds from notes payable – related parties of $186,626.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. The preparation of our audited consolidated financial statements and related disclosures require our management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements, and the reported amounts of revenues and expenses during the reported period. We base such estimates on historical experience, known trends and events and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

While our significant accounting policies are described in more detail in the notes to our audited consolidated financial statements appearing elsewhere in this annual report on Form 10-K, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, such estimates were made by the Company for the valuation of derivative liability, stock compensation and beneficial conversion feature expenses. Actual results could differ from those estimates.

Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation, or FDIC, insurance limits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. While the Company monitors cash balances in our operating accounts on a regular basis and adjust the balances as appropriate, these balances could be impacted if the underlying financial institutions fail. To date, the Company has experienced no loss or lack of access to our cash; however, the Company can provide no assurances that access to our cash will not be impacted by adverse conditions in the financial markets. At December 31, 2020 and December 31, 2019, the Company had $0 and $431,759 in excess of the FDIC insured limit, respectively.

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Financial Instruments

Pursuant to ASC Topic 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable, notes payable, related party payables, convertible debentures, and other payables. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an embedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in fair value are recorded in the consolidated statement of operations under other income (expense).

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations.

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Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718 Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The fair value of each option award is estimated on the date of grant using the Black-Scholes options-pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its options. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

New Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company's financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the effects, if any, of the adoption of ASU 2020-06 guidance on the Company's financial position, results of operations and cash flows.

In October 2020, the FASB issued ASU No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables-Nonrefundable Fees and Other Costs, amendments the guidance in ASU No. 2017-08, (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities, which addresses multiple call dates of a callable debt security. This amendment is effective for public business entities, for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early application is not permitted. The Company is evaluating the effects, if any, of the adoption of ASU 2020-08 guidance on the Company's financial position, results of operations and cash flows.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as of December 31, 2020 and 2019.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares may be considered penny stock covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (including spouse's net worth and may include the fair market value of home furnishings and automobiles, but excluding from the calculation the value any primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)) or annual income exceeding $200,000 or $300,000 jointly with their spouses.

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Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination and that it is unlawful to effect the transaction without written authorization for the transaction from the customer.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act, as amended, as a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer (our Principal Financial Officer), and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and any disposition of our assets;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management assesses the effectiveness of our internal control over financial reporting on a quarterly basis, with the most recent assessment being conducted as of December 31, 2021. In making these assessments, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, Management has identified the following three material weaknesses that have caused management to conclude that, as of December 31, 2021, our disclosure controls and procedures, and our internal control over financial reporting, were not effective at the reasonable assurance level:

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1. We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. While we have a dedicated Chief Financial Officer and separate Chief Executive Officer, and have recently appointed a member to our Board of Directors with significant accounting experience, we realize there is an inherent weakness with only 1-2 individuals being responsible for our accounting and the preparation of our financial statements. To the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by several individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2. We have not documented our internal controls. We have limited policies and procedures that cover the recording and reporting of financial transactions and accounting provisions. As a result, we may be delayed in our ability to calculate certain accounting provisions. While we believe these provisions are accounted for correctly in the attached audited financial statements, our lack of internal controls could lead to a delay in our reporting obligations. We are required to provide written documentation of key internal controls over financial reporting. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

3. Effective controls over the control environment were not maintained. Specifically, a formally adopted written code of business conduct and ethics that governs our employees, officers, and directors was not in place. Additionally, management has not developed and effectively communicated to our employees its accounting policies and procedures. This has resulted in inconsistent practices. Further, our Board of Directors only recently appointed a director that qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Until these issues are rectified our management believes these deficiencies have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented. Accordingly, we believe that the consolidated financial statements included in this Registration Statement fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

(c) Remediation of Material Weaknesses

In order to remediate the material weakness in our documentation, evaluation and testing of internal controls, we hired a new Chief Financial Officer in January 2022 and appointed a member to our Board of Directors with significant accounting experience in December 2021, however we need to hire additional qualified and experienced personnel to assist us in remedying these material weaknesses, especially with our accounting and the preparation of our financial statements. To that end, if we are successful in raising additional financing, we plan to hire at least 1-2 additional individuals whose primary job responsibilities will be performing our accounting functions and preparing our financial statements, as well as performing other accounting-related functions, such as oversight.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 1, 2021, the audit practice of Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall”), an independent registered public accounting firm, was combined with Macias Gini & O’Connell (“MGO”) in a transaction pursuant to which Hall combined its operations with MGO, and certain members of Hall joined MGO either as employees or partners of MGO. On February 19, 2021, Hall informed us that as a result of the merger with MGO, Hall was resigning as our independent auditors.  On February 23, 2021, our Board of Directors approved the engagement of MGO as our independent registered public accounting firm.

Prior to engaging MGO, we did not consult with MGO regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinions that might be rendered by MGO on our financial statements, and MGO did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Report of Independent Registered Public Accounting Firm of Hall regarding our financial statements for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report did include an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2019 and 2018 and during the interim period from the end of the most recently completed year through (date of resignation), the date of resignation, there were no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hall, would have caused Hall to make reference to such disagreement in its report.

On February 25, 2021, Hall provided us with a letter stating that it agreed with the above disclosure at it related to Hall.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices.  We do not engage in financial transactions for trading or speculative purposes.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our directors, director nominees, and executive officers as of January 31, 2022, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)
Kevin Moore	60	Director

David Gandini	63	Chief Executive Officer Secretary, Chairman of the Board, and Director

Jerry Wenzel	67	Chief Financial Officer

Ford Fay	60	Independent Director

J. Steven Beabout	67	Independent Director (Chairperson of Compensation Committee)

James Bardy	68	Independent Director

Sandy Shoemaker	53	Independent Director (Chairperson of Audit Committee)

Scott Bennett	61	Executive Vice President of Business Operations

Michael Watson	59	Executive Vice President of Sales and Marketing and Revenue Officer

Kevin Moore has served on our Board of Directors since November 2019 and served as our Chief Executive Officer from October 2019 to October 2021. Prior to his appointment as our Chief Executive Officer, Mr. Moore has been a private investor. From 2017 to 2019, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. From 2014 to 2017, Mr. Moore was the Managing Member of Vans Equipment Denver LLC, Managing Member of Vans Equipment South LLC, Managing Member of Vans Silver Peaks LLC, and President of Moore Holdings, Inc. The Vans equipment companies are heavy equipment sale and rental companies, which initially started as a "greenfield" project during the Great Recession and grew to a very successful multi-location business serving the Colorado region. Prior to 2014, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. Prior to joining Van’s Equipment Company, Mr. Moore was the Chief Executive Officer and owner of Summit Quality, an international quality management and sales organization that secured over $50 million per year in revenue for its clients. Prior to that endeavor, Mr. Moore was the Chief Executive Officer and owner of Automotive Testing Technologies. While in this position, he led a team that quadrupled testing revenue in four years, and then successfully sold the business to a competitor. Mr. Moore is currently an active business and real estate investor through Moore Holdings Incorporated.

Mr. Moore serves on the Board of Directors for SOBRSafe, Four Seasons Golf, RDM Holdings and the Shining Stars Foundation. He also participates in the University of Colorado MBA mentorship program and established the Shining Stars Young Adult mentorship program that supports young adults’ social and professional aspirations in a positive manner.

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We had an Employment Agreement with Mr. Moore. Under the terms of his Employment Agreement, Mr. Moore served as our Chief Executive Officer until October 18, 2021. Under the terms of his Employment Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company for October 2019, November 2019 and December 2019, in exchange for: (i) 8,018 shares of our common stock per month, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

David Gandini has served as our Chief Executive Officer since October 18, 2021 and on our Board of Directors since November 2019. Mr. Gandini has been consulting regarding our business development since December 2018. Since September 2018, Mr. Gandini has also been a managing partner with First Capital Advisory Services, where he is responsible for capital creation, new business acquisition, business strategy and development, and partnership revenue generation. From 2014 to August 2017, Mr. Gandini was President of Alchemy Plastics, Inc., Englewood Colorado where he was responsible for US manufacturing, sales, and strategic partnerships. From 2001 until 2014, when the company was acquired, Mr. Gandini served as the President of IPS Denver, a bank card personalization and packaging entity where he managed the company and market transformations to become a leader in the U.S. secured gift market space with revenues of $46M. Prior to his engagement at IPS, Mr. Gandini was the Chief Operations Officer at First World Communications, a major U.S. Internet and Data Center provider, and participated in its successful IPO in 2000 raising over $200M. Previously, Mr. Gandini founded Pace Network Services providing carrier SS7 signaling to U.S. long distance providers and facilitated a successful exit to ICG Communications on the heels of co-founding Detroit based Digital Signal in the fiber optic long haul market sector where me managed a successful exit to SP Telecom.

Mr. Gandini graduated from Michigan State University with a degree in Telecommunications. He was a scholarship NCAA Division Hockey athlete, a member of the US Junior National Team, and a US Junior All American.

We have an Employment Agreement with Mr. Gandini. Under the terms of his Employment Agreement, Mr. Gandini served as our Chief Revenue Officer until October 24, 2021, at which time he transitioned and started working as our Chief Executive Officer under the terms of the same Employment Agreement.  The Employment Agreement continues through October 24, 2022, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 13,364Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

This Employment Agreement still governs our relationship with Mr. Gandini even though he has been appointed as our Chief Executive Officer, effective October 18, 2021.  The Compensation Committee of our Board of Directors is working with Mr. Gandini on a new agreement but it has not been completed.

Jerry Wenzel has served has our Chief Financial Officer since January 2022.  With more than 40 years of leadership experience in financial management and reporting, public accounting and auditing, Mr. Wenzel brings to SOBRsafe the ideal skillset for a growing public company. Prior to SOBRsafe, Mr. Wenzel was a partner in the firm B2BCFO® from 2018 through 2021, providing strategic financial leadership to business owners regarding growth and transaction opportunities. From 2016 to 2018, he was the Chief Financial Officer for PRIDE Centric Resources, Inc., a national commercial food service equipment buying group. In this position Jerry was responsible for all financial reporting responsibilities, including vendor rebate programs, cash management, internal controls and reporting to the Audit Committee and Board of Directors.

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From 1998 to 2016, Mr. Wenzel served as Chief Financial Officer for several manufacturing businesses and a residential real estate franchisee servicing Colorado’s Front Range. Prior to his Chief Financial Officer positions, Mr. Wenzel was an audit and consulting partner in two Denver-based practices and a national CPA firm.

Mr. Wenzel has been a Certified Public Accountant since 1980 and earned his Bachelor of Science degree in Accountancy from the University of Wisconsin-LaCrosse.  Mr. Wenzel is a member of the American Institute of Certified Public Accountants (AICPA) and Colorado Society of CPAs (CSCPA) and past member of the AICPA SEC Division for Firms Peer Review Committee and CSCPA Quality Review Board.

In connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

Ford B. Fay has served as a member of our Board of Directors since June 2020. Mr. Fay is currently the Director at Crown Castle International Corp., a large fiber-based telecommunications company. In this position Mr. Fay manages all aspects of Network Access Life Cycle for the company. He has held this position since 2020. From 2017 to 2020, Mr. Fay was a principal with Eagle Bay Advisors, LLC, a telecommunications consulting firm. In this position, Mr. Fay assisted clients with cost and efficiency improvements in Access Management across the life cycle spectrum of Access. From 2015 to 2017, Mr. Fay was the Vice President, Access Management for Zayo Communications. In this position Mr. Fay created and managed most aspects of offnet costs, such as, vendor selection, contracting, procurement, quoting, operationalization, vendor management, offnet ordering, offnet grooming and optimization. In this position, Mr. Fay also planned and executed the network integrations of the $1.4B acquisition of Electric Lightwave and the $350M acquisition of Canadian-based Allstream. Mr. Fay received his Bachelor of Science in Operations Research & Industrial Engineering from Cornell University, and his Master of Business Administration from University of Rochester, Simon School of Business.

J. Steven Beabout has served as a member of our Board of Directors since August 2020 and serves as the Chairperson of the Compensation Committee of our Board of Directors. Since 2018, Mr. Beabout has been consulting with various startup companies and involved in real estate investing. From 2016-2018, Mr. Beabout was General Counsel of Tectonic, LLC, a SaaS company specializing in big data analytics and customer relationship management (CRM). In this position, Mr. Beabout was in charge of Tectonic’s legal department and negotiated deals with large companies like Coca-Cola, Anhueser-Busch and Wyndham Hotels. From 1996 to 2015, Mr. Beabout was General Counsel and a member of the strategic management team (executive vice-president) of Starz, a company listed on NASDAQ that competes with HBO and Netflix. During his time there, Mr. Beabout assisted with other key management personnel to grow the business from a start-up with $100M in losses to a multi-billion dollar public company. As part of strategic management team, Mr. Beabout was involved in the company’s strategic business decisions and as General Counsel he was responsible for all legal aspects of business, including, but not limited to, negotiation of billion dollar plus contacts with major studios (Universal, Disney and Sony), and distributors (Comcast, Time- Warner, DIRECTV, DISH Networks, Netflix, etc.), human resources and related matters, general corporate matters, post-IPO public board matters, and reviewing filings with the Securities and Exchange Commission.

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James Bardy has served as a member of our Board of Directors since August 2021. In 1989, Mr. Bardy formed Continental Services, where he currently serves as Executive Chairman of the Board. Continental Services is currently Michigan’s largest food management company, employing over 1,000 people and providing a wide range of custom dining, refreshment services and catering solutions through an impressive lineup of brands. Over the company’s 32-year history, Mr. Bardy has identified, negotiated, structured, financed, closed and successfully integrated 23 acquisitions. Mr. Bardy also applies his minor in Agribusiness to his North Florida cattle ranch, Great Mark Western, where 1,800 head of cattle are bred, raised managed and marketed specifically to high-end restaurant and food service clients. Mr. Bardy received his Bachelor of Science, Marketing and Transportation Major, Agribusiness Minor from Michigan State University.

Sandy Shoemaker has served as a member of our Board of Directors since December 2021 and serves as Chairperson of the audit committee of our Board of Directors. Ms. Shoemaker retired from public accounting in June 2021 to focus on consulting with small-medium sized companies. She was a partner in the audit service area of EKS&H/Plante Moran and was involved in public accounting since 1990, serving publicly traded and privately held companies. She led the EKS&H SEC practice for several years. Ms. Shoemaker’s experience includes initial and secondary public offerings, reverse mergers, annual and quarterly audits of public companies, responses to SEC comment letters, assisting with implementation of new accounting pronouncements, business acquisitions, stock-based compensation, and internal controls. Ms. Shoemaker has provided services to companies in the various industries such as bio-tech, franchising, distribution, manufacturing, medical-device, restaurants and real estate industries. She also has extensive experience in working with employee-owned companies.  Ms. Shoemaker has numerous professional affiliations including, but limited to, American Institute of Certified Public Accountants (AICPA), the Colorado Society of Certified Public Accountants (CSCPA), and the National Center for Employee Ownership (NCEO). Ms. Shoemaker received her B.S. in Accounting, graduating cum laude, from Southwest Missouri State University.

Scott Bennett has served as our Executive Vice President, Business Operations since October 2021. Prior to joining SOBRsafe, Mr. Bennett co-founded cybersecurity firm GBprotect in 2001, and served as its COO from 2017 to 2019 until its successful sale to Nuspire in 2019. After the sale to Nuspire, Mr. Bennett stayed on with Nuspire as its Vice President, Service Operations from 2019 to 2020.  In this position he was responsible for maintaining the legacy client base and was a key contributor to the integration strategy of all personnel and the migration of the legacy client base.  In addition to his technical contributions to GBprotect, Mr. Bennett was also responsible for key business functions such as quality assurance, inventory management and customer service. Mr. Bennett previously served as CTO/CISO of fintech businesses Catalyst Card Company from 2013 to 2017 and Integrated Printing Solutions from 2004 to 2013. Mr. Bennett has also been the principal owner of The Bennett Group from 2001 to 2021.  The Bennett Group provides consulting services to developing business organizations at both start-up and established corporate environments in the areas of compliance, data architecture, quality management, integration, and general business operations.  Mr. Bennett earned his bachelor’s degree in Telecommunications Management from Michigan State University.

Michael Watson has served as our Executive Vice President of Sales and Marketing and Revenue Officer since October 2021. From 2013 to October 2021, Mr. Watson was the Executive Vice President Business Development and Chief Innovative Officer at Phoenix Innovate, a marketing company specializing in end-to-end marketing services from research to tactical execution, where he worked as a member of the senior leadership team to identify and execute operational improvements and culture development.  In his positions, he also identified and pursued acquisition targets and monitored and analyzed sales and marketing activity against goals including impact on overall corporate profitability.  From 1992 to 2011, Mr. Watson was the Senior Vice President of BUDCO, a marketing consulting company specializing in strategic execution.  His primary job responsibilities at BUDCO involved providing leadership and direction, including budgeting and profitability, to three sales directors focusing on automotive, healthcare, food and beverage and consumer markets. While at BUDCO he grew the company’s national account team by 490% over 5 years by implementing a healthcare diversification strategy which resulted in the company’s revenue moving from 80% automotive to 40% automotive.  Mr. Watson was also responsible for inventing, developing, and marketing a health insurance dependent audit product which was responsible for over $18 million in revenue during the first 24 months of implementation and quadrupled the size of the company’s call center division.  Mr. Watson is also a professor/instructor at Oakland University in Rochester Hills, Michigan where he teaches MGT 3000 to upper classmen in the School of Business.

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Term of Office

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our Board of Directors appoints our officers, and our officers hold office until their successors are chosen and qualify, or until their resignation or their removal.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

Other than the involuntary bankruptcy proceeding mentioned herein, no bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

Our Board of Directors held three meetings during the year ended December 31, 2021, which occurred on April 27, 2021, August 9, 2021 and December 7, 2021. All other proceedings of the Board of Directors for the year ended December 31, 2021 were conducted by resolutions consented to in writing by the Board of Directors and filed with the minutes of the proceedings of our Board of Directors. Our Board of Directors has a separately designated compensation committee, consisting of Steven Beabout and Ford Fay. Our Board of Directors has a separately designated audit committee, consisting of Sandy Shoemaker and Ford Fay.  Our Board of Directors does not have nominating committee performing similar functions. We also do not have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have a nominating committee because it believes that the functions of such a committee can be adequately performed by the Board of Directors.  We plan to work with our audit committee and compensation committee members to develop appropriate charters to govern their responsibilities in each committee.

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We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our president at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

The Nasdaq Capital Market rules require us to have one independent audit committee member upon the listing of our Common Stock, a majority of independent directors within 90 days of the date of this prospectus and all independent audit committee members within one year of the date of this prospectus. Our board of directors has affirmatively determined that Sandy Shoemaker  meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended and Nasdaq Capital Market rules.

Compensation Committee

The Nasdaq Capital Market rules require us to have one independent compensation committee member upon the listing of our Common Stock, a majority of independent directors within 90 days of the date of this prospectus and all independent audit committee members within one year of the date of this prospectus. Our board of directors has affirmatively determined that Steve Beabout  meets the definition of “independent director” for purposes of serving on a compensation committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended and Nasdaq Capital Market rules.

Nomination Procedures For Appointment of Directors

As of December 31, 2021, we did not affect any material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors.

Code of Ethics

Upon the completion of this offering, our Board of Directors will adopt a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on our website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by our board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

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EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2021;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2021 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2021,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2021, 2020 and 2019, are set out in the following summary compensation table:

Executive Officers and Directors

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2021, 2020, and 2019 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)		Option Awards ($)(17)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kevin Moore, Former CEO (2)	2021	185,500		-0-	(3)	43,804	(4)	-0-	-0-	-0-	-0-		229,304	(4)
	2020	213,000		-0-		-0-		-0-	-0-	-0-	-0-		213,000
	2019	39,508		-0-		-0-		240,779	-0-	-0-	-0-		280,287

David Gandini, CEO, CFO	2021	210,000		-0-	(6)	43,804	(7)	-0-	-0-	-0-	-0-		253,804	(7)
and Secretary (5)	2020	185,000		-0-		-0-		-0-	-0-	-0-	-0-		185,000
	2019	29,417		-0-		-0-		215,018	-0-	-0-	-0-		244,435

Scott Bennett, EVP of Bus Ops(8)	2021	89,167		-0-		45,532	(9)	540,706	-0-	-0-	-0-		675,405	(9)

Michael Watson, EVP of Sales & Marketing(10)	2021	39,824		-0-		-0-		687,639	-0-	-0-	-0-		727,463

Dean Watson, Former CTO(11)	2021	138,472		-0-		-0-		-0-	-0-	-0-	-0-		138,472
	2020	43,750		-0-		-0-		-0-	-0-	-0-	-0-		43,750

Charles Bennington	2020	50,000	(13)	-0-		-0-		-0-	-0-	-0-	-0-		50,000	(13)
Former Chief Executive	2019	-0-		-0-		-0-		4,163	-0-	-0-	60,000	(14)	64,163
Officer, CFO, and Secretary (12)

Nick Noceti, Former CFO (15)	2020	16,500	(16)	-0-		-0-		-0-	-0-	-0-	-0-		16,500	(16)
	2019	-0-		-0-		-0-		4,163	-0-	-0-	66,000	(16)	70,163	(16)

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(1)	Includes amounts paid and/or accrued.
(2)	Mr. Moore was appointed as our Chief Executive Officer on October 25, 2019 and resigned as our Chief Executive Officer effective October 18, 2021.
(3)	Since Mr. Moore received Restricted Stock Units in lieu of a cash bonus, his bonus amount is set forth under “Stock Awards” in the above table.
(4)

Includes 20,960 Restricted Stock Units under our 2019 Equity Incentive Plan, which were issued to Mr. Moore in lieu of $185,500 executive bonus he earned for 2020.  The RSUs were valued based on the fair market value of our common stock on the date of grant.

(5)	Mr. Gandini was appointed as our Chief Executive Officer in October 2021. Mr. Gandini previously served as our Chief Revenue Officer and Chief Financial Officer.
(6)	Since Mr. Gandini received Restricted Stock Units in lieu of a cash bonus, his bonus amount is set forth under “Stock Awards” in the above table.
(7)

Includes 20,960 Restricted Stock Units under our 2019 Equity Incentive Plan, which were issued to Mr. Moore in lieu of $185,500 executive bonus he earned for 2020.The RSUs were valued based on the fair market value of our common stock on the date of grant.

(8)	Mr. Bennett was hired as our Executive Vice President of Business Operations in October 2021.
(9)	Includes the value of 20,000 Restricted Stock Units based on fair market value of our common stock on the dates of grant.
(10)	Mr. Watson was hired as our Executive Vice President of Sales and Marketing in October 2021.
(11)	Dean Watson was terminated effective August 20, 2021.
(12)	Mr. Bennington resigned as our Chief Executive Officer on October 25, 2019 and resigned as our President and Secretary on June 5, 2020.
(13)	Includes amounts paid to Mr. Bennington as compensation for serving on our Board of Directors and as a consultant.
(14)	Amounts accrued for Mr. Bennington’s role on the Board of Directors
(15)	Nick Noceti was appointed to the role of CFO in 2018 and resigned effective June 5, 2020.
(16)	Includes amounts paid for accounting services.
(17)

For stock awards and option awards the value is calculated based on the aggregate grant date fair value, estimated using the Black-Scholes pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate.  The assumptions used to compute the fair value of the share-based awards for 2021 in the above table were:

•	Exercise price: $8.40-$10.14
•	Dividend yield: $0%
•	Expected volatility: 52%-196%
•	Risk-free interest rate: 0.07% - 0.35%
•	Expected life: 1.3-5.9 years

Employment Contracts

In connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii)incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 50,000 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.  The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.

On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore served as our Chief Executive Officer until October 18, 2021. Under the terms of the Moore Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 8,018 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

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On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 13,364 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

The foregoing description of the key terms of the above-agreements is qualified in its entirety by the full text of the related documents, which incorporated herein as Exhibit 10.8 – 10.10 to this prospectus.

Director Compensation

The following table sets forth director compensation for 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(6)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Charles Bennington(1)	-0-	-0-	-0-		-0-	-0-	-0-	50,000

David Gandini	-0-	-0-	-0-		-0-	-0-	-0-	-0-

Kevin Moore	-0-	-0-	-0-		-0-	-0-	-0-	-0-

Ford Fay	-0-	-0-	75,999	(2)	-0-	-0-	-0-	75,999	(2)

Steven Beabout	-0-	-0-	-0-		-0-	-0-	-0-	-0-

James Bardy(3)	-0-	-0-	-0-		-0-	-0-	-0-	-0-

Sandy Shoemaker(4)	-0-	-0-	224,485	(5)	-0-	-0-	-0-	224,485	(5)

(1)	Mr. Bennington resigned from our Board of Directors in 2021.

(2)	in 2021, Mr. Fay was granted stock options to acquire 8,334 shares of our common stock.

(3)	Mr. Bardy joined our Board of Directors in August 2021.

(4)	Ms. Shoemaker joined our Board of Directors in December 2021.

(5)	Ms. Shoemaker was granted stock options to acquire 25,000 shares of our common stock, largely due to her agreeing to Chair the Audit Committee of our Board of Directors.

(6)

For stock awards and option awards the value is calculated based on the aggregate grant date fair value, estimated using the Black-Scholes pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate.  The assumptions used to compute the fair value of the share-based awards for 2021 in the above table were:

•	Exercise price: $10.05-$10.29
•	Dividend yield: $0%
•	Expected volatility: 184%-198%
•	Risk-free interest rate: 0.17% - 0.70%
•	Expected life: 5.7-5.9 years

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We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may receive restricted stock units or stock options to purchase common shares as awarded by our Board of Directors or (as to future stock options) or the Compensation Committee of our Board of Directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Outstanding Equity Awards

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2021:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Kevin Moore(1)(3)	254,783	0	97,994	$0.7902	December 22, 2029 (1)	0	0	20,960	62,249

David Gandini(2)	253,892	0	66,814	$0.7902	November 1, 2029 (2)	0	0	20,960	62,249

Scott Bennett	12,500	0	54,167	$ 9.24-10.14	May 17, 2031-October 11, 2031	0	0	20,000	59,400

Michael Watson	10,417	0	72,917	$9.24	October 11, 2031	0	0	0	0

(1)

Under the terms of Mr. Moore’s stock option grant, the options expire ten (10) years from the date of vesting. His options vest in equal installments monthly over a three year period. As a result, the first 325,926 monthly options vested on December 22, 2019 and expire on December 22, 2029.

(2)

Under the terms of Mr. Gandini’s stock option grant, the options expire ten (10) years from the date of vesting. Mr. Gandini had 63,473 options vest on November 1, 2019. As a result, those initial options expire on November 1, 2029.

(3)	Mr. Moore resigned as our Chief Executive Officer effective October 18, 2021.

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 Aggregated Option Exercises

No option exercises during the year ended December 31, 2020.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

Certain Relationships and Related Transactions, and Director Independence

We have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

Our Board of Directors has a separately designated compensation committee, consisting of Steven Beabout and Ford Fay. Our Board of Directors has a separately designated audit committee, consisting of Sandy Shoemaker and Ford Fay.  Our Board of Directors does not have nominating committee performing similar functions. We also do not have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have nominating because it believes that the functions of such a committee can be adequately performed by the Board of Directors.

Currently, four of our directors are considered independent, namely Steven Beabout, Ford Fay, James Bardy, and Sandy Shoemaker. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2022, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Kevin Moore (3)	Director	278,836	(4)	3.2%

Common Stock	David Gandini (3)	CEO, Secretary and Director	626,235	(5)	7.2%

Common Stock	Michael Watson(3)	EVP/Revenue Officer	10,417	(6)	<1%

Common Stock	Scott Bennett(3)	EVP Sales & Marketing	26,389	(7)	<1%

Common Stock	Jerry Wenzel	CFO	0	(8)	0%

Common Stock	James Bardy (3)	Director	27,778	(9)	<1%

Common Stock	Ford Fay (3)	Director	28,473	(10)	<1%

Common Stock	Steven Beabout (3)	Director	75,544	(11)	<1%

Common Stock	Sandy Shoemaker (3)	Director	4,167	(14)	<1%

Common Stock	Gary Graham 6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, CO 80111	5% Holder	3,701,823	(12)	42.3%

Common Stock	Michael A. Lanphere 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705	5% Holder	966,742		11.0%

	All Officers and Directors as a Group (9 persons)		1,077,737	(13)	12.3%

(1)

Unless otherwise indicated, based on 8,795,222 shares of Common Stock issuable issued and outstanding. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

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(2)	Unless indicated otherwise, the address of the shareholder is 6400 S. Fiddlers Green Circle, Suite 525, Greenwood Village, Colorado 80111.

(3)	Indicates one of our officers or directors.

(4)

Includes vested stock options to acquire 254,783, shares of our Common Stock at an exercise price of $0.7902 per share. Does not include 20,960 restricted stock units owned by Mr. Moore since those restricted stock units have not vested.

(5)

Includes vested stock options to acquire 253,892 shares of our Common Stock at an exercise price of $0.7902 per share. Does not include 20,960 restricted stock units owned by Mr. Gandini since those restricted stock units have not vested.

(6)	Includes vested stock options to acquire 10,417 shares of our Common Stock at an exercise price of $9.24 per share.

(7)

Includes shares of our common stock underlying (i) a $50,000 convertible debenture, convertible at $9.00 per share (5,556 shares) and (ii) 8,334 shares underlying a warrant exercisable at $9.00 per share.  Includes vested stock options to acquire 12,500 shares of our common stock at an exercise prices from $9.24 of $10.131 per share. Does not include 20,000 restricted stock units owned by Mr. Bennett since those restricted stock units have not vested.

(8)

In connection with Mr. Wenzel’s hiring as our Chief Financial Officer, he was granted incentive stock options to acquire 200,000 shares of our common stock and 50,000 Restricted Stock Units under the our 2019 Equity Incentive Plan.  However, none of those securities have vested so they are not included in the ownership of Mr. Wenzel.

(9)

Includes shares of our common stock underlying (i) a $100,000 convertible debenture, convertible at $9.00 per share (11,112 shares) and (ii) 16,667 shares underlying a warrant exercisable at $9.00 per share. The debenture and the warrant are held in the name of Financial House, LLC. Mr. Bardy is the principal owner of Financial House, LLC.

(10)

Includes vested stock options to acquire 8,334 shares of our Common Stock at an exercise price of $0.7902 per share, which have a 5-year term. Includes vested stock options to acquire 6,250 shares of our common stock at an exercise price of $10.296 per share. Also includes: (i) 5,556 shares of our common stock underlying a $50,000 principal amount convertible promissory note, convertible into shares of our common stock at $9.00 per share, and (ii) 8,334 shares of our common stock underlying a warrant, exercisable at $9.00 per share.

(11)

The shares in the above table are held in the name of C&S Trust, a trust controlled by Kathren Beabout, who is Mr. Beabout’s spouse. Mr. Beabout’s children are the beneficiaries of C&S Trust. Mr. Beabout also has interests in IDTEC, LLC and SOBR Safe, LLC, both of which own shares of our common stock. Mr. Beabout does not have a controlling interest in either entity so the stock owned by those entities is not reflected in his ownership. Does not include 55,000 restricted stock units owned by Mr. Beabout since those restricted stock units have not vested.

(12)

Includes vested stock options to acquire 8,018 shares of our Common Stock at an exercise price of $0.7902 per share. Includes shares owned in the name of IDTEC, LLC and SOBR Safe, LLC, both of which are controlled by a limited liability company that is controlled by Mr. Graham. IDTEC, LLC and SOBR Safe, LLC, invested in over $4.2M in exchange for the securities issued to those entities.  Includes 58,980 shares to be issued included in common stock subscribed payable.

(13)

Includes an aggregate of 477,288 vested options to purchase our Common Stock, 22,223 shares of our Common Stock underlying an aggregate of $200,000 principal amount convertible debentures, that are owned by our officers and directors, and 33,334 shares underlying three warrants held by our officers and directors, which amount is also added to our outstanding Common Stock for the percentage calculation.  Includes 5,640 shares to be issued included in common stock subscribed payable.

(14)	Includes vested stock options to acquire 4,167 shares of our Common Stock at an exercise price of $10.065 per share, which have a 10- year term.

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We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts

In connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (i.e. Nasdaq).

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer.  Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii)incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021.  Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 50,000 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us.  The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.  The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.

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On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore served as our Chief Executive Officer until October 18, 2021. Under the terms of the Moore Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 8,018 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 352,777 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 9,800 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 240,530 shares of our common stock, at an exercise price of $0.7902, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 6,682 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 80,177 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 66,813 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 13,364 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

Other Agreements

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to serve on our Board of Directors we issued Sandy Shoemaker options to acquire 8,334 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over one year.

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to chair the Audit Committee of our Board of Directors we issued Sandy Shoemaker options to acquire 16,667 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over two years.

From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 25,000 shares of our common stock.  The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days.  Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture.  For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at Three Dollars ($3.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding.  The repayment of the Secured Debentures is secured by our current patent and patent applications.  The Warrant attached to each Unit gives the investor the right to purchase Twenty Five Thousand (25,000) shares of our common stock.  The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of Three Dollars ($3.00) per share.  In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.10 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.10 each.  Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 1,002,500 shares of our common stock with the notes and warrants having the terms described above.

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In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

On April 6, 2020, we issued 12,813 shares of our common stock to Nick Noceti, our former Chief Financial Officer, in exchange for amounts due to him for accounting fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor was known to our management team, is a sophisticated investor and familiar with our operations.

On April 7, 2020, we issued 2,277 shares of our common stock to Charles Bennington, one of our then directors and a former executive officer, in exchange for amounts due for Board of Director fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor is on our Board of Directors, is a sophisticated investor and familiar with our operations.

On or about August 28, 2019, we issued 140,309 shares of our common stock to Charles Bennington, one of our then current directors, pursuant to the terms of a Common Stock Purchase Agreement under which Bennington agreed to forgive $595,000 in accrued salary we owed to him in exchange for the shares. The shares were issued with a standard restrictive legend.

Corporate Governance

As of December 31, 2021, our Board of Directors consisted of David Gandini, Kevin Moore, Ford Fay, Steven Beabout, James Bardy, and Sandy Shoemaker. As of December 31, 2021, four of our directors qualified as an “independent director” as the term is used in NASDAQ rule 5605(a)(2), namely Ford Fay, Steven Beabout, James Bardy, and Sandy Shoemaker.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities. Upon completion of this offering, we estimate that we will have 11,795,222  outstanding shares of our Common Stock, assuming no exercise of outstanding options or warrants, and no sale of shares reserved for the underwriter.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act or 1933, as amended, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

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Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.  Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions. Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.  Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

In connection with this offering, the Company, and its officers, directors and certain stockholders have agreed to a “lock-up” period from the closing of this offering, with respect to the shares that they beneficially own, including shares issuable upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of one hundred eighty (180) days  following the closing of this offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriters. The 180-day restricted period is subject to extension upon certain events and the terms of the lock-up agreements may be waived at the underwriters’  discretion.  The lock-up restrictions, specified exceptions and the circumstances under which the 180-day or 360-day, as the case may be, lock-up period may be extended are described in more detail under “Underwriting.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of some of the possible U.S. tax consequences that should be anticipated in connection with an investment in the Units, Common Stock and Warrants, which might also be referred to generically as securities. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our Common Stock and Warrants. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THEIR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR UNITS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

For United States federal income and other applicable tax purposes, a purchaser of Units must allocate their purchase price between each component (i.e., the Common Stock and Warrants) based on the relative fair market value of each at the time of issuance. These allocated amounts will be the holder’s tax basis in each component. Because each investor must make their own determination of the relative value of each component, we urge investors to consult their tax advisors in connection with this analysis.

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Consequences For U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and  disposition of Common Stock and Warrants by U.S. Holders. As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Common Stock and Warrants that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

This discussion applies to U.S. Holders that purchase our Common Stock and Warrants pursuant to this prospectus and hold such Common Stock and Warrants as capital assets. This discussion does not address all of the U.S. federal income tax  consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our Common Stock and Warrants as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our Common Stock, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax  accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences. If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock and Warrants, the U.S. federal income tax consequences relating to an investment in our Common Stock and Warrants will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Common Stock and Warrants.

Distributions

A U.S. Holder that receives a distribution with respect to our Common Stock generally will be required to include the gross amount of such distribution in income as a dividend when actually or constructively received, to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Common Stock. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Common Stock, the remainder will be taxed as capital gain.

Sale, Exchange or Other Disposition of our Ordinary Shares and Warrants

A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Common Stock or Warrants in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition, and such U.S. Holder’s adjusted tax basis in the securities that were transferred. Such capital gain or loss generally will be long-term capital gain or long-term capital loss if, on the date of sale, exchange or other disposition, the transferred securities were held by the U.S. Holder for more than one year. Long-term capital gains of individual investors are generally subject to lower tax rates than those imposed on ordinary income. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. Capital losses might not be permitted to offset the full amount of an  individual’s ordinary income.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a common share, except to the extent cash is received in lieu of the issuance of a fractional common share. A U.S. Holder’s initial tax basis in the common share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. A U.S. Holder’s holding period for common shares received on exercise of a warrant will commence on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant.  The U.S. federal income tax treatment of a cashless exercise of warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. Due to the absence of clear authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of our Warrants.

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Medicare Tax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the securities and net gains from the disposition of common shares or warrants. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

Dividends on and proceeds from the sale or other disposition of our Common Stock and Warrants may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities that are beneficially owned by certain U.S. persons where held in a “foreign financial institution” (as specially defined under those rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or otherwise establishes an exemption. If a U.S. Holder holds Common Stock or Warrants in a foreign financial institution, they should obtain specific advice from an expert on the implications of FATCA.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax considerations for non-U.S. holders relating to the purchase, ownership and disposition of the Common Stock and Warrants comprising the Units purchased in this offering. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. This summary is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend (including any taxable constructive stock dividend) paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are  effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

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Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or Warrants unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs, and certain other conditions are met; or

•

shares of our Common Stock or our Warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock or Warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will e treated as U.S. real property interests only if the non-U.S. holder actually or constructively holds more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, Warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our Common Stock.

If the non-U.S. holder is described in the first bullet above, they will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to backup withholding unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person. Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

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UNDERWRITING

Alexander Capital, L.P. is acting as the book running manager of the offering, and we intend to enter into an underwriting agreement with them as representative of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below will severally agree to purchase, at the initial public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
Alexander Capital, L.P.

Total

The underwriters will commit to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations will be subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We intend to agree to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We intend to grant the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 450,000 additional shares of common stock (15% of the shares sold in this offering) from us. If the underwriters exercise all or part of this option, it will purchase shares covered by the option at the initial public offering price per share that appears on the cover page of this prospectus, less the underwriting discounts and commissions. If this option is exercised in full, the total offering proceeds will be $17,250,000  and the total net proceeds, before expenses, to us will be $15,697,500.

Discount

The following table shows the initial public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$5.00	$15,000,000	$17,250,000
Underwriting discount (9%)	$0.45	$1,350,000	$1,552,500
Proceeds, before expenses, to us	$4.55	$13,650,000	$15,697,500

The underwriters propose to offer the shares offered by us to the public at the initial public offering price per share set forth on the cover page of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of 4% per share. If all of the shares offered by us are not sold at the initial public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

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We intend to agree to pay the underwriters’ non-accountable expenses allowance equal to 1% of the initial public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments). We also intend to agree to pay the underwriters’ expenses relating to the offering, including (a) all filing fees incurred in clearing this offering with FINRA; (b) fees, expenses and disbursements relating to background checks of our officers and directors; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) stock transfer and/or stamp taxes, if any, payable upon the transfer of shares of our common stock to the underwriters; (e) the costs associated with bound volumes of the initial public offering materials as well as Lucite cube mementos; (f) the cost associated with the underwriter’s use of book-building and compliance software for the offering, (g) the underwriters’ actual accountable road show expenses for the offering; and (h) up to $75,000 for the fees of the underwriters’ counsel; provided, the maximum amount we have agreed to pay the underwriters for items (b), (e), (f), (g) and (h) above is $175,000. We have agreed to pay an expense deposit of $25,000, the “Advance,” to the representative, which will be applied against the out-of-pocket accountable expenses that will be payable by us to the underwriters in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred.

We have granted to the underwriters a right of first refusal to act as sole investment banker, sole book-runner and/or sole underwriter in connection with any public underwriting or private placement of debt or equity securities until 12 months after completion of this offering, subject to certain exceptions.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $175,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Representative’s Warrants

We have agreed to issue to the Representative or its designees Representative’s Warrants to purchase up to a total of [8]% of the shares of common stock sold in this offering (excluding the shares sold through the exercise of the over-allotment option). The Representative’s Warrants are expected to be exercisable at $6.00 per share (120% of the initial public offering price of $5.00 per share) commencing on a date which is 180 days from the date of the commencement of sales of the shares offered under this prospectus (the “Commencement Date”) and expiring on a date which is no more than five (5) years from the Commencement Date in compliance with FINRA Rule 5110(f)(2)(G). The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of one year from the Commencement Date. In addition, the Representative’s Warrants provide for “piggy-back” registration rights with respect to the shares underlying the warrants, exercisable in certain cases for a period of no more than seven (7) years from the Commencement Date and limits the number of shares issuable upon exercise of such warrant to 4.99%/9.99% of the Company’s outstanding shares of common stock, as applicable, pursuant to the terms of such warrant. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

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Lock-Up Agreements

Our officers and directors and certain holders of 5% or more of our shares of outstanding common stock intend to agree to be subject to a lock-up for 180 days following the date of closing of the offering pursuant to this prospectus. This means that, during the lock-up period, these persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. We also intend to agree, in the underwriting agreement, to lock-up restrictions on the issuance and sale of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock for 180 days following the date of closing of the offering pursuant to this prospectus, subject to certain customary exceptions, without the consent of the representative. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the Registration Statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over- allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the underwriters and selected dealers against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters or selected dealers may be required to make for these liabilities.

Other Relationships

The underwriters and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received or may in the future receive customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit an initial public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, to sell the Units discussed therein, and to register the shares underlying the convertible debentures and warrants held by the Selling Securityholders. This prospectus, which constitutes a part of the Registration Statement on Form S-1, does not contain all of the information set forth in the Form S-1 or the exhibits filed therewith. For further information about us and our common stock, reference is made to our filings with the SEC since we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Statements contained in this Offering Statement regarding the contents of any contract or any other document that is filed as an exhibit to this Offering Statements are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to our filings. A copy of the our filings with the SEC may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

EXPERTS

The financial statements of SOBR SAFE, Inc. as of December 31, 2020 and for the year then ended, and the balance sheet of SOBR SAFE, Inc. as of December 31, 2020 have been included herein in reliance upon the reports of Macias, Gini, & O’Connell, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of SOBR SAFE, Inc. as of December 31, 2019 and for the year then ended, and the balance sheet of SOBR SAFE, Inc. as of December 31, 2019 have been included herein in reliance upon the reports of Hall & Company, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by The Law Offices of Craig V. Butler, Irvine, California. The principal of the Law Offices of Craig V. Butler, Mr. Craig V. Butler owns 25,056 shares of our common stock, stock options under our 2019 Equity Incentive Plan to acquire 26,440 shares of our common stock at an exercise price $0.7902 per share, and 16,667 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023.  Lucosky Brookman LLP, Iselin, New Jersey is acting as counsel for the representative of the underwriters with respect to the offering.

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FINANCIAL STATEMENTS

The included financial statements have not been adjusted for the planned 1-for-3 reverse stock split.

Index to Financial Statements

Independent Auditors’ Reports	F-2
Consolidated Balance Sheets of SOBR SAFE, Inc. as of December 31, 2020 and 2019	F-5
Consolidated Statements of Operations of SOBR SAFE, Inc. for the Years Ended December 31, 2020 and 2019	F-6
Consolidated Statements of Changes in Stockholders’ Equity of SOBR SAFE, Inc. for the Years Ended December 31, 2020 and 2019	F-7
Consolidated Statements of Cash Flows of SOBR SAFE, Inc. for the Years Ended December 31, 2020 and 2019	F-8
Notes to Financial Statements	F-9

Consolidated Balance Sheets of SOBR SAFE, Inc. as of September 30, 2021 (unaudited) and December 31, 2020	F-36
Consolidated Statements of Operations of SOBR SAFE, Inc. for the Three and Nine Months Ended September 30, 2021 and 2020 (unaudited)	F-37
Consolidated Statements of Changes in Stockholders’ Equity of SOBR SAFE, Inc. for the Three and Nine Months Ended September 30, 2021 and 2020 (unaudited)	F-38
Consolidated Statements of Cash Flows of SOBR SAFE, Inc. for the Nine Months Ended September 30, 2021 and 2020 (unaudited)	F-39
Notes to Financial Statements	F-40

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of SOBR Safe, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SOBR Safe, Inc. and Subsidiaries (the “Company”) as of December 31, 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of SOBR Safe, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to SOBR Safe, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. SOBR Safe, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Asset Purchase Transaction of Intellectual Technology, Certain Robotics Assets and Other Business-Related Assets and Impairment Assessments

The Company completed the purchase of certain assets from IDTEC, LLC on June 5, 2020, for a total consideration of $29,222,955. The Company’s assets are assessed for impairment annually, or more often if events or circumstances indicated that impairment may have occurred. If the fair value of the asset is less than it carrying amount, an impairment loss is recognized in an amount equal to the difference. In connection with its impairment assessments during the year-ended December 31, 2020, the Company recorded impairment charges of $25,320,555 related to its intellectual technology. Auditing the Company's estimate of fair value of the asset purchase transaction, as well as the fair value estimates used in the impairment assessments, is complex due to the significant management judgments and estimates required. Management valued the intellectual technology using a discounted cash-flow model analysis. Significant estimates and assumptions in estimating the fair value of the intellectual technology include future expected cash flows from product sales, customer contracts, revenue growth rate, customer ramp-up period, technology obsolescence rates, and discount rates, all of which are forward-looking and affected by expectations about economic, industry and company-specific factors.

The principal considerations for our determination that performing procedures relating to the valuation of the intellectual technology, robotics assets and office equipment acquired in the IDTEC, LLC asset acquisition is a critical audit matter are (i) a high degree of auditor judgment and subjectivity in performing procedures relating to the fair value measurement of the intellectual technology, robotic assets and office equipment due to the significant judgment by management when developing these estimates, (ii) the significant audit effort in evaluating the significant assumptions relating to the valuation of the intellectual technology related to the revenue growth rate, the customer ramp-up period, the technology obsolescence rates, and the discount rates, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, obtaining an understanding of the Company’s acquisition accounting and impairment assessments for the intellectual technology, robotics assets and office equipment; reading the asset purchase agreement; and testing management’s process for determining the fair value of these assets at acquisition and as part of the impairment assessments, including evaluating the appropriateness of the valuation methods (the Company’s use of the discounted cash flows method), testing the completeness and accuracy of underlying data used in the methods to develop the projected financial information, and evaluating the reasonableness of the significant assumptions related to the revenue growth rate, the customer ramp-up period, the technology obsolescence rates, and the discount rates. Evaluating the reasonableness of the revenue growth rate and the customer ramp-up period involved considering current industry data and market and economic trends. Evaluating the reasonableness of the technology obsolescence rates involved considering the benchmarking of peer companies and other market participant considerations. Professionals with specialized skill and knowledge were used to assist in evaluating the appropriateness of valuation methods and the reasonableness of the customer ramp-up period, the technology obsolescence rates, and the discount rates.

/s/ Macias Gini & O’Connell LLP

We have served as SOBR Safe, Inc. auditor since 2018.

Irvine, CA

March 31, 2021, except for Note 17, as to which the date is June 17, 2021

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of SOBR Safe, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SOBR Safe, Inc. and Subsidiaries (the "Company") as of December 31, 2019 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit and stockholders’ deficit, and in all likelihood, will be required to make significant future expenditures in connection with continuing marketing efforts along with general and administrative expenses. As of December 31, 2019, the Company has an accumulated deficit of $19,511,168, carrying loans of principal and interest in default totaling $1,440,193. During the year ended December 31, 2019, the Company also experienced negative cash flows from operating activities of $543,956. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the entity will be unable to meet its obligations as they become due within one year after the date the financial statements are issued.  Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We served as the Company’s auditor from 2018.

Irvine, CA

April 16, 2020

F-4

SOBR SAFE, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS

Current assets
Cash	$232,842	$681,759
Prepaid expenses	115,230	9,054
Total current assets	348,072	690,813

SOBR Safe Intellectual Technology, net of accumulated amortization of $224,854 at December 31, 2020	3,629,821	-

Other assets	8,680	-
Total Assets	$3,986,573	$690,813

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$101,308	$213,880
Accrued expenses	313,032	419,836
Accrued interest payable	134,444	674,041
Related party payables	28,624	905,443
Derivative liabilities	-	60,650
Common stock subscriptions payable	253,688	79,624
Preferred stock subscriptions payable	-	1,000,000
Notes payable - current - related parties	11,810 *	760,886 *
* Includes unamortized debt discount related to detached warrants of none and $8,656at December 31, 2020 and December 31, 2019, respectively
Notes payable - current portion - non-related parties	79,183	169,574
Total current liabilities	922,089	4,283,934

Notes payable - less current portion-non-related parties	25,500	-

Total Liabilities	947,089	4,283,934
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 19,300,000 shares authorized, no shares issued or outstanding as of December 31, 2020 and December 31, 2019	-	-
Series A Convertible Preferred stock, $0.00001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and December 31, 2019	-	-
Series A-1 Convertible Preferred stock, $0.00001 par value; 2,700,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and December 31, 2019	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 25,922,034 and 6,452,993 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively, after 1-for-33.26 reverse stock split	260	65
Additional paid-in capital	52,693,974	15,971,392
Accumulated deficit	(49,601,220)	(19,511,168)
Total SOBR Safe, Inc. stockholders' equity (deficit)	3,093,014	(3,539,711)
Noncontrolling interest	(53,530)	(53,410)

Total Stockholders' Equity (Deficit)	3,039,484	(3,593,121)

Total Liabilities and Stockholders' Equity (Deficit)	$3,986,573	$690,813

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended
	December 31,	December 31,
	2020	2019

Revenues	$-	$-

Operating expenses:
General and administrative	632,426	232,178
Stock-based compensation expense	273,443	44,082
Management salaries and consulting fees	1,370,681	498,246
Research and development	633,050	12,787
Loss on disposal of property and equipment	39,434	-
Asset impairment adjustment	25,320,555	-
Total operating expenses	28,269,589	787,293

Loss from operations	(28,269,589)	(787,293)

Other income (expense):
Loss on debt extinguishment, net	(224,166)	-
Gain on fair value adjustment - derivatives	60,650	4,150
Interest expense	(141,512)	(457,505)
Amortization of interest - beneficial conversion feature	(1,407,675)	(11,509)
Total other expense, net	(1,712,703)	(464,864)

Loss before provision for income taxes	(29,982,292)	(1,252,157)

Provision for income taxes	-	-
Provision for income tax	-	-

Net loss	(29,982,292)	(1,252,157)
Net loss attributable to noncontrolling interest	120	3,125
Net loss attributable to SOBR Safe, Inc.	(29,982,172)	(1,249,032)
Dividends on convertible preferred stock	(107,880)	-
Net loss attributable to common stockholders	$(30,090,052)	$(1,249,032)

Basic and diluted loss per common share	$(1.95)	$(0.23)

Weighted average number of common shares outstanding	15,399,208	5,081,122

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Preferred Stock				Stockholders'
		Amount($0.00001		Amount($0.00001	Additional Paid-in	Accumulated	Equity (Deficit) SOBR Safe,	Noncontrolling	Total Stockholders' Equity
	Shares	Par)	Shares	Par)	Capital	Deficit	Inc.	Interest	(Deficit)

Balances at January 1, 2019	3,510,255	$35	1,388,575	$14	$14,888,941	$(18,262,136)	$(3,373,146)	$(50,285)	$(3,423,431)
Common stock issued for cash	1,065,982	11	-	-	38,989	-	39,000	-	39,000
Common stock issued for executive compensation	420,926	4	-	-	59,496	-	59,500	-	59,500
Common stock issued due to stock warrants exercise	1,038,339	11	-	-	146,763	-	146,774	-	146,774
Common stock issued upon conversion of convertible preferred stock						-		-	-
to common stock	417,491	4	(1,388,575)	(14)	(1,329,550)	-	(1,329,560)	-	(1,329,560)
Paid-in capital - fair value of stock warrants granted	-	-	-	-	160,544	-	160,544	-	160,544
Paid-in capital - fair value of related party stock options vested	-	-	-	-	71,655	-	71,655	-	71,655
Paid-in capital - fair value of non-related party stock options granted	-	-	-	-	23,912	-	23,912	-	23,912
Paid-in capital - gain on related party executive compensation conversion	-	-	-	-	535,500	-	535,500	-	535,500
Paid-in capital - gain on related party debt conversion	-	-	-	-	39,992	-	39,992	-	39,992
Paid-in capital - gain on related party preferred stock conversion	-	-	-	-	1,329,561	-	1,329,561	-	1,329,561
Paid-in capital - beneficial conversion feature	-	-	-	-	5,589	-	5,589	-	5,589
Net loss	-	-	-	-	-	(1,249,032)	(1,249,032)	(3,125)	(1,252,157)
Balances at December 31, 2019	6,452,993	$65	-	$-	$15,971,392	$(19,511,168)	$(3,539,711)	$(53,410)	$(3,593,121)
Common stock issued for compensation	1,025	-	-	-	20,800	-	20,800	-	20,800
Common stock issued for executive compensation	72,159	1	-	-	76,479	-	76,480	-	76,480
Common stock issued due to stock warrants exercise	454,097	4	-	-	65,724	-	65,728	-	65,728
Common stock issued for asset purchase	12,000,000	120	-	-	27,119,880	-	27,120,000	-	27,120,000
Common stock issued to settle accounts payable and accrued expenses	159,395	2	-	-	265,675	-	265,677	-	265,677
Common stock issued to settle related party payables	260,150	3	-	-	579,811	-	579,814	-	579,814
Common stock issued to settle related party debt	648,739	6	-	-	826,958	-	826,964	-	826,964
Common stock issued to settle non-related party debt	70,448	1	-	-	166,525	-	166,526	-	166,526
Common stock issued upon conversion of related party debt and accrued interest	3,103,028	31	-	-	1,551,483	-	1,551,514	-	1,551,514
Common stock issued upon conversion of convertible preferred stock to common stock	2,700,000	27	(2,700,000)	(27)	-	-	-	-	-
Series A-1 Convertible Preferred stock issued for cash	-	-	2,700,000	27	2,699,973	-	2,700,000	-	2,700,000
Paid-in capital - fair value of stock options vested	-	-	-	-	239,476	-	239,476	-	239,476
Paid-in capital - fair value of stock warrants granted	-	-	-	-	915,124	-	915,124	-	915,124
Paid-in capital - gain on related party payables conversion	-	-	-	-	272,299	-	272,299	-	272,299
Paid-in capital - gain on related party debt conversion	-	-	-	-	124,291	-	124,291	-	124,291
Paid-in capital - loss on debt extinguishment	-	-	-	-	390,409	-	390,409	-	390,409
Paid-in capital - beneficial conversion feature	-	-	-	-	1,407,675	-	1,407,675	-	1,407,675
Dividends - Series A-1 Convertible Preferred stock	-	-	-	-	-	(107,880)	(107,880)	-	(107,880)
Net loss	-	-	-	-	-	(29,982,172)	(29,982,172)	(120)	(29,982,292)
Balances at December 31, 2020	25,922,034	$260	-	-	$52,693,974	$(49,601,220)	$3,093,014	$(53,530)	$3,039,484

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended
	December 31,
	2020	2019

Operating Activities:
Net loss	(29,982,292)	$(1,252,157)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	232,194	-
Loss on debt extinguishment, net	224,166	-
Loss on disposal of property and equipment	39,434	-
Change in fair value of derivative liability	(60,650)	(4,150)
Interest expense-embedded conversion feature	-	64,800
Amortization-debt discount	8,656	5,920
Amortization of interest - beneficial conversion feature	1,407,675	5,589
Stock warrants expense	219,670	159,961
Stock options expense	239,478	95,567
Stock-based compensation expense	54,283	44,082
Asset impairment adjustment	25,320,555	-
Changes in assets and liabilities:
Prepaid expenses	3,515	3,937
Other assets	(8,680)	-
Accounts payable	113,158	22,166
Accrued expenses	(4,666)	(1,165)
Accrued interest payable	26,677	160,772
Related party payables	(24,706)	72,369
Stock subscriptions payable	-	78,353

Net cash used in operating activities	(2,191,533)	(543,956)

Investing Activities:
Proceeds from disposal of property and equipment	951	-

Financing Activities:
Proceeds from notes payable - related parties	-	186,626
Proceeds from notes payable - non-related parties	41,665	-
Proceeds from issuances of common stock - non-related parties	-	39,000
Proceeds from offering of preferred stock - related parties	1,700,000	1,000,000
Net cash provided by financing activities	1,741,665	1,225,626

Net Change In Cash	(448,917)	681,670

Cash At The Beginning Of The Period	681,759	89

Cash At The End Of The Period	$232,842	$681,759

Schedule Of Non-Cash Investing And Financing Activities:

Prepaid expenses with common shares	$122,162	$-

Issuance of common stock, stock warrants and convertible note for asset purchase	$29,222,955	$-

Accounts payables and accrued expenses converted to capital	$265,677	$-

Related party payables converted to capital	$579,814	$59,500

Gain on related party payables converted to capital	$272,299	$575,492

Related party debt converted to capital	$2,378,478	$-

Related party debt converted to capital after exercise of cashless stock warrants	$65,728	$-

Gain on related party debt converted to capital	$124,291	$-

Non-related party debt converted to capital	$166,526	$-

Shares issued for cash received in prior years	$1,000,000	$-

Shares issued for executive compensation in prior year	$76,480	$-

Gain on related party conversion of preferred stock into common stock	$-	$1,329,561

Shares to be issued for accrued dividends	$107,880	$-

Fair value of embedded conversion feature	$-	$64,800

Intrinsic value-beneficial conversion feature	$1,407,501	$5,589

Fair value of stock options granted	$-	$95,567

Fair value of stock warrants granted	$-	$160,544

Exercise of cashless stock warrants	$-	$146,774

Supplemental Disclosure:

Cash paid for interest	$1,979	$3,750

Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-8

SOBR SAFE, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1. ORGANIZATION, OPERATIONS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SOBR Safe, Inc. (“SOBR Safe”), formerly TransBiotec, Inc., was incorporated as Imagine Media, Ltd. in August 2007 in the State of Delaware. A corporation also named TransBiotec, Inc. (“TransBiotec – CA”) was formed in the state of California July 4, 2004. Effective September 19, 2011 SOBR Safe was acquired by TransBiotec - CA in a transaction classified as a reverse acquisition as the shareholders of TransBiotec - CA retained the majority of the outstanding common stock of SOBR Safe after the share exchange. The consolidated financial statements represent the activity of TransBiotec - CA from July 4, 2004 forward, and the consolidated activity of SOBR Safe and TransBiotec - CA from September 19, 2011 forward. SOBR Safe and TransBiotec - CA are hereinafter referred to collectively as the “Company” or “We”. The Company has developed and plans to market and sell a non-invasive alcohol sensing system which includes an ignition interlock. The Company has not generated any revenues from its operations.

On March 23, 2020, the Company filed a Definitive 14-C providing notice that the Board of Directors has recommended, and that holders of a majority of the voting power of the Company’s outstanding stock voted, to approve the following.

1.	To remove and re-elect four (4) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.

To approve an amendment to the Company’s Certificate of Incorporation to: (a) change the Company’s name to SOBR SAFE, Inc., (b) decrease the Company’s authorized common stock from 800,000,000 shares, par value $0.00001 to 100,000,000 shares, par value $0.00001, and (c) effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-32 and 1-for-35 (with the exact ratio to be determined by the directors in their sole discretion without further approval by the shareholders).

The above actions taken by the Company’s stockholders became effective on or about May 21, 2020. The effective dates of the above actions were June 5, 2020 and April 20, 2020, respectively, and the actual reverse stock split ratio was 1-for-33.26. All share and per share amounts have been adjusted in these consolidated financial statements to reflect the effect of the reverse stock split.

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the presentation of annual financial information.

In management’s opinion, the audited consolidated financial statements reflect all adjustments (including reclassifications and normal recurring adjustments) necessary to present fairly the financial position for the years ended December 31, 2020 and December 31, 2019, and results of operations and cash flows for the years ended December 31, 2020 and December 31, 2019.

Principles of Consolidation

The accompanying audited consolidated financial statements include the accounts of the Company and its majority owned subsidiary, TransBiotec-CA. We have eliminated all intercompany transactions and balances between entities consolidated in these audited financial statements.

F-9

Use of Estimates

The preparation of audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, such estimates were made by the Company for the valuation of the derivative liabilities, beneficial conversion feature expenses and intellectual technology. Actual results could differ from those estimates.

Financial Instruments

Pursuant to  Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable,  related party payables, notes payable, convertible debentures, and other liabilities. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2020 and December 31, 2019:

December 31, 2020

	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$-

December 31, 2019

	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$60,650

F-10

Cash

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company does not have any cash equivalents as of December 31, 2020 and December 31, 2019.

Prepaid Expenses

Amounts incurred in advance of contractual performance or coverage periods are recorded as prepaid assets and recognized as expense in the period service or coverage is provided.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain a beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations under other income (expense). The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity.

Minority Interest (Noncontrolling Interest)

A subsidiary of the Company has minority members representing ownership interests of 1.38% at December 31, 2020 and December 31, 2019. The Company accounts for these minority, or noncontrolling interests, pursuant to ASC 810-10-65 whereby gains and losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

F-11

Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718 “Share-based Compensation”, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The fair value of each option award is estimated on the date of grant using the Black-Scholes options pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its options. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

Research and Development

The Company accounts for its research and development costs pursuant to ASC 730, whereby it requires the Company to disclose the amounts of costs for company and customer-sponsored research and development activities, if material. Research and development costs are expensed as incurred. The Company incurred research and development costs as it acquired new knowledge to bring about significant improvements in the functionality and design of its SOBR product. Research and development costs were $633,050 and $12,787 during the years ended December 31, 2020, and December 31, 2019, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are charged to operations as incurred.  Advertising and marketing costs were $96,637 and $3,724 during the years ended December 31, 2020, and December 31, 2019, respectively.

Income Tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has a deferred tax asset of approximately $2,830,000 and $1,832,000 that is offset by a 100% valuation allowance on December 31, 2020 and December 31, 2019, respectively. Therefore, the Company has not recorded any deferred tax assets or liabilities on December 31, 2020 and December 31, 2019.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share gives the effect to all dilutive potential common shares outstanding during the period,  including stock options, warrants and convertible instruments. Diluted net loss per share excludes all potentially issuable shares if their effect is anti-dilutive. Because the effect of the Company’s dilutive securities is anti-dilutive, diluted net loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”), insurance limits. Accounts at each institution are insured by the FDIC up to $250,000. While the Company monitors cash balances in our operating accounts on a regular basis and adjust the balances as appropriate, these balances could be impacted if the underlying financial institutions fail. To date, the Company has experienced no loss or lack of access to our cash; however, the Company can provide no assurances that access to our cash will not be impacted by adverse conditions in the financial markets. At December 31, 2020 and December 31, 2019, the Company had $0 and $431,759 in excess of the FDIC insured limit, respectively.

F-12

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

New Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company's financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity.  This amendment is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the effects, if any, of the adoption of ASU 2020-06 guidance on the Company's financial position, results of operations and cash flows.

In October 2020, the FASB issued ASU No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables-Nonrefundable Fees and Other Costs, amendments the guidance in ASU No. 2017-08, (Subtopic 310-20): Premium Amortization of Purchased Callable Debt Securities, which addresses multiple call dates of a callable debt security.  This amendment is effective for public business entities, for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early application is not permitted.  The Company is evaluating the effects, if any, of the adoption of ASU 2020-08 guidance on the Company's financial position, results of operations and cash flows.

NOTE 2. GOING CONCERN

The Company has incurred recurring losses from operations and has limited cash liquidity and capital resources. Future capital requirements will depend on many factors, including the Company’s ability to develop products, cash flow from operations, and competing market developments. The Company will need additional capital in the near future. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

As of December 31, 2020, the Company has an accumulated deficit of approximately $50,000,000. During the year ended December 31, 2020, the Company also experienced negative cash flows from operating activities of approximately $2,200,000. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the Company will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. As such, there is substantial doubt about the entity’s ability to continue as a going concern.

F-13

The Company has identified factors that mitigate the probable conditions that have raised substantial doubt about the entity’s ability to continue as a going concern.  On January 15, 2021, the Company initiated a Private Offering (the “Offering”) of up to 40 Units ($2,000,000) with each Unit consisting of one $50,000 principal amount secured convertible debenture, convertible at $3.00 per share, and a Warrant to purchase 25,000 shares of the Company’s common stock at $3.00 per share. The Secured Debentures carry interest at 12% and mature 24 months after issuance. The Warrants are exercisable six months after issuance and expire 24 months after issuance. The Offering will be made on a continuous basis until March 31, 2021, which may be extended one-time by our Board of Directors until April 30, 2021 (the “Termination Date”), unless earlier terminated or canceled. There will be no closing of the Offering until a minimum of $500,000 is raised. After an initial closing is held, offers to purchase Units will be aggregated for subsequent closings to be held on a monthly basis until the maximum of $2,000,000 has been raised or until the Termination Date, whichever is earlier.  The Offering may be canceled by the Company at any time and will in any event be canceled if no closing has occurred before the Termination Date.  As of the date of this report the Company has received $1,100,000 of the Offering amount.

We will need additional funds beyond the money raised in this Offering, even if the maximum Offering is met.  As a result, we are planning on additional financings in the future.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it may have a adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2021.

Management believes actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern; however, these plans are contingent upon actions to be performed by the Company and these conditions have not been met on or before December 31, 2020. Additionally, the COVID-19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which would impair the Company’s ability to raise needed funds to continue as a going concern. As such, substantial doubt about the entity’s ability to continue as a going concern was not alleviated as of December 31, 2020.

NOTE 3. ASSET PURCHASE

On June 5, 2020, the Company completed a transaction (the “Transaction”) with IDTEC subject to the terms and conditions of the APA and that was accounted for as an asset purchase. Pursuant to the APA, IDTEC provided personnel, experience, and access to funding to assist with the development of the SOBR device, as well as sold to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 12,000,000 shares of our common stock after giving effect to the reverse stock split effected in connection with closing the Transaction. The closing of the Transaction was subject to several conditions precedent, primarily: (i) the Company had to be current in reporting requirements under the Securities Exchange Act of 1934, as amended, (ii) had to complete a reverse stock split of common stock such that approximately 8,000,000 shares were outstanding immediately prior to closing the transaction, (iii) could only have outstanding convertible instruments as set forth in the APA, (iv) authorized common stock had to be reduced to 100,000,000 shares, and (v) not have more than approximately $125,000 in current liabilities. Effective with the closing of the Transaction all of the closing conditions had been met, modified or waived by IDTEC, and the Company issued the 12,000,000 shares to IDTEC.

F-14

In advance of closing the Transaction, IDTEC and a few other affiliated parties voluntarily committed personnel and funds to the Company to assist with (i) general costs related to the Transaction, (ii) ongoing operating expenses and pay for further engineering and development work on the Company’s products and prototypes, (iii) protect, maintain and develop the Company’s products and intellectual property, (iv) hire, pay and retain the proposed management team, third party consultants and advisors for the Company following the consummation of the sale contemplated in the APA and, (v) take such further actions as are necessary to more quickly expand the Company’s business subsequent to the sale of the purchased assets. The parties agreed that the funds advanced directly to the Company’s vendors were voluntary and were not the obligation of the Company and the Company had no obligation to repay these funds in the event the transaction contemplated by the APA did not close. In the event the Transaction did close, then on the closing date, the Company would issue promissory notes for the aggregate amounts incurred, paid or advanced. As a result of closing the Transaction, the Company issued a convertible promissory note for all the funds spent or advanced by IDTEC prior to closing. This note totaled $1,485,189 (the “APA Note”), with simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder. The repayment of APA Note is secured by a first priority security lien or security interest in the patents, trademarks, tradenames, and other intellectual property of the Company.

Subsequent to the Transaction closing, the Company evaluated the fair value of the assets acquired based on market estimates for property and equipment and discounted net cash flow for the SOBR Safe intellectual technology. The present value of the discounted cash flow utilized a 75% discount, which included a 25% risk return premium, over an estimated five-year net revenue stream expected to be derived from the technology acquired. Based on the assessment of fair value, the Company recognized an asset impairment loss of $25,320,555 resulting from the APA during the year ended December 31, 2020. The impairment was due to the increase of the Company's stock price value. The stock price of the Company at closing of the Transaction was significantly higher than expected from the stock price of the Company when the Company signed the APA. The number of shares to be given to IDTEC as consideration for the Transaction would not get updated for any stock price changes.

F-15

NOTE 4. PREPAID EXPENSES

Prepaid expenses consist of the following:

	December 31, 2020	December 31, 2019
Insurance	$3,370	$-
Consulting services	111,860	7,343
Other prepaid expenses	-	1,711

Prepaid expenses	$115,230	$9,054

During 2020, the Company entered into two consulting agreements for marketing services. The Company has to issue a total of 87,500 of its common shares valued at $142,714 under the terms of the agreements.  As of December 31, 2020, the share value is included in common stock subscriptions payable as the shares had not been issued.  Stock- based compensation expense for the year ended December 31, 2020 includes approximately $33,000 for these service agreements.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2020
Robotics and testing equipment	$46,200
Office furniture and equipment	1,525
47,725
Accumulated depreciation	(7,340)
Net property and equipment disposed	(40,385)
Property and equipment, net	$0

Depreciation is computed on a straight-line basis over the assets estimated useful lives of three years. Depreciation for the years ended December 31, 2020 and 2019 was $7,340 and none, respectively.

NOTE 6. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2020:

	Gross Carrying Amount	Accumulated Amortization	Net Intangible Asset	Amortization Period (in years)
SOBR Safe
Intellectual Technology	$3,854,675	$224,854	$3,629,821	10

Amortization expense for the years ended December 31, 2020 and 2019 was $224,854 and none, respectively.

Estimated future amortization expense for device technology intangible assets is as follows:

2021	2022	2023	2024	2025	Thereafter
$385,467	$385,467	$385,467	$385,467	$385,467	$1,702,486

F-16

NOTE 7. RELATED PARTY TRANSACTIONS

On December 3, 2014, Lanphere Law Group, a related party, and shareholder, entered into an agreement with the Company to convert 50% of its outstanding accounts payable of $428,668 to a note payable. This note payable represents one half of the balance in the amount of $214,334 of legal fees and costs owed up until October 31, 2014. This agreement further provided that the remaining 50% of unpaid legal fees in accounts payable were to be paid and retained as a current payable. In addition, 50% of the legal fees and costs incurred beginning with the legal services provided to the Company on November 1, 2014, are to be converted on a monthly basis to common stock at a price of $0.09 per share until the accounts payable balance for legal fees is paid current. The Company has recorded to equity, a total related party gain connected to these conversions during the years ended December 31, 2020, and 2019 of none and $22,585, respectively. The Company converted the remaining payables to common stock through a separate agreement and there are no more payables to convert as of December 31, 2020.

On July 1, 2015, the Company amended the December 3, 2014, note payable agreement with Lanphere Law Group, which forgave $108,000 of the note payable’s principal balance. This debt forgiveness decreased the original principal balance on the note of $214,334 to a new principal balance of $106,335, and a related party gain of $108,000 was recorded to additional paid-in capital. This amendment also extended the note payable’s due date to December 2, 2015. The note was converted to common stock during the year ended December 31, 2020.

On March 8, 2017, Lanphere Law Group irrevocably elected to exercise warrants in order to acquire 969,601 shares of the Company’s common stock in exchange for an aggregate exercise price of $112,871, which was used for the deduction of $74,672 of principal and $38,199 of accrued interest related to the December 3, 2014, note payable agreement with Lanphere Law Group. The forgiveness of the note payable principal of $74,672 was recorded to equity and the $38,199 of related accrued interest was also recorded to equity. The principal balance of the note after the debt deduction was $31,662. On January 3, 2020, the note payable principal balance of $31,662 was converted to 9,520 common shares at a per share price of $3.326. As of December 31, 2020, and December 31, 2019, the principal balance of this note was none and $31,662, respectively. As of December 31, 2020, and December 31, 2019, the accrued interest on this note was none and $9,508, respectively.

Due to cash flow constraints, the Company experienced difficulty in compensating its directors for their service in their capacity as directors; therefore, such directors may receive stock options to purchase common shares as awarded by its Board of Directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with business related travel and attendance at meetings of its Board of Directors. The Company’s Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. On August 23, 2019, the Company entered into a Common Stock Purchase Agreement (the “Bennington SPA”) with Charles Bennington, one of the Company’s then directors, under which the Company agreed to issue 420,926 shares of its common stock in exchange for Mr. Bennington forgiving $595,000 in accrued compensation and services due. The Company also recorded a related party gain on the conversion of executive compensation to common shares of $535,500 that was accounted for as additional paid-in capital. The common shares were issued on or about August 28, 2019, at a per-share purchase price of $1.4135 per share.

On August 23, 2019, the Company entered into a Debt Conversion and Common Stock Purchase Plan (the “Lanphere SPA”) with Michael Lanphere, a beneficial owner of the Company, under which the Company agreed to issue 643,438 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under numerous promissory notes. Mr. Lanphere’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Lanphere. The amount of the debt reduction and, therefore the purchase price of the shares, was $96,303 which was used for the deduction of related party notes payable principal of $77,927 and accrued interest of $18,376. The Company recognized a related party gain of $5,350 and accounted for it as additional paid-in capital. The common shares were issued on or about August 28, 2019 at an effective conversion price of $0.1497 per share. After this exercise, Lanphere Law Group owned warrants to acquire an additional 454,097 shares of our common stock, which were subsequently exercised during 2020.

F-17

On August 23, 2019, the Company entered into a Debt Conversion and Common Stock Purchase Plan (the “Mishal SPA”) with Devadatt Mishal, one of the Company’s former directors and current shareholder, under which the Company agreed to issue394,901 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Mishal under numerous promissory notes. Mr. Mishal’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Mishal. The amount of the debt reduction and, therefore the purchase price of the shares, was $56,478 which was used for the deduction of related party notes payable principal of $45,000 and accrued interest of $11,478. The Company recognized a related party gain of $657 and accounted for it as additional paid-in capital. The common shares were issued on or about August 28, 2019, at an effective conversion price of $0.1430 per share. After this exercise, Devadatt Mishal owns no warrants to acquire additional shares of our common stock.

On August 23, 2019, the Company entered, into a Share Exchange Agreement (the “Lanphere SEA”) with Michael Lanphere, a beneficial owner of the Company under which the Company agreed to issue 156,537 shares of its common stock in exchange for 520,643 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Lanphere. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share. The fair value of the common shares was $22,127. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $498,516 to additional paid-in capital.

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Justus SEA”) with Vernon Justus, a shareholder, under which the Company agreed to issue 260,954 shares of its common stock in exchange for 867,932 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Justus. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share. The fair value of the common shares was $36,887. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $831,045 to additional paid-in capital.

The Company entered into a lease agreement with Lanphere Law Group, a related party and shareholder, whereas the Company was the tenant and paying monthly rent of $4,100. The term of this operating lease ran from July 1, 2015 to June 30, 2019. From July 1, 2019 through December 31, 2019, the Company leased the same office space on a month to month basis. Rent expense, including CAM charges, for the years ended December 31, 2020 and 2019 of none and $39,315, respectively, was accounted for as general and administrative expense.

On October 25, 2019, the Company granted Charles Bennington, one of the Company’s directors, an option to acquire 24,053 shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with option vesting quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term. The issuance of the stock option was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Mr. Bennington is one of the Company’s directors, is a sophisticated investor and familiar with our operations.  None of Mr. Bennington’s common stock options vested, and therefore none were expensed during the year ended December 31, 2019. For the year ended December 31, 2020, stock option expense for the options vested was $4,592.  No vested options were exercised as of December 31, 2020.

On October 25, 2019, the Company granted Nick Noceti, the Company’s former Chief Financial Officer, an option to acquire 24,053 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with option vesting quarterly over a two-year period commencing January 1, 2020. The stock option has a five-year term. The issuance of the stock option was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Mr. Noceti was at that time the Company’s Chief Financial Officer, is a sophisticated investor and familiar with our operations. None of Mr. Noceti’s common stock options vested, and therefore none were expensed during the year ended December 31, 2019.  For the year ended December 31, 2020, stock option expense for the options vested was $2,271.  No vested options were exercised as of December 31, 2020.

F-18

On October 25, 2019, the Company granted Gary Graham, one of the Company’s former directors and current beneficial owner of the Company, an option to acquire 24,053 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with option vesting quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term. The issuance of the stock option was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Mr. Graham had been consulting with the Company for more than one year at the time of grant, is a sophisticated investor and familiar with our operations. None of Mr. Graham’s common stock options vested, and therefore none were expensed during the year ended December 31, 2019.  For the year ended December 31, 2020, stock option expense for the options vested was $4,592.  No vested options were exercised as of December 31, 2020.

On October 25, 2019, the Company entered into an Employment Agreement with Mr. Kevin Moore to serve as the Company’s Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore will perform services for the Company that are customary and usual for a chief executive officer of a company, in exchange for: (i) 24,053 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) incentive stock options under the Company’s 2019 Equity Compensation Plan to acquire 1,058,329shares of our common stock, at an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten-year term. 58,796 of these common stock option shares, valued at $14,080, were vested and expensed at December 31, 2019. No shares have been issued to Mr. Moore as of December 31, 2019.   For the year ended December 31, 2020, stock option expense for the 352,776 options vested was $79,557.  No vested options were exercised as of December 31, 2020.

On October 25, 2019, the Company entered into an Employment Agreement with Mr. David Gandini to serve as the Company’s Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will perform services for the Company that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,044 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten-year term. The Company will be issuing Mr. Gandini a stock option agreement for the options he was issued under the Gandini Agreement. 240,530 of these common stock option shares, valued at $57,574, were vested and expensed at December 31, 2019. No shares have been issued to Mr. Gandini as of December 31, 2019.  For the year ended December 31, 2020, stock option expense for the 240,530 options vested was $54,720.  No vested options were exercised as of December 31, 2020.

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, a beneficial owner of the Company, under which he agreed to exercise warrants and the Company agreed to issue 454,097 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under two promissory notes. Mr. Lanphere’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Lanphere on April 17, 2019 and July 17, 2019. The amount of the debt reduction, and therefore the purchase price of the shares, was approximately $66,000 which was used for the deduction of related party notes payable principal of  approximately $66,000. 180,397 common shares were issued on January 3, 2020 at an effective conversion price of $0.133 and 273,700 common shares were issued on January 3, 2020 at an effective conversion price of $0.153. After this exercise, Lanphere Law Group owns no warrants for shares of our common stock.

On January 3, 2020, the Company entered into another Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 63,225 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under numerous other remaining promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $210,285 which was used for the deduction of related party notes payable principal of $169,606 and accrued interest of $40,679. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $52,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $3.326 per share.

F-19

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Vernon Justus, a shareholder, under which the Company agreed to issue 84,963 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Justus under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $282,588 which was used for the deduction of a related party note payable principal of $180,001 and accrued interest of $102,587. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $70,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $3.326 per share.

On January 16, 2020, the Company entered into a Accounts Payable Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 214,883 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere for unpaid legal bills. The amount of the debt reduction, and therefore the purchase price of the shares, was $714,700 which was used for the deduction of related party payables of $714,700. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $222,000 and accounted for it as additional paid-in capital. The common shares were issued on January 16, 2020 at an effective conversion price of $3.326 per share.

On January 30, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Devadatt Mishal, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 499,965 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Mishal under numerous promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $456,641 which was used for the deduction of related party notes payable principal of $270,300 and accrued interest of $186,341. The Company also recorded a loss on related party debt extinguishment of approximately $144,000. The common shares were issued on January 30, 2020 at an effective conversion price of $0.91465 per share.

On March 23, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Prakash Gadgil, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 586 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Gadgil under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $1,950 which was used for the deduction of a related party note payable principal of $1,950. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $1,000 and accounted for it as additional paid-in capital. The common shares were issued on March 23, 2020 at an effective conversion price of $3.326 per share.

On April 6, 2020, the Company agreed with Nick Noceti, the Company’s former Chief Financial Officer, to issue 38,437 shares of its common stock in exchange for amounts due for accounting fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840 which was used for the deduction of a related party accounts payable of $127,480. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $49,000 and accounted for it as additional paid-in capital. The common shares were issued on April 4, 2020 at an effective conversion price of $3.326 per share.

On April 7, 2020, the Company agreed with Charles Bennington, one of the Company’s  directors, to issue 6,831 shares of its common stock in exchange for amounts due for Board of Director fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656 which was used for the deduction of a related party accounts payable of $9,656. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $2,000 and accounted for it as additional paid-in capital. The common shares were issued on April 7, 2020 at an effective conversion price of $1.41 per share.

F-20

NOTE 8. NOTES PAYABLE

RELATED PARTIES

Related party notes payable consist of the following:

	December 31, 2020	December31, 2019

Convertible Notes Payable	$-	$161,000
Conventional Non-Convertible Notes Payable	11,810	328,423
Notes Payable with Detached Free-standing Warrants	-	280,119
Unamortized Discount	-	(8,656)
Net Related Party Notes Payable	$11,810	$760,886

Total interest expense for related party notes was $98,313 and $91,845 for the years ended December 31, 2020 and 2019, respectively.

Related Party Convertible Notes Payable

The Company has none and seven convertible notes payable to related parties that have a principal balance of none and $161,000 as of December 31, 2020 and December 31, 2019, respectively. These notes carried interest rates ranging from 7% to 10%. These notes carried fixed and variable conversion prices per share. The Company evaluated these convertible notes payable for embedded and beneficial conversion features. The Company determined that there were both derivative embedded conversion features and beneficial conversion features to record. The conversion features were either fully amortized upon grant or over the life of the convertible notes payable. The Company evaluated these convertible notes and determined that its embedded conversion feature carried a debt discount that should be fully amortized upon grant. The Company fully amortized this debt discount and recorded it as amortization of debt discount – interest expense in the amount of $64,800 for the year end December 31, 2019.

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a related party, under which the Company agreed to issue approximately 157,000 shares of its common stock in exchange for a reduction of four convertible notes payable to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $143,119 which was used for the deduction of related party convertible notes payable principal of $91,000 and accrued interest of $52,119.

On June 5, 2020 the Company issued the convertible APA Note to a related party with a principal balance of $1,485,189, which included the $70,000 balance of three convertible notes payable to related parties and related accrued interest of $7,689 outstanding at December 31, 2019.  The note includes simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder.  The Company evaluated the convertible note payable for derivative embedded and beneficial  conversion features. The Company determined that there was a  beneficial conversion feature to record. During the year ended December 31, 2020, beneficial conversion feature amortization expense related to this related party convertible note payable of $1,407,675 was accounted for as amortization of interest - beneficial conversion feature expense in the consolidated statements of operations.  On November 15, 2020, the related party holder elected to convert the note principal and accrued interest balance of $1,551,514 into 3,103,028 of shares of common stock.

F-21

Related Party Non-convertible Notes Payable

The Company has one and nine non-convertible notes payable to related parties that have a principal balance of $11,810 and $328,423 as of December 31, 2020, and December 31, 2019, respectively. These notes carry interest rates ranging from 0% to 10%. The outstanding note payable as of December 31, 2020 had a due date of December 31, 2012 and is currently in default.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with four related parties, under which the Company agreed to issue approximately 343,000 shares of its common stock in exchange for a reduction of eight non-convertible notes payable to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $549,311 which was used for the reduction of related party non-convertible notes payable principal of $316,613 and accrued interest of $232,698.

Related Party Notes Payable with Warrants

The Company has none and twenty-four notes payable with detached free-standing warrants to related parties that have a principal balance of none and $280,119 as of December 31, 2020, and December 31, 2019, respectively. These notes carried interest rates ranging from 7% to 10%. The exercise price for each note payable with detached free-standing warrant ranged from $0.1330 - $0.1530. As of December 31, 2019, these notes carried outstanding detached free-standing warrants of 454,097. The unamortized discount related to these stock warrants at December 31, 2020 and December 31, 2019 is none and $8,656, respectively. During the years ended December 31, 2020 and 2019, stock warrants amortization expense recorded as interest expense related to these stock warrants was $8,656 and $37,072, respectively. The relative fair market value of the related stock warrants granted during the years ended December 31, 2020, and 2019 was none and $38,998, respectively.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with two related parties, under which the Company agreed to issue approximately 602,000 shares of its common stock in exchange for a reduction of 24 notes payable with detached free-standing warrants to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $320,858 which was used for the deduction of related party notes payable with detached free-standing warrants principal of $280,119 and accrued interest of $40,739.

NON- RELATED PARTIES

Non- related party notes payable consist of the following:

	December 31, 2020	December 31, 2019
Convertible Notes Payable	$56,683	$143,136
Conventional Non-Convertible Notes Payable	42,500	21,438
Notes Payable with Detached Free-standing Warrants	5,000	5,000
Non-Related Party Notes Payable	104,183	167,574
Current Portion	79,183	-
Net Long Term Portion	$25,000	$169,574

Total interest expense for non-related party notes was $17,415 and $56,546 for the years ended December 31, 2020 and 2019, respectively.

F-22

Convertible Notes Payable

The Company has three and fifteen convertible notes payable to non-related parties that have a principal balance of $56,683 and $143,136 as of December 31, 2020 and December 31, 2019, respectively. These notes carry interest rates ranging from 5% - 30% and have due dates ranging from 2/08/2012 – 3/06/2022. Two of the three notes  as of December 31, 2020 are in default. These notes carry conversion prices ranging from $0.0565- $10.7619 per share.  The Company evaluated these convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The conversion features were either fully amortized upon grant or over the life of the convertible notes payable. The conversion features were fully amortized as of December 31, 2020 and 2019.  During the years ended December 31, 2020 and 2019, beneficial conversion feature amortization expense related to these convertible notes payable of none and $5,920, respectively, was accounted for as amortization of interest - beneficial conversion feature expense in the consolidated statements of operations.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with six non-related parties, under which the Company agreed to issue50,135 shares of its common stock in exchange for a reduction of eleven convertible notes payable to non-related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $166,750 which was used for the deduction of non-related party convertible notes payable principal of $83,953 and accrued interest of $82,797. The Company recorded a non-related party gain on loan extinguishment  of approximately $103,000.

During 2020, the Company also entered into a non-related party convertible note payable agreement to convert a high interest rate convertible non-related party note payable with a principal balance of $25,000 and accrued interest due of $22,500 to a non-related party convertible note payable of $47,500 that accrues interest at 5%. The note conversion rate is $2 per common share. The Company recorded a loss on non-related party debt extinguishment of $11,697.

During 2020, the holder of a $25,000 convertible promissory note with interest at 30% and accrued interest of $61,875 replaced the carrying amount of the note and its conversion features with a new non-convertible note totaling $25,000 that bears interest at 5%. The Company recorded a gain on non-related party debt extinguishment of $61,875.

Non-convertible Notes Payable

The Company has three non-convertible notes payable to non-related parties that have a principal balance of $42,500 and $21,438 as of December 31, 2020 and December 31, 2019, respectively. These notes carry interest rates ranging from  5% - 18% and have due dates ranging from 1/31/2013 - 6/09/2022. Two of the three notes  as of December 31, 2020 are in default.

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a non-related party, under which the Company agreed to issue 20,313 shares of its common stock in exchange for a reduction of a non-convertible non-related party note payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $67,561 which was used for the deduction of non-related party non-convertible notes payable principal of $3,938 and accrued interest of $63,623. The Company recorded a non-related party gain on loan extinguishment  of approximately $14,000.

On May 12, 2020, the Company received proceeds of $41,665 from a commercial bank under the SBA Payroll Protection Loan Program.The loan requires interest at 1% and 18 monthly payments of principal and interest beginning December 5, 2020. Provisions of the SBA Payroll Protection Loan Program allow for portions or all the loan balance to be forgiven should certain criteria be met.  On December 7, 2020 the Company was notified that the principal balance and accrued interest of $242 was forgiven, and thus the Company recorded a gain on loan extinguishment of approximately $42,000.

Notes Payable with Warrants

The Company has one note payable with detached free-standing warrants to a non-related party that has a principal balance of $5,000 and $5,000 as of December 31, 2020 and December 31, 2019, respectively. This note carries an interest rate of 10% and had a due date of 9/11/2014. This note is currently in default The detached free-standing warrants for this note payable were not exercised by the note holder and expired on May 16, 2019. There was no unamortized discount related to these stock warrants as of December 31, 2020 and December 31, 2019, and no stock warrant amortization expense was recorded to interest expense during the years ended December 31, 2020 and 2019.

F-23

NOTE 9.  DERIVATIVE LIABILITY

 In 2019, the Company borrowed $ 70,000 under convertible promissory notes agreement from an unrelated party that are due upon demand.  The notes bear interest at a rate of 10% per annum and are convertible into the Company’s common shares at a variable conversion price based on a 50% discount of the market price at an undetermined future date. The Company analyzed the conversion features of the note agreement for derivative accounting consideration under ASU 2017-11 (ASC 815-15, Derivatives and Hedging), and determined the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate and should therefore be accounted for at fair value under ASC 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments. In accordance with ASC 815-15, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the notes were carried on the Company’s balance sheet at fair value. The derivative liability was marked to market each measurement period and any unrealized change in fair value is recorded as a component of the statement of operations and the associated fair value carrying amount on the balance sheet was adjusted by the change. The Company fair valued the embedded derivatives using a Monte Carlo simulation model based on the following assumptions: (1) expected volatility of 180%, (2) risk-free interest rate of 0.13%, and (3) expected life from 1 month to 1 year. On March 1, 2019, the date of the first note, the fair value of the embedded derivative was $28,000. On May 3, 2019, the date of the second note, the fair value of the embedded derivative was $28,100. On October 26, 2019, the date of the third note, the fair value of the embedded derivative was $8,700. The notes carried an embedded conversion feature of $64,800 that was fully amortized to interest expense during the year ended December 31, 2019. The notes were not converted and deemed paid in full at the closing of the Transaction on June 5, 2020. The principal amounts of these notes were settled and transferred to the APA Note and a loss on debt extinguishment of $273,462was recognized during the year ended December 31, 2020.  The fair value of the embedded derivative recorded on the balance sheet as a liability was none and $60,650 at December 31, 2020 and December 31, 2019, respectively. Utilizing level 3 inputs, the Company recorded a fair market value gain of $60,650 and $4,150 for the years ended December 31, 2020 and 2019, respectively.

A summary of the activity of the derivative liability is shown below:

Balance at December 31, 2019	$60,650
Fair market value adjustments (including settlements)	(60,650)
Balance at December 31, 2020	$0

NOTE 10. COMMON STOCK

The Company’s common stock transactions for the year ended December 31, 2019 consists of the following:

1,065,982 shares were issued to non-related parties for $39,000 in cash.

420,926 shares were issued for the conversion of $595,500 of accrued executive compensation owed to a related party at $0.0143 per share.  A related party gain of $535,500 was recorded as additional paid-in capital.

1,038,339 shares were issued for the conversion of $152,781 of related party debt from $0.1430 to $0.1497 per share.  1,038,339 stock warrants were settled along with the related party debt.

F-24

417,491 shares were issued to related parties in exchange for 1,388,575 shares of the Company’s Series A Convertible Preferred Stock at $3.326 per share.  A related party gain of $1,329,561 was recorded as additional paid-in capital.

The Company’s common stock transactions for the year ended December 31, 2020 consists of the following:

1,025 shares were issued at $20.29 per share to a non-related party as compensation for services provided.

72,159 shares were issued for services provided under an Employment Agreement with Kevin Moore dated October 25, 2019.

454,097 shares were issued for the conversion of $65,728 of related parties’ debt from $0.1530 to $0.13304 per share pursuant to terms of the convertible promissory notes. 454,097 stock warrants were settled along with the related party debt.

12,000,000 shares were issued to complete the Transaction with IDTEC that was accounted for as an asset purchase.   The shares were issued at a value of $27,120,000.

159,395 shares were issued to non-related parties for the conversion of approximately $266,000 of accounts payable and accrued expenses from $0.5821 to $3.326 per share.  The Company recorded a net gain of approximately $62,000 resulting from the stock issuance.

260,150 shares were issued to related parties for the conversion of $852,196 of related party payables from $1.115 to $3.326 per share.  A related party gain of $272,299 was recorded as additional paid-in capital.

648,739 shares were issued to related parties for the conversion of $622,004 of debt from $0.9146 to $3.326 per share.  The Company recorded $143,660 of loss on debt extinguishment  and a related party gain of $124,291 was recorded as additional paid in-capital as a result of the stock issuance.

70,448 shares were issued to non-related parties for the conversion of $65,391 of debt  at $3.326 per share.  The Company recorded $41,665 of loss resulting from the stock issuance.

3,103,028 shares were issued to a related party for the conversion of $1,551,514 of debt under the terms of a convertible promissory note. The note converted at $0.50 per share.

2,700,000 shares were issued to a related party under the terms governing the shares of Series A-1 Convertible Preferred Stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed  accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay the accrued dividends in shares of common stock.  Based on the price of the common stock on the applicable dividend dates, we owed 43,169 shares of common stock in full satisfaction of the accrued dividends.  As of December 31, 2020, 43,169 shares were recorded in common stock subscriptions payable and were issued on January 6, 2021.

NOTE 11. PREFERRED STOCK

On November 20, 2015, the Company’s Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred Stock. In each calendar year, the holders of the Series A Convertible Preferred Stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any funds and assets of the Company legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred Stock simultaneously. Dividends on the Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Company paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution)  of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the Company. Shares of the Series A Convertible Preferred Stock are convertible at a 35% discount rate to the average closing price per share of the Company’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion. However, no conversions of the Series A Convertible Preferred Stock to shares of common stock can occur unless the average closing price per share of the Corporation’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion is at least $1.67. The shares of Series A Convertible Preferred Stock vote on a one for one basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred Stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of the Company’s common stock after giving effect to such conversion.

F-25

On August 8, 2019, the Company entered into an 8% Series A-1 Convertible Preferred Stock Investment Agreement (the “Investment Agreement”) with First Capital Ventures, LLC (“FCV”), an entity controlled by a beneficial owner of the Company, and its assignee. The Company desired to raise between $1,000,000 and $2,000,000 from the sale of its 8% Series A-1 Convertible Preferred Stock and FCV intends to raise between $1,000,000 and $2,000,000 (net after offering expenses) in a special purchase vehicle (“SPV”) created by FCV to purchase the 8% Series A-1 Convertible Preferred Stock. The Company granted FCV and its assigns, the exclusive right to purchase the 8% Series A-1 Convertible Preferred Stock. The Company also agreed to cancel all shares of its previously issued and outstanding Series A Convertible Preferred Stock immediately following the closing date. The Company further agreed to issue FCV a three-year stock warrant to purchase 144,317 shares of its common stock at an exercise price of $1.039375 per share immediately following the closing date, which was valued at $122,889 and expensed upon grant for services provided. The Company agreed to enter into a “business development” agreement with FCV, or its assignee, on the sale of the first $1,000,000 of 8% Series A-1 Convertible Preferred Stock and also granted FCV and its assigns, the right to use the name “SOBR SAFE” and any related intellectual property in connection with the SPV, and the offering of the Interests in the SPV.

In accordance with the August 8, 2019 Investment Agreement with FCV, on December 9, 2019, the Company’s Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000shares. During 2020, the authorized shares were increased to 2,700,000shares.  The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over the Company’s common stock, (c) conversion rights into shares of the Company’s common stock at $1 per share (not to be affected by any reverse stock split in connection with the Asset Purchase Agreement with IDTEC), (d) redemption rights such that we have the right, upon 30 days written notice, at any time after one year from the date of issuance, to redeem all or part of the Series A-1 Convertible Preferred Stock for 150% of the original issuance price, (e) no call rights by the Company, and (f) each share of Series A-1 Convertible Preferred Stock will vote on an “as converted” basis.

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Lanphere” SEA) with Michael Lanphere, a beneficial owner of the Company, under which the Company agreed to issue 156,537 shares of its common stock in exchange for 520,643 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Lanphere. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share and were issued on or about August 28, 2019. The fair value of the common shares was $22,127. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $498,516 to additional paid-in capital.

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Justus” SEA) with Vernon Justus, a shareholder, under which the Company agreed to issue 260,954 shares of its common stock in exchange for 867,932 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Justus. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share and were issued on or about August 28, 2019. The fair value of the common shares was $36,887. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $831,045 to additional paid-in capital.

F-26

On December 12, 2019, the Company entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC (“SOBR SAFE”), a Delaware limited liability company and an entity controlled by a beneficial owner of the Company, under which SOBR SAFE agreed to acquire 1,000,000 shares of our Series A-1 Convertible Preferred Stock  in exchange for $1,000,000 (the “Purchase Price”). The Company received the Purchase Price on December 12, 2019.

On May 7, 2020, the Company amended a Convertible Preferred Stock Investment Agreement  granting the exclusive right to SOBR SAFE to purchase up to 2,700,000 shares.

On July 2, 2020, the Company executed Amendment No. 2 to the Stock Investment Agreement which provides that the full amount of each dividend due on a dividend payment date, even if not declared, shall be paid to any holder regardless of the date on which the holder acquired the stock.

On December 7, 2020, we sent a Notice of Automatic Conversion and Calculation of Dividend Shares to SOBR SAFE notifying them that under the terms governing the shares of Series A-1 Convertible Preferred Stock the 2,700,000 shares of Series A-1 Convertible Preferred Stock owned by SOBR SAFE automatically converted into 2,700,000 shares of our common stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed SOBR SAFE accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay SOBR SAFE the accrued dividends in shares of our common stock.

NOTE 12.  STOCK SUBSCRIPTIONS PAYABLE

The Company has stock subscriptions payable of $253,688 payable with 147,587 of its common shares of which $111,024 is payable to related parties with 60,087 of its common shares as of December 31, 2020 and $79,624 payable to related parties with 60,087 of its common stock at December 31, 2019.   The Company recorded a related party gain of none and $39,992 related to the outstanding stock subscriptions payable during the years ended December 31, 2020 and 2019, respectively.

The Company had no preferred stock subscriptions payable as of December 31, 2020.  The Company has preferred stock subscriptions payable due to a related party of $1,000,000 convertible into 1,000,000 of its 8% Series A-1 Convertible Preferred shares as of December 31, 2019.

NOTE 13.  STOCK WARRANTS AND STOCK OPTIONS

Stock Warrants

The Company accounts for employee stock options and non-employee stock warrants under ASC 718 and ASC 505, whereby option costs are recorded based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable, utilizing the Black-Scholes pricing model. Unless otherwise provided for, the Company covers option exercises by issuing new shares.

F-27

Beginning on December 12, 2012, Michael A. Lanphere, a related party and non-employee, loaned the Company money for a variety of purposes, some for working capital and some to allow the Company to pay outstanding obligations. Each of these loans were made pursuant to the terms of a Loan Agreement with Promissory Note and Stock Fee (the “Agreements”). Under the terms of the Agreements, Mr. Lanphere was not only entitled to repayment of the principal amount loaned to us, with interest, but also what was termed in the Agreements as a “Stock Fee” that the parties are interpreting as a stock warrant, which permits Mr. Lanphere to acquire shares of our common stock in exchange for an exercise price that was estimated based on the date of the loan agreement. The number of shares to be issued to Mr. Lanphere as a Stock Fee under each Agreement was an estimate and varied based on the loan amount and the price of our common stock on the day of the loan and was calculated by this formula: 60% or 80% of the loan amount divided by the Company’s stock price on the day of the loan, but at a price per share no higher than ($0.025). Each Stock Fee is fully vested immediately and expires  5 years from the date of the loan. Although the Stock Fee could be taken by Mr. Lanphere as a stock grant or a stock warrant, due to the fully vested nature of the Stock Fee, Mr. Lanphere is deemed to beneficially own those shares on the date of each Agreement. After the Company entered into a Debt Conversion and Common Stock Purchase Plan with Mr. Lanphere dated January 3, 2020, Mr. Lanphere agreed to exercise his stock warrants and the Company agreed to convert and issue 454,097 shares of its common stock to reduce a notes payable principal balance consisting of two notes in the amount of $65,875. The Company did not record a loss on debt extinguishment for this conversion pursuant to ASC 470-20-40-4 that states that upon conversion in accordance with its original terms, the carrying amount of the convertible debt without a beneficial conversion feature, including any unamortized premium or discount, is credited to the capital accounts and no gain or loss should be recognized. Mr. Lanphere owns no more warrants to shares of our common stock. The number of warrants outstanding to Mr. Lanphere at December 31, 2020 and December 31, 2019 were none and 454,097, respectively.

On August 8, 2019, the Company entered into an 8% Series A-1 Convertible Preferred Stock Investment agreement with First Capital Ventures, LLC (“FCV”), an entity controlled by a beneficial owner of the Company. FCV set up a special purpose vehicle (“SPV”) or SOBR SAFE, LLC, an entity controlled by a beneficial owner of the Company, that purchased 1,000,000 of the 8% Series A-1 Convertible Preferred Shares at $1.00 per share on December 12, 2019. Upon purchase, the Company issued the SPV through FCV a three-year warrant to purchase 144,317 shares of the Company’s common stock at an exercise price of $1.039375 per share. The number of warrants outstanding to the SPV through FCV at December 31, 2020 and December 31, 2019 are 144,317 and 144,317, respectively.

On May 4,2020, the Company entered into an agreement with a vendor to provide investor relations services.  Under the terms of the agreement, we issued warrants to purchase up to 120,000 shares of our common stock at an exercise price of $2.00 per share.  The warrants expire five years after the date of issuance.  Approximately $220,000 of expense was recognized for the warrants issued for the services provide by the vendor.

On June 5, 2020, upon closing of the Transaction, the Company entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement under which we issued warrants to IDTEC to purchase up to 320,000 shares of our common stock (post-split) at an exercise price of $0.50 per share. The warrants expire five years after the date of issuance, (see Note 3).

The total outstanding balance of all non-employee stock warrants in the Company is 584,317 and 598,414 at December 31, 2020 and December 31 2019, respectively. There were 440,000 non-employee detached free-standing stock warrants granted during the year ended December 31, 2020 and 916,579 non-employee detached free-standing stock warrants granted during the year ended December 31, 2019. The fair value of these non-employee stock warrants granted during the years ended December 31, 2020 and 2019 totaled $915,124 and $160,544, respectively, and were determined using the Black-Scholes option pricing model based on the following assumptions:

	Dec. 31, 2020	Dec. 31, 2019
Exercise Price	$0.50-$2.00	$0.1330-$1.0394
Dividend Yield	0%	0%
Volatility	153%-154%	134% - 167%
Risk-free Interest Rate	0.19%- 0.29%	1.69% –2.40%
Life of Warrants	5 Years	.038-5 Years

F-28

The following table summarizes the changes in the Company’s outstanding warrants during the years ended December 31, 2020 and 2019:

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2018	721,678	$0.1397 - 0.6319	3.45 Years	$0.1929	$-
Warrants Granted	916,579	$0.06- 0.2062	3.97 Years	$0.2860	$2,022,912
Warrants Exercised	(1,038,339)	$0.1430- 0.1497		$0.1463
Warrants Expired	(1,504)	$0.6319		$0.6319
Balance at December 31, 2019	598,414	$.13304 - 1.039375	3.97 Years	$0.3592	$1,276,870

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	598,414	$0.13304 – 1.039375	3.97 Years	$0.3592	$1,276,870
Warrants Granted	440,000	$0.50-2.00	4.41 Years	$0.9091	$898,000
Warrants Exercised	(454,097)	$0.13304- 0.15299		$0.1451
Warrants Expired	-
Balance at December 31, 2020	584,317	$0.50– 2.00	3.80 Years	$0.9413	$1,173,737

F-29

Stock Options

On October 24, 2019, the Company’s 2019 Equity Incentive Plan went effective. The plan was approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock on September 9, 2019. The plan’s number of authorized shares is 3,848,467. As of  December 31, 2020 and December 31, 2019, the Company has granted stock options to acquire 2,521,922 and 2,285,028 shares of common stock under the plan, respectively. As of December 31, 2020, the plan has1,202,168 vested shares and1,319,753 non-vested shares. As of December 31, 2019, the plan had 539,847 vested shares and 1,745,181 non-vested shares. As of December 31, 2020 and December 31, 2019 the plan has options available to be issued of 1,326,545 and 1,563,439, respectively.  The stock options are held by our officers, directors, employees, and certain key consultants.

During 2020, under the 2019 Equity Incentive Plan the Company granted stock options and units to acquire approximately 236,000 shares of its common stock at exercise prices ranging from $1.645 to $3.30 to certain employees and key consultants. The fair value of the options granted was approximately $515,000. The stock options vest monthly and quarterly over 1 to 3-year terms.  A total of 15,000 stock options were vested as of  December 31, 2020.  None of the vested stock options have been exercised and no shares have been issued as December 31, 2020.  Additionally, the Company granted stock options to acquire 1,894 shares of its common stock, in addition to the 48,106 options granted to key consultants on October 25, 2019 for a total of 50,000 shares of its common stock in accordance with the Company’s agreements with the consultants.  The stock options stock exercise price is $0.2635.  The stock options vest over a one-year period beginning January 1, 2020 and have a five-year term.  A total of 50,000 and 0 stock options were vested at December 31, 2020 and December 31, 2019, respectively.  None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020.

For the years ended  December 31, 2020 and 2019, the Company recorded $239,478 and $95,566, respectively, of share-based compensation expense related to the stock options. The unrecognized compensation expense as of December 31, 2020 was approximately $650,000 for non-vested share-based awards to be recognized over periods of approximately three to seven years.

In applying the Black-Scholes options pricing model, assumptions used to compute the fair value of the stock options granted during the year ended December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Exercise Price	$1.645-3.30	$0.026-1.039
Dividend Yield	0%	0%
Expected Volatility	162%-181%	133%-146%
Risk-free Interest Rate	0.19%-0.43%	1.61%-1.70%
Expected Life	1- 2.7 years	2.0-7.17years

F-30

The following table summarizes the changes in the Company’s outstanding stock options during the years ended December 31, 2020 and 2019:

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2018	53,368	$0.1497 – 8.31	2.32 Years	$0.2761	$-
Options Granted	2,381,239	$0.26341-1.0393	9.00 Years	$0.2960	$5,238,080
Options Exercised	-	-
Options Cancelled	(45,100)	$0.1497		$0.1497
Options Expired	(8,268)	$0.2328-8.31	9.00 Years	$0.9678
Balance at December 31, 2019	2,381,239	$0.2634 – 1.039	9.00 Years	$0.2761	$5,238,080

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	2,381,239	$0.2634-1.039	9.00 Years	$0.2761	$5,238,080
Options Granted	236,894	$0.2635–3.300	1.84 Years	$2.6661	$67,265
Options Exercised	(45,906)	$1.039
Options Cancelled	-	-
Options Expired	-	-
Balance at December 31, 2020	2,572,227	$0.26342–3.300	7.45 Years	$0.4999	$6,302,277

Exercisable at December 31, 2019	539,847	$0.2634–1.03938	8.2 Years	$0.4	$1,129,786
Exercisable at December 31, 2020	1,252,474	$0.26342–3.300	7.4 Years	$0.3165	$3,299,006

Executive Stock Options

The Company has 2,521,922 outstanding executive stock options exercisable at $0.26341 to $3.30 per share with a weighted average remaining contractual life of  7.5 years as of December 31, 2020 and 2,285,028 outstanding executive stock options exercisable at $0.26341 per share with a weighted average remaining contractual life of 9 years as of December 31, 2019.

F-31

On October 25, 2019, the Company granted Charles Bennington, one of the Company’s directors, options to acquire 24,053 shares of the Company’s common stock under its 2019 Equity Incentive Plan. The stock options have an exercise price of $0.2635 and vest quarterly over a one-year period commencing January 1, 2020. The stock options have a five-year term. A total of 24,053 and 0 stock options were vested as of December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020.

On October 25, 2019, the Company granted Nick Noceti, the  Company’s former Chief Financial Officer, options to acquire 24,053 shares of the Company’s common stock under its 2019 Equity Incentive Plan. The stock options have an exercise price of $0.2635 and vest quarterly over a two-year period commencing January 1, 2020. The stock options have a five-year term. A total of  12,026 and 0 stock options were vested as of  December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020.

On October 25, 2019, the Company entered into an Employment Agreement with Kevin Moore to serve as the Company’s Chief Executive Officer. Under the terms of the agreement, the Company granted Kevin Moore stock options under its 2019 Equity Compensation Plan to acquire 1,058,328 shares of its common stock at an exercise price of $0.2635. The stock options vest in 36 equal monthly installments of 29,398 shares during the three-year term of his Employment Agreement. A total of411,572 and 58,796 stock options were vested as of December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020 or December 31, 2019.

On October 25, 2019, the Company entered into an Employment Agreement with David Gandini to serve as the Company’s Chief Revenue Officer. Under the terms of the agreement, the Company granted David Gandini stock options under its 2019 Equity Compensation Plan to acquire 721,588shares of its common stock at an exercise price of $0.2635. The stock options vest in 36 equal monthly installments of 20,044 shares during the three-year term of his Employment Agreement. David Gandini was also granted an aggregate of 240,529 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 40,090 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten-year term.  A total of 521,146 and 240,521 stock options were vested as of December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020 or December 31, 2019.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leased office space under a long-term operating lease that expired in June 2019. The Company leased the same office space on a month-to-month basis until December 31, 2019. On October 15, 2019, the Company entered into a short-term lease agreement that is between $2,800 - $2,900 per month and ended on October 31, 2020. The lease has been renewed for another twelve months under the same general terms and conditions.   The Company also leases an office space for $1,300 per month on a short-term (month to month) basis through a related party that terminates at any time.  Rent expense under office leases, including CAM charges, was $63,978 and $64,679 for the years ended December 31, 2020 and 2019, respectively.

F-32

Legal Proceedings

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of December 2020.  As of December 31, 2020, the Company has accrued $11,164 plus accrued interest of approximately $1,000.  In the event we pay any money related to this lawsuit, IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

We currently have one outstanding judgment against us involving a past employee of the Company. The matter is under the purview of the State of California, Franchise Tax Board, Industrial Health and Safety Collections. We currently owe approximately $28,786 plus accrued interest of approximately $53,000, which has been accrued as of December 31, 2020 to our ex-employee for unpaid wages under these Orders.  On March 8, 2021 we received an Acknowledgement of Satisfaction of Judgement-Full by the California Court that the judgement has been settled with a payment of approximately $83,000 including accrued interest.  In the event we pay any money related to this lawsuit, IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

NOTE 15. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

For the years ended December 31, 2020 and 2019, the Company incurred net losses and therefore has no tax liability. The Company began operations in 2007 and has net operating loss carry-forwards of approximately $13,346,000 that will be carried forward and can be used through the year 2040 to offset future taxable income. In the future, the cumulative net operating loss carry forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

At December 31, 2020 and 2019, the Company has net operating loss carry forwards of approximately $13,346,000 and $9,634,000, respectively, that may be offset against future taxable income, if any. These carry-forwards are subject to review by the Internal Revenue Service. As of December 31, 2020 and 2019, the deferred tax asset of approximately $2,830,000 and $1,832,000, respectively, created by the net operating losses has been offset by a 100% valuation allowance because the likelihood of realization of the tax benefit cannot be determined. The change in the valuation allowance in 2020 and 2019 was approximately $998,000 and $187,000, respectively.

There is no current or deferred tax expense for the years ended December 31, 2020 and 2019. The Company has not filed its tax returns for the years ended 2012 through 2020; however, management believes there are no taxes due as of December 31, 2020 and 2019.

The Company includes interest and penalties arising from the underpayment of income taxes in general and administrative expense in the consolidated statements of operations.

The provision for Federal income tax consists of the following for the years ended December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Income tax benefit attributable to:
Net loss	$(29,982,222)	$(1,249,032)
Permanent differences	1,830,697	313,778
Valuation allowance	28,151,525	935,254
Net provision for income tax	$-	$-

F-33

The cumulative tax effect at the expected federal tax rate of 21% of significant items comprising our net deferred tax amount is as follows on December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Deferred tax asset attributable to:
Net operating loss carry forward	$2,163,000	$1,832,000
Valuation allowance	(2,163,000)	(1,832,000)
Net deferred tax asset	$-	$-

The cumulative tax effect at the expected state tax rate of 5% of significant items comprising our net deferred tax amount is as follows on December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Deferred tax asset attributable to:
Net operating loss carry forward	$667,000	$482,000
Valuation allowance	(667,000)	(482,000)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $13,304,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be further limited to use in future years.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal tax return years 2012 – 2020 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations.

F-34

NOTE 16. SUBSEQUENT EVENTS

NOTE 17.  REVISION TO PREVIOUSLY FILED FINANCIAL STATEMENTS

While reviewing the financial statements in connection with a Form 1-A filing, the Company discovered an error in the statement of operations for the year ended December 31, 2020. The error related to the presentation of the loss on disposal of property and equipment and asset impairment adjustment in accordance with ASC 360-10-45.

Loss on disposal of property and equipment and asset impairment adjustment of $39,434 and $25,320,555, respectively, were presented as other income/expense-net, instead of as operating expenses. As a result, loss from operations for the year ended December 31, 2020, was understated by $25,359,989 and other income/expenses-net was overstated by the same amount. The classification errors had no affect on the net loss or net loss per share for the year ended December 31, 2020.

As a result of this correction, the statement of operations for the year ended December 31, 2020 in the accompanying financial statements have been revised.  The results of the revisions increased total operating expenses and loss from operations from $2,909,600 to $28,269,589, and decreased other expense from $27,072,692 to $1,172,703.

F-35

SOBR Safe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021		December 31, 2020
	(Unaudited)		(Audited)
ASSETS

Current assets
Cash	$2,185,233		$232,842
Prepaid expenses	24,899		115,230
Total current assets	2,210,132		348,072

SOBR Safe Intellectual Technology, net of accumulated amortization of $513,952 and $224,854 at September 30, 2021 and December 31, 2020, respectively	3,340,723		3,629,821

Other assets	15,826		8,680
Total Assets	$5,566,681		$3,986,573

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$706,142		$101,308
Accrued expenses	306,071		313,032
Accrued interest payable	193,177		134,444
Related party payables	29,404		28,624
Common stock subscriptions payable	228,046		253,688
Derivative liability	980,000		-
Convertible debenture payable
* Includes unamortized debt discount related to detached warrants and convertible debenture of $2,608,900 and none at September 30, 2021 and December 31, 2020, respectively	439,881	*	-
Current portion notes payable - related parties	11,810		11,810
Current portion notes payable - non-related parties	104,183		79,183
Total current liabilities	2,998,714		922,089

Notes payable -related parties-less current portion
* Includes unamortized debt discount and beneficial conversion feature related to detached warrants and convertible notes of $771,576 and none at September 30, 2021 and December 31, 2020, respectively	228,424	*	-
Notes payable -non-related parties-less current portion
* Includes unamortized debt discount and beneficial conversion feature related to detached warrants and convertible notes of $774,850 and none at September 30, 2021 and December 31, 2020, respectively	230,150	*	25,000

Total Liabilities	3,457,288		947,089
Stockholders' Equity
Preferred stock, $0.00001 par value; 19,300,000 shares authorized, no shares issued or outstanding as of September 30, 2021 and December 31, 2020	-		-
Series A Convertible Preferred stock, $0.00001 par value; 3,000,000 shares authorized, no shares issued or outstanding as of September 30, 2021 and December 31, 2020	-		-
Series A-1 Convertible Preferred stock, $0.00001 par value; 2,700,000 shares authorized, no shares issued or outstanding as of September 30, 2021 and December 31, 2020	-		-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 25,981,203 and 25,922,034 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	260		260
Additional paid-in capital	56,330,450		52,693,974
Accumulated deficit	(54,167,685)		(49,601,220)
Total SOBR Safe, Inc. stockholders' equity	2,163,025		3,093,014
Noncontrolling interest	(53,632)		(53,530)

Total Stockholders' Equity	2,109,393		3,039,484

Total Liabilities and Stockholders' Equity	$5,566,681		$3,986,573

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-36

SOBR SAFE, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020

Revenues	$-	$-	$-	$-

Operating expenses:
General and administrative	316,329	191,589	875,378	400,127
Stock-based compensation expense	147,163	-	334,228	41,302
Management salaries and consulting fees	632,964	352,266	1,682,557	1,103,828
Research and development	566,655	152,123	1,052,650	309,403
Asset impairment adjustment	-	-	-	25,320,555
Total operating expenses	1,663,111	695,978	3,944,813	27,175,215

Loss from operations	(1,663,111)	(695,978)	(3,944,813)	(27,175,215)

Other income (expense):
Loss on extinguishment of debt, net	-	-	-	(269,144)
Gain on fair value adjustment - derivatives	-	-	-	60,650
Interest expense	(227,475)	(41,622)	(399,381)	(107,253)
Amortization of interest - conversion features	(130,830)	-	(222,373)	(1,407,675)
Total other expense, net	(358,305)	(41,622)	(621,754)	(1,723,422)

Loss before provision for income taxes	(2,021,416)	(737,600)	(4,566,567)	(28,898,637)

Provision for income taxes	-	-	-	-

Net loss	(2,021,416)	(737,600)	(4,566,567)	(28,898,637)
Net (income) loss attributable to noncontrolling interest	4	(98)	102	(48)

Net loss attributable to SOBR Safe, Inc.	(2,021,412)	(737,698)	(4,566,465)	(28,898,685)
Accrued dividends on convertible preferred stock	-	(161,880)	-	(161,880)
Net loss attributable to common stockholders	$(2,021,412)	$(899,578)	$(4,566,465)	$(29,060,565)

Basic and diluted loss per common share	$(0.08)	$(0.04)	$(0.18)	$(2.23)

Weighted average number of common shares outstanding	25,981,203	20,046,424	25,974,042	13,030,845

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-37

SOBR SAFE, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

(UNAUDITED)

	Common Stock		Preferred Stock				Stockholders' Equity		Total
		Amount		Amount	Additional		(Deficit)		Stockholders'
	Shares	($0.00001 Par)	Shares	($0.00001 Par)	Paid-in Capital	Accumulated Deficit	SOBR Safe, Inc.	Noncontrolling Interest	Equity (Deficit)

Balances at January 1, 2020	6,452,993	$65	-	$-	$15,971,392	$(19,511,168)	$(3,539,711)	$(53,410)	$(3,593,121)
Common stock issued for compensation	601	-	-	-	20,800	-	20,800	-	20,800
Common stock issued due to stock warrants exercise	454,097	4	-	-	65,724	-	65,728	-	65,728
Common stock issued to settle related party payables	214,883	2	-	-	493,072	-	493,074	-	493,074
Common stock issued to settle accounts payable and accrued expenses	38,323	-	-	-	92,385	-	92,385	-	92,385
Common stock issued to settle related party debt	648,739	6	-	-	826,958	-	826,964	-	826,964
Common stock issued to settle non-related party debt	70,448	1	-	-	166,525	-	166,526	-	166,526
Paid-in capital - fair value of stock options vested	-	-	-	-	39,450	-	39,450	-	39,450
Paid-in capital - gain on related party debt conversion	-	-	-	-	124,291	-	124,291	-	124,291
Paid-in capital - gain on related party payables conversion	-	-	-	-	221,557	-	221,557	-	221,557
Paid-in capital - loss on debt extinguishment	-	-	-	-	116,893	-	116,893	-	116,893
Paid-in capital - beneficial conversion feature	-	-	-	-	174	-	174	-	174
Net loss for the period	-	-	-	-	-	(450,023)	(450,023)	149	(449,874)
Balances at March 31, 2020	7,880,084	$78	-	$-	$18,139,221	$(19,961,191)	$(1,821,892)	$(53,261)	$(1,875,153)

Common stock issued to settle accounts payable and accrued expenses	121,072	2	-	-	173,290	-	173,292	-	173,292
Common stock issued to settle related party payables	45,268	1	-	-	86,739	-	86,740	-	86,740
Common stock issued for asset purchase	12,000,000	120	-	-	27,119,880	-	27,120,000	-	27,120,000
Paid-in capital - beneficial conversion feature	-	-	-	-	1,407,501	-	1,407,501	-	1,407,501
Paid-in capital - fair value of stock warrants granted	-	-	-	-	695,454	-	695,454	-	695,454
Paid-in capital - gain on related party payables conversion	-	-	-	-	50,741	-	50,741	-	50,741
Paid-in capital - loss on extinguishment of convertible notes	-	-	-	-	273,462	-	273,462	-	273,462
Paid-in capital - fair value of stock options vested	-	-	-	-	257,482	-	257,482	-	257,482
Net loss for the period	-	-	-	-	-	(27,710,964)	(27,710,964)	(199)	(27,711,163)
Balances at June 30, 2020	20,046,424	$201	-	$-	$48,203,770	$(47,672,155)	$531,816	$(53,460)	$478,356

Paid-in capital - fair value of stock options vested	-	-	-	-	46,617	-	46,617	-	46,617
Dividends payable-Series A-1 convertible preferred stock	-	-	-	-	-	(161,880)	(161,880)	-	(161,880)
Net loss for the period	-	-	-	-	-	(737,698)	(737,698)	98	(737,600)
Balances at September 30, 2020	20,046,424	$201	-	$-	$48,250,387	$(48,571,733)	$(321,145)	$(53,362)	$(374,507)

Balances at January 1, 2021	25,922,034	$260	-	$-	$52,693,974	$(49,601,220)	$3,093,014	$(53,530)	$3,039,484
Common stock issued to settle dividends - Series A-1 Convertible Preferred stock	43,169	-	-	-	107,880	-	107,880	-	107,880
Paid-in capital - fair value of stock options and RSU vested	-	-	-	-	105,013	-	105,013	-	105,013
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	619,381	-	619,381	-	619,381
Paid-in capital - beneficial conversion feature	-	-	-	-	480,619	-	480,619	-	480,619
Net loss for the period	-	-	-	-	-	(1,002,340)	(1,002,340)	(94)	(1,002,434)
Balances at March 31, 2021	25,965,203	$260	-	$-	54,006,867	$(50,603,560)	$3,403,567	$(53,624)	$3,349,943

Common stock issued for facility lease	16,000	-	-	-	49,600	-	49,600	-	49,600
Paid-in capital - fair value of stock options and RSU vested	-	-	-	-	138,010	-	138,010	-	138,010
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	473,327	-	473,327	-	473,327
Paid-in capital - beneficial conversion feature	-	-	-	-	428,595	-	428,595	-	428,595
Net loss for the period	-	-	-	-	-	(1,542,713)	(1,542,713)	(4)	(1,542,717)
Balances at June 30, 2021	25,981,203	$260	-	$-	55,096,399	$(52,146,273)	$2,950,386	$(53,628)	$2,896,758

Paid-in capital - fair value of stock options and RSU vested	-	-	-	-	387,003	-	387,003	-	387,003
Paid-in capital - relative fair value of stock warrants granted	-	-	-	-	847,048	-	847,048	-	847,048
Net loss for the period	-	-	-	-	-	(2,021,412)	(2,021,412)	$(4)	(2,021,416)
Balances at September 30, 2021	25,981,203	$260	-	$-	56,330,450	$(54,167,685)	$2,163,025	$(53,632)	$2,109,393

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-38

SOBR SAFE, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For The Nine Months Ended
	September 30,
	2021	2020

Operating Activities:
Net loss	$(4,566,567)	$(28,898,637)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	289,098	133,571
Loss on debt extinguishment, net	-	269,144
Change in fair value of derivative liability	-	(60,650)
Amortization of interest - conversion features	222,373	1,407,675
Amortization of interest	275,052	8,656
Stock options expense	399,259	343,549
Stock-based compensation expense	334,228	41,302
Asset impairment adjustment	-	25,320,555
Changes in assets and liabilities:
Prepaid expenses	(19,361)	994
Other assets	(7,146)	(8,680)
Accounts payable	604,834	140,906
Accrued expenses	(6,961)	(83,495)
Accrued interest payable	58,733	(6,697)
Related party payables	780	(51,976)
Common stock subscriptions payable	138,069	-

Net cash used in operating activities	(2,277,609)	(1,443,783)

Financing Activities:
Proceeds from notes payable - related parties	1,030,000	-
Repayments of notes payable - related parties	(30,000)	-
Proceeds from notes payable - non-related parties	1,005,000	41,665
Proceeds from convertible debenture payable	2,500,000	-
Debt issuance costs	(275,000)	-
Proceeds from offering of preferred stock - related parties	-	1,700,000
Net cash provided by financing activities	4,230,000	1,741,665

Net Change In Cash	1,952,391	297,882

Cash At The Beginning Of The Period	232,842	681,759

Cash At The End Of The Period	$2,185,233	$979,641

Schedule Of Non-Cash Investing And Financing Activities:

Issuance of common shares for rent	$49,600	$-

Issuance of common stock for prior year accrued dividends	$107,880	$-

Intrinsic value-beneficial conversion feature	$909,214	$1,407,501

Relative fair value of stock warrants granted	$1,939,756	$-

Convertible debenture payable discount	$823,781	$-

Fair value of embedded conversion feature	$980,000	$-

Gain on related party payables converted to capital	$-	$272,299

Accounts payable and accrued expenses converted to capital	$-	$265,677

Related party payables converted to capital	$-	$579,814

Related party debt converted to capital after exercise of cashless stock warrants	$-	$65,728

Related party debt converted to capital	$-	$826,964

Non-related party debt converted to capital	$-	$166,526

Gain on related party debt converted to capital	$-	$124,291

Shares issued for cash received in prior years	$-	$20,800

Issuance of common stock, stock warrants and convertible note for asset purchase	$-	$29,222,955

Preferred stock dividend accrued	$-	$161,880

Supplemental Disclosure:

Cash paid for interest	$67,618	$765

Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-39

SOBR SAFE, Inc.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SOBR Safe, Inc. (“SOBR Safe”), formerly TransBiotec, Inc., was incorporated as Imagine Media LTD. in August 2007 in the State of Delaware. A corporation also named TransBiotec, Inc. (“TransBiotec – CA”) was formed in the state of California July 4, 2004. Effective September 19, 2011, TransBiotec was acquired by TransBiotec - CA in a transaction classified as a reverse acquisition as the shareholders of TransBiotec - CA retained the majority of the outstanding common stock of TransBiotec after the share exchange. The consolidated financial statements represent the activity of TransBiotec - CA from July 4, 2004 forward, and the consolidated activity of SOBR Safe and TransBiotec - CA from September 19, 2011 forward. SOBR Safe and TransBiotec - CA are hereinafter referred to collectively as the “Company” or “We”. The Company has developed and plans to market and sell a non-invasive alcohol sensing system which includes an ignition interlock. The Company has not generated any revenues from its operations.

On March 23, 2020, the Company filed a Definitive 14C providing notice that the Board of Directors has recommended, and that holders of a majority of the voting power of the Company’s outstanding stock voted, to approve the following.

1.	To remove and re-elect four (4) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.

To approve an amendment to the Company’s Certificate of Incorporation to: (a) change the Company’s name to SOBR SAFE, Inc., (b) decrease the Company’s authorized common stock from 800,000,000 shares, par value $0.00001 to 100,000,000 shares, par value $0.00001, and (c) effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-32 and 1-for-35 (with the exact ratio to be determined by the directors in their sole discretion without further approval by the shareholders).

The above actions taken by the Company’s stockholders became effective on or about May 21, 2020. The effective dates of the above actions were June 5, 2020 and April 20, 2020, respectively, and the actual reverse stock split ratio was 1-for-33.26. All share and per share amounts have been adjusted in these consolidated financial statements to reflect the effect of the reverse stock split.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021.

In management’s opinion, the unaudited condensed consolidated financial statements reflect all adjustments (including reclassifications and normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2021 and December 31, 2020, and results of operations and cash flows for the three and nine month periods ended September 30, 2021 and 2020.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its majority owned subsidiary, TransBiotec-CA. We have eliminated all intercompany transactions and balances between entities consolidated in these unaudited condensed financial statements.

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Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, such estimates were made by the Company for the recoverability and useful lives of long-lived assets, the intellectual technology, the valuation of the derivative liabilities, beneficial conversion feature expenses, stock-based compensation and the valuation allowance related to deferred tax assets. Actual results could differ from those estimates.

Financial Instruments

Pursuant to  Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable,  related party payables, notes payable, convertible debentures, and other liabilities. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that are measured and recognized at fair value as of September 30, 2021 and December 31, 2020:

September 30, 2021

	Level 1	Level 2	Level 3
Derivative liability	$-	$-	$980,000
	$-	$-	$980,000

December 31, 2020

	Level 1	Level 2	Level 3
Derivative liability	$-	$-	$-
	$-	$-	$-

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Cash

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company does not have any cash equivalents as of September 30, 2021 and December 31, 2020.

Prepaid Expenses

Amounts incurred in advance of contractual performance or coverage periods are recorded as prepaid assets and recognized as expense in the period service or coverage is provided.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain a beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

 Derivative Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed consolidated statements of operations under other income (expense). The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

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Debt Issuance Costs

Debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense over the term of the debt using the effective interest method. The unamortized amount is presented as a reduction of debt on the balance sheet.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity.

Minority Interest (Noncontrolling Interest)

A subsidiary of the Company has minority members representing ownership interests of 1.38% at September 30, 2021 and December 31, 2020. The Company accounts for these minority, or noncontrolling interests, pursuant to ASC 810-10-65 whereby gains and losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718 “Share-based Compensation”, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The fair value of each option award is estimated on the date of grant using the Black-Scholes options pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid common stock dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its options. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

Research and Development

The Company accounts for its research and development costs pursuant to ASC 730, whereby it requires the Company to disclose the amounts of costs for company and customer-sponsored research and development activities, if material. Research and development costs are expensed as incurred. The Company incurred research and development costs as it acquired new knowledge to bring about significant improvements in the functionality and design of its SOBR product. Research and development costs were $1,026,679 and $309,403 during the nine month periods ended September 30, 2021 and 2020, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are charged to operations as incurred.  Advertising and marketing costs were $70,692 and $70,198 during the nine month periods ended September 30, 2021 and 2020, respectively, and are included in general and administrative expenses in the consolidated statements of operations.

Depreciation

Depreciation is computed on a straight-line basis over the assets estimated useful lives of three years. There was no depreciation for the three and nine months ended September 30, 2021. Depreciation for the three and nine months ended September 30, 2020 was $3,978 and $5,083, respectively .

Income Tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has not recorded any deferred tax assets or liabilities at September 30, 2021 and December 31, 2020 as these have been offset by a 100% valuation allowance.

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Net Loss Per Share

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted  loss per share gives the effect to all dilutive potential common shares outstanding during the period,  including stock options, warrants and convertible instruments.  Diluted net loss per share excludes all potentially issuable shares if their effect is anti-dilutive.  Because the effect of the Company’s dilutive securities is anti-dilutive, diluted net loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Accounts at each institution are insured by the FDIC up to $250,000. While the Company monitors cash balances in our operating accounts on a regular basis and adjust the balances as appropriate, these balances could be impacted if the underlying financial institutions fail. To date, the Company has experienced no loss or lack of access to our cash; however, the Company can provide no assurances that access to our cash will not be impacted by adverse conditions in the financial markets. At September 30, 2021 and December 31, 2020, the Company had $1,934,969 and none, respectively in excess of the FDIC insured limits.

Related Parties

Related parties are any entities or individuals that, through employment, ownership, or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

New Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company's financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity.  This amendment is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the effects, if any, of the adoption of ASU 2020-06 guidance on the Company's financial position, results of operations and cash flows.

In October 2020, the FASB issued ASU No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables-Nonrefundable Fees and Other Costs, amendments the guidance in ASU No. 2017-08, (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities, which addresses multiple call dates of a callable debt security.  This amendment is effective for public business entities, for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early application is not permitted.  The Company evaluated the adoption of ASU 2020-08 guidance and determined no effects on the Company's financial position, results of operations and cash flows.

F-44

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtpoic 815-40), which addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options.  This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted.  The Company is evaluating the effects, if any, of the adoption of ASU 2021-04 guidance on the Company's financial position, results of operations and cash flows.

Correction of Error

While preparing financial statements for periods in 2021, the Company discovered an error in the statement of operations for the year ended December 31, 2020.  The error related to the presentation of the loss on disposal of property and equipment and asset impairment adjustment in accordance with ASC 360-10-45.

Loss on disposal of property and equipment and asset impairment adjustment of $39,434 and $25,320,555, respectively, were presented as other income/expense-net, instead of as operating expenses.  As a result, loss from operations for the year ended December 31, 2020, was understated by $25,359,989 and other income/expenses-net was overstated by the same amount.  The errors had no effect on the net loss or net loss per share for the year ended December 31, 2020.

As a result of this correction, the statement of operations for the three- and nine-month periods ended September 30, 2020 in the accompanying financial statements has been retroactively restated.

NOTE 2. GOING CONCERN

The Company has incurred recurring losses from operations and has limited cash liquidity and capital resources. Future capital requirements will depend on many factors, including the Company’s ability to develop products, cash flow from operations, and competing market developments. The Company will need additional capital in the near future. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

As of September 30, 2021, the Company has an accumulated deficit of approximately $54,200,000. During the nine months ended September 30, 2021, the Company also experienced negative cash flows from operating activities of approximately $2,300,000. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the Company will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. As such, there is substantial doubt about the entity’s ability to continue as a going concern.

The Company has identified factors that mitigate the probable conditions that have raised substantial doubt about the entity’s ability to continue as a going concern.  On January 15, 2021, the Company initiated a Private Offering (the “Offering”) of up to 40 Units ($2,000,000) with each Unit consisting of one $50,000 principal amount secured convertible debenture, convertible at $3 per share, and a Warrant to purchase 25,000 shares of the Company’s common stock at $3 per share. The Secured Debentures carry interest at 12% and mature 24 months after issuance. The Warrants are exercisable six months after issuance and expire 24 months after issuance .  The Offering closed on May 31, 2021 and raised $2,005,000, see Note 8. On September 28, 2021 the Company closed the sale of a convertible debenture and issued warrants that raised $2,225,000 of net proceeds after debt issuance costs.  The debenture is for a face amount $3,048,781 with an OID of 18% and due March 27, 2022, if not converted, see Note 7.

We will need additional funds beyond the money raised in this Offering.  As a result, we are planning on additional financings in the future.

F-45

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it may have an adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2021.

Management believes actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern; however, these plans are contingent upon actions to be performed by the Company and these conditions have not been met on or before September 30, 2021. Additionally, the COVID-19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which would impair the Company’s ability to raise needed funds to continue as a going concern. As such, substantial doubt about the entity’s ability to continue as a going concern was not alleviated as of September 30, 2021.

NOTE 3. ASSET PURCHASE

On June 5, 2020, the Company completed a transaction (the “Transaction”) with IDTEC subject to the terms and conditions of the APA and that was accounted for as an asset purchase. Pursuant to the APA, IDTEC provided personnel, experience, and access to funding to assist with the development of the SOBR device, as well as sold to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 12,000,000 shares of our common stock after giving effect to the reverse stock split effected in connection with closing the Transaction.

As a result of closing the Transaction, the Company issued a convertible promissory note for all the funds spent or advanced by IDTEC prior to closing. This note totaled $1,485,189(the “APA Note”), with simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder. The repayment of APA Note is secured by a first priority security lien or security interest in the patents, trademarks, tradenames, and other intellectual property of the Company.

At closing, some of the closing conditions under the APA were either waived and/or modified by the parties. In order to document those modifications and waivers, we entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC. One of the closing conditions that was the subject of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement was the requirement that the Company have under $125,000 in permitted liabilities (not including aged liabilities) after closing of the Transaction. At closing we had approximately $158,000 in non-permitted liabilities under the APA. As a result, the Company issued a Warrant to Purchase Common Stock to IDTEC (the “Warrant”), under which IDTEC will purchase up to 320,000 shares of our common stock (post-split) at an exercise price of $0.50 per share, if either (i) we are forced to pay a non-permitted liability, then we may force IDTEC to exercise the Warrant and pay the exercise price to pay the non-permitted liability, but only in an amount sufficient to pay the non-permitted liability, or (ii) if IDTEC otherwise elects to exercise the Warrant and acquire some or all of the shares underlying the Warrant. The Warrant expires five years after the date of issuance.

The Transaction recorded as an asset purchase was valued at $29,222,955, which consists of the market price as of June 5, 2020 of the Company’s 12,000,000 shares of common stock issued totaling $27,120,000, the funds spent by IDTEC and affiliates prior to closing of $1,407,051 and the fair value of the Warrant issued of $695,454.  In determining the fair value of the intangible assets, the Company considered, among other factors, the best use of acquired assets such as the analysis of historical financial performance of the products and estimates of future performance of the products and intellectual properties acquired. The  allocation to identifiable intangible assets required extensive use of financial information and management's best estimate of fair value.

F-46

The following summarizes the transaction closing with IDTEC on June 5, 2020:

Property and equipment	$47,725
Intangible assets	29,175,230
Total assets	$29,222,955

Net purchase (fair value of stock issued, warrants and notes payable)	$29,222,955

Subsequent to the Transaction closing, the Company evaluated the fair value of theassets acquired based on market estimates for property and equipment and discounted net cash flow for the SOBR Safe intellectual technology. The present value of the discounted cash flow utilized a 75% discount, which included a 25% risk return premium, over an estimated five-year net revenue stream expected to be derived from the technology acquired. Based on the assessment of fair value, the Company recognized an asset impairment loss of $25,320,555 resulting from the APA during the year ended December 31, 2020. The impairment was due to the increase of the Company's stock price value. The stock price of the Company at closing of the Transaction was significantly higher than expected from the stock price of the Company when the Company signed the APA. The number of shares to be given to IDTEC as consideration for the Transaction would not get updated for any stock price changes.

NOTE 4. PREPAID EXPENSES

Prepaid expenses consist of the following:

	September 30,	December 31,
	2021	2020
Consulting service	$-	$111,860
Rent	20,667	-
Insurance	4,232	3,370
Prepaid expenses	$24,899	$115,230

On February 26, 2021, the Company entered into a new lease agreement for its office facility for a 12-month term beginning March 1, 2021.  In addition to monthly base rent of $6,000, the agreement requires the issuance on 16,000 shares of its common stock valued at $49,600, all of which has been issued as of September 30, 2021.

NOTE 5. INTANGIBLE ASSETS

Intangible assets consist of the following at September 30, 2021:

	Gross Carrying Amount	Accumulated Amortization	Net Intangible Asset	Amortization Period (in years)
SOBR Safe Intellectual Technology	$3,854,675	$513,952	$3,340,723	10

Amortization expense for the nine-month period ended September 30, 2021 and 2020 was $298,098 and $128,488, respectively, and is included in general and administrative expenses in the consolidated statements of operations.

F-47

Estimated future amortization expense for device technology intangible assets is as follows:

2022	2023	2024	2025	2026	Thereafter
$385,467	$385,467	$385,467	$385,467	$385,467	$1,413,388

NOTE 6. RELATED PARTY TRANSACTIONS

On July 1, 2015, the Company amended a December 3, 2014, note payable agreement with Lanphere Law Group, a related party and  shareholder, which forgave $108,000 of a note payable’s principal balance. This debt forgiveness decreased the original principal balance on the note of $214,334 to a new principal balance of $106,335, and a related party gain of $108,000 was recorded to additional paid-in capital. This amendment also extended the note payable’s due date toDecember 2, 2015. The note was converted to common stock during the three months ended March 31, 2020.

On March 8, 2017, Lanphere Law Group irrevocably elected to exercise warrants in order to acquire 969,601 shares of the Company’s common stock in exchange for an aggregate exercise price of $112,871, which was used for the deduction of $74,672 of principal and $38,199 of accrued interest related to the December 3, 2014, note payable agreement with Lanphere Law Group. The forgiveness of the note payable principal of $74,672 was recorded to equity and the $38,199 of related accrued interest was also recorded to equity. The principal balance of the note after the debt deduction was $31,662. On January 3, 2020, the note payable principal balance of $31,662 was converted to 9,520 common shares at a per share price of $3.326.

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, a beneficial owner of the Company, under which he agreed to exercise warrants and the Company agreed to issue 454,097 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under two promissory notes. Mr. Lanphere’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Lanphere on April 17, 2019 and July 17, 2019. The amount of the debt reduction, and therefore the purchase price of the shares, was approximately $66,000 which was used for the deduction of related party notes payable principal of  approximately $66,000. 180,397 common shares were issued on January 3, 2020, at an effective conversion price of $0.133 and 273,700 common shares were issued on January 3, 2020 at an effective conversion price of $0.153. After this exercise, Lanphere Law Group owns no warrants for shares of our common stock.

On January 3, 2020, the Company entered into another Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 63,225 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under numerous other remaining promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $210,285 which was used for the deduction of related party notes payable principal of $169,606 and accrued interest of $40,679. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $52,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $3.326 per share.

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Vernon Justus, a shareholder, under which the Company agreed to issue 84,963 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Justus under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $282,588 which was used for the deduction of a related party note payable principal of $180,001 and accrued interest of $102,587. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $70,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $3.326 per share.

On January 16, 2020, the Company entered into a Accounts Payable Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 214,883 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere for unpaid legal bills. The amount of the debt reduction, and therefore the purchase price of the shares, was $714,700 which was used for the deduction of related party payables of $714,700. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $222,000 and accounted for it as additional paid-in capital. The common shares were issued on January 16, 2020 at an effective conversion price of $3.326 per share.

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On January 30, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Devadatt Mishal, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 499,965 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Mishal under numerous promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $456,641 which was used for the deduction of related party notes payable principal of $270,300 and accrued interest of $186,341. The Company also recorded a loss on related party debt extinguishment of approximately $144,000. The common shares were issued on January 30, 2020 at an effective conversion price of $0.91465 per share.

On March 23, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Prakash Gadgil, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 586 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Gadgil under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $1,950 which was used for the deduction of a related party note payable principal of $1,950. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $1,000 and accounted for it as additional paid-in capital. The common shares were issued on March 23, 2020 at an effective conversion price of $3.326 per share.

On April 6, 2020, the Company agreed with Nick Noceti, the Company’s former Chief Financial Officer, to issue 38,437 shares of its common stock in exchange for amounts due for accounting fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840 which was used for the deduction of a related party accounts payable of $127,480. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $49,000 and accounted for it as additional paid-in capital. The common shares were issued on April 4, 2020 at an effective conversion price of $3.326 per share.

On April 7, 2020, the Company agreed with Charles Bennington, one of the Company’s former directors, to issue 6,831 shares of its common stock in exchange for amounts due for Board of Director fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656 which was used for the deduction of a related party accounts payable of $9,656. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $2,000 and accounted for it as additional paid-in capital. The common shares were issued on April 7, 2020 at an effective conversion price of $1.41 per share.

On February 12, 2021, the Company entered into a note payable agreement with David Gandini, an officer and shareholder, under which Mr. Gandini advanced the Company $30,000 for working capital purposes.  The  unsecured note carried interest at 0% and was paid in April 2021.

On March 30, 2021, the Company received notification from IDTEC that it was exercising a portion of the 320,000 warrants issued resulting from the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC.  The warrant exercise price is $0.50 per share. With the proceeds of the exercise we paid $88,469 during the six-month period ended June 30, 2021 to settle an outstanding judgement (see Note 14) against the Company which was considered as a non-permitted liability under the Post-Closing Covenant Agreement.  We will issue 176,938 shares of our common stock for the $88,469 we received from IDTEC to pay the settlement.  As the shares had not been issued by June 30, 2021, the amount received from IDTEC is included in the common stock subscriptions payable balance at June 30, 2021.

On March 3 and 31, 2021, the Company issued convertible notes payable (see Note 8) totaling $450,000 to existing shareholders holding a direct or indirect interest in the Company and $100,000 to a Company’s director and another director’s family member. The principal amount of the secured convertible debentures are convertible at $3 per share, and include warrants to purchase in total 275,000 shares of the Company’s common stock at $3 per share.

On May 31, 2021, the Company issued convertible notes payable (see Note 8) totaling $400,000 to existing shareholders holding a direct or indirect interest in the Company and $50,000 to a Company’s officer. The principal amount of the secured convertible debentures are convertible at $3 per share, and include warrants to purchase in total 225,000 shares of the Company’s common stock at $3 per share.

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NOTE 7. CONVERTIBLE DEBENTURE PAYABLE

Convertible debenture payable consists of the following:

	September 30, 2021	December 31, 2020
Convertible Debenture Payable with Detached Free-standing Warrant	$3,048,781	$-
Unamortized Debt Discount	(2,608,900)	-

Net Convertible Debenture Payable	$439,881	$-

On September 28, 2021, (the “Closing Date”) the Company completed a financing transaction under a Securities Purchase Agreement (the “SPA”) and corresponding 18% Original Issue Discount Convertible Debenture (the “Debenture”), Common Stock Purchase Warrant (the “Warrant”) and Registration Rights Agreement (“RRA”). Under the terms of the SPA, the Company received $2,500,000 from the Purchaser and in exchange issued the Debenture in the principal amount of $3,048,781 and Warrants to purchase up to 1,219,512 shares of the Company’s common stock. The Debenture is convertible voluntarily by the Purchaser at any time into shares of our common stock, at the lesser of $2.50, representing 100% of the closing price of our common stock on the trading day immediately prior to the Closing Date, or 75% of the average VWAP of our common stock during the 5 trading day period immediately prior to the conversion date (the “Conversion Price”), or automatically upon the occurrence of a single public offering of our common stock which results in the listing of our common stock on a national securities exchange as defined in the Exchange Act (the “Qualified Offering”) into shares of our common stock at the lesser of the Conversion Price, or 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture. The Warrant is exercisable at any time through September 28, 2026 into shares of our common stock at an exercise price of $2.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $1.00 per share. The Warrant contains a cashless exercise provision but only in the event the Company fails to have an effective registration statement registering the common shares underlying the Warrant at any time beginning six months from the Closing Date.  The RRA requires the Company to register for resale and maintain effectiveness of such Registration Statement for such all of the registrable securities under the terms of the Debenture and Warrant, within defined time frames. Should the Company fail to meet the RRA requirements, until the date causing such event of noncompliance is cured, the Company shall pay to the Purchaser as partial liquidated damages equal to the product of 2% of the principal amount not to exceed 24% of the aggregate principal. If the Company fails to pay of the liquidated damages within seven days after the date payable, the Company will pay interest at 18% until such amounts are paid in full. The Company evaluated the Debenture for derivative embedded and beneficial conversion features and determined that its embedded conversion feature carried a debt discount. The total conversion feature debt discount of $980,000 is amortized over the life of the convertible debenture. The debt discount amortization expense recorded as amortization of interest in the consolidated statements of operations was $16,245 for the nine-month period ended September 30, 2021.  As of September 30, 2021, the debenture carries outstanding warrants of 1,219,512. The relative fair market value of the related stock warrants granted during the nine month period ended September 30, 2021 and 2020 was $847,048 and none, respectively.  The unamortized discount at September 30, 2021 and December 31, 2020 was $833,008and none, respectively. Stock warrants amortization expense recorded as interest expense was $14,039 for the nine month period ended September 30, 2021. The Company incurred $548,781 of Original Issue Discount and $275,000 of debt issuance costs related to the Debenture which is being amortized to interest expense over the term of the debt using the effective interest method. Interest expense related to the Original Issue Discount and debt issuance costs was $11,645 for the nine month period ended September 30, 2021. The unamortized discount and issuance costs at September 30, 2021 and December 31, 2020 was $812,134 and none, respectively.

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NOTE 8. NOTES PAYABLE

RELATED PARTIES

Related party notes payable consist of the following:

	September 30, 2021	December 31, 2020
Convertible Notes Payable with Detached Free-standing Warrants	$1,000,000	$-
Conventional Non-Convertible Notes Payable	11,810	11,810
Unamortized Debt Discount	(771,576)	-
Net Related Party Notes Payable	$240,234	$11,810
Current Portion	(11,810)	(11,810)
Net Long-Term Portion	$228,424	$-

Total interest expense for related party notes was $55,151 and $79,596 for the nine month period ended September 30, 2021 and 2020, respectively.

Related Party Convertible Notes Payable with Warrants

The Company has thirteen convertible notes payable to related parties, each with detached free-standing warrants to purchase the Company’s common stock at $3 per share, that have a total principal balance of $1,000,000 as of September 30, 2021. The notes, secured by the Company’s patents and patents applications, include interest at 12%, are convertible at $3 per share of the Company’s common stock and are due 24 months after issuance. The note holders may elect to have the interest paid in cash monthly or have the interest accrue and be payable on the maturity date. Interest elected to be accrued will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The notes contain both voluntary and automatic conversion features. The notes will be convertible at any time, by the holders, beginning on the date of issuance. However, the holders may not convert any outstanding amounts due under the note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the holders or which can be acquired by holders upon exercise or conversion of any other instrument, would cause the holder to own more than 4.9% of the Company’s outstanding common stock.  Beginning on the issuance date, the outstanding principal amount of the note, and any accrued interest, will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on NASDAQ. The Company evaluated the convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The total beneficial conversion feature debt discount of $448,999 is amortized over the life of the convertible notes payable. The debt discount amortization expense recorded as amortization of interest – beneficial conversion feature in the consolidated statements of operations was $101,070 forthe nine-month period ended September 30, 2021. As of September 30, 2021, these notes carry outstanding warrants of 500,000. The relative fair market value of the related stock warrants granted during the nine-month period ended September 30, 2021 and 2020 was $551,001 and none, respectively.  The unamortized discount at September 30, 2021 and December 31, 2020 is $423,647 and none, respectively. Stock warrants amortization expense recorded as interest expense was $127,354 for the nine-month period ended September 30, 2021.

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Related Party Convertible Notes Payable

On June 5, 2020 the Company issued the convertible APA Note to a related party with a principal balance of  $1,485,189, which included the $70,000 balance of three convertible notes payable to related parties and related accrued interest of $7,689 outstanding at December 31, 2019.  The note includes simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder. The Company evaluated the convertible note payable for derivative embedded and beneficial conversion features. The Company determined that there was a beneficial conversion feature to record. During the year ended December 31, 2020, beneficial conversion feature amortization expense related to this related party convertible note payable of $1,407,675 was accounted for as amortization of interest - beneficial conversion feature expense in the consolidated statements of operations. On November 15, 2020, the related party holder elected to convert the note principal and accrued interest balance of $1,551,514 into 3,103,028 of shares of common stock.

Related Party Non-convertible Notes Payable

The Company has one non-convertible note payable to a related party that has a principal balance of  $11,810 as of September 30, 2021 and December 31, 2020. The note carries an interest rate at 0%.  The note payable had a due date of December 31, 2012 and is currently in default.

NON-RELATED PARTIES

Non-related party notes payable consist of the following:

	September 30, 2021	December 31, 2020
Convertible Notes Payable with Detached Free-standing Warrants	$1,005,000	$-
Convertible Notes Payable	56,683	56,683
Conventional Non-Convertible Notes Payable	42,500	42,500
Notes Payable with Detached Free-standing Warrants	5,000	5,000
Unamortized Debt Discount	(774,850)	-
Net Non-Related Party Notes Payable	$334,333	$104,183
Current Portion	(104,183)	(79,183)
Net Long-Term Portion	$230,150	$25,000

Total interest expense for non-related party notes was $65,130 and $1,403,611 for the nine-month periods ended September 30, 2021 and 2020, respectively.

Convertible Notes Payable with Warrants

The Company has sixteen convertible notes payable to non-related parties, each with detached free-standing warrants to purchase the Company’s common stock at $3 per share, that have a total principal balance of $1,005,000 as of September 30, 2021. The notes, secured by the Company’s patents and patents applications, include interest at 12%, are convertible at $3 per share of the Company’s common stock and are due 24 months after issuance.  The note holders may elect to have the interest paid in cash monthly or have the interest accrue and be payable on the maturity date.  Interest elected to be accrued will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date.  The notes contain both voluntary and automatic conversion features. The notes will be convertible at any time, by the holders, beginning on the date of issuance. However, the holders may not convert any outstanding amounts due under the note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the holders or which can be acquired by holders upon exercise or conversion of any other instrument, would cause the holder to own more than 4.9% of the Company’s outstanding common stock.  Beginning on the issuance date, the outstanding principal amount of the note, and any accrued interest, will automatically convert into shares of the Company’s common stock if the Company’s common stock closes at or above $6 per share for five (5) consecutive trading days while listed on NASDAQ. The Company evaluated the convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The total beneficial conversion feature debt discount of $460,215 is amortized over the life of the convertible notes payable.  The debt discount recorded as amortization of interest – beneficial conversion feature in the consolidated statements of operations was $105,060 for the nine-month period ended September 30, 2021.  As of September 30, 2021, these notes carry outstanding warrants of 502,500. The relative fair market value of the related stock warrants granted during the nine-month period ended September 30, 2021 and 2020 was $541,707 and none, respectively.  The unamortized discount at September 30, 2021 and December 31, 2020 was $419,695 and none, respectively. Stock warrants amortization expense recorded as interest expense was $122,012 for the nine-month period ended September 30, 2021.

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Convertible Notes Payable

The Company has three convertible notes payable to non-related parties that have a principal balance of $56,683 as of September 30, 2021 and December 31, 2020. These notes carry interest rates ranging from 5% - 12% and have due dates ranging from February 2013 to March 2022. Two of the three notes are currently in default. These notes carry conversion prices ranging from $1.99- $10.7619 per share. The Company evaluated these convertible notes payable for derivative embedded and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The conversion features were either fully amortized upon grant or over the life of the convertible notes payable. The conversion features were fully amortized prior to 2020.

During the three months ended March 31, 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with six non-related parties, under which the Company agreed to issue 50,135 shares of its common stock in exchange for a reduction of eleven convertible notes payable to non-related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $166,750 which was used for the deduction of non-related party convertible notes payable principal of $83,953 and accrued interest of $82,797. The Company recorded a non-related party gain on loan extinguishment  of approximately $103,000.

During the three months ended March 31, 2020, the Company entered into a non-related party convertible note payable agreement to convert a high interest rate convertible non-related party note payable with a principal balance of $25,000 and accrued interest due of $22,500 to a non-related party convertible note payable of $47,500 that accrues interest at 5%. The note conversion rate is $2 per common share. The Company recorded a loss on non-related party debt extinguishment of $11,697.

During 2020, the holder of a $25,000 convertible promissory note with interest at 30% and accrued interest of $61,875 replaced the carrying amount of the note and its conversion features with a new non-convertible note totaling $25,000 that bears interest at 5%. The Company recorded a gain on non-related party debt extinguishment of $61,875.

Non-convertible Notes Payable

The Company has three non-convertible notes payable to non-related parties that have a principal balance of $42,500 as of September 30, 2021, and December 31, 2020. These notes carry interest rates ranging from  5% - 10% and have due dates ranging from 12/25/2013 - 6/06/2022. Two of the three notes are currently in default.

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a non-related party, under which the Company agreed to issue 20,313 shares of its common stock in exchange for a reduction of a non-convertible non-related party note payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $67,561 which was used for the deduction of non-related party non-convertible notes payable principal of $3,938 and accrued interest of $63,623. The Company recorded a non-related party gain on loan extinguishment  of approximately $14,000.

On May 12, 2020, the Company received proceeds of $41,665 from a commercial bank under the SBA Payroll Protection Loan Program. The loan requires interest at 1% and 18 monthly payments of principal and interest beginning December 5, 2020. Provisions of the SBA Payroll Protection Loan Program allow for portions or all the loan balance to be forgiven should certain criteria be met.  On December 7, 2020 the Company was notified that the principal balance and accrued interest of $242 was forgiven, and thus the Company  recorded a gain on loan extinguishment of approximately $42,000.

Notes Payable with Warrants

The Company has one note payable with detached free-standing warrants to a non-related party that has a principal balance of $5,000 as of  September 30, 2021 and December 31, 2020. This note carries an interest rate of 10% and had a due date of 9/11/2014. This note is currently in default. The detached free-standing warrants for this note payable were not exercised by the note holder and expired on May 16, 2019.

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NOTE 9. DERIVATIVE LIABILITY

In September 2021, the Company completed a financing transition and received $2,500,000 from the Purchaser and in exchange issued an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,781. The debenture includes voluntary and automatic conversion features at a variable conversion prices convertible into the Company’s common shares at an undetermined future date. The Company analyzed the conversion features of the debenture agreement for derivative accounting consideration under ASU 2017-11 (ASC 815-15, Derivatives and Hedging), and determined the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate and should therefore be accounted for at fair value under ASC 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments. In accordance with ASC 815-15, the Company bifurcated the conversion feature of the debenture and recorded a derivative liability.

The embedded derivative for the debenture is carried on the Company’s balance sheet at fair value. The derivative liability is marked to market each measurement period and any unrealized change in fair value is recorded as a component of the consolidated statement of operations and the associated fair value carrying amount on the balance sheet was adjusted by the change. The Company fair valued the embedded derivative using a Monte Carlo simulation model based on the following assumptions: (1) expected volatility of 120%, (2) risk-free interest rate of 0.05%, and (3) expected life from 4 to 6 months. On September 28, 2021, the Closing Date of the transaction, the fair value of the embedded derivative was $980,000 and is amortized to interest expense over the term of the Debenture. Utilizing level 3 inputs, the Company did not record a fair market value gain or loss for the nine months ended September 30, 2021. The fair value of the embedded derivative recorded on the balance sheet as a liability was $980,000 at September 30, 2021.

NOTE 10. STOCK SUBSCRIPTIONS PAYABLE

The Company has common stock subscriptions payable due to related parties of $91,613 payable with 193,856 of its common shares at September 30, 2021.  The Company has common stock subscriptions payable due to related parties of $111,024 payable with 60,087 of its common shares at December 31, 2020.

The Company has common stock subscriptions payable due to non-related parties of $136,433 payable with 87,500 of its common shares at September 30, 2021 and December 31, 2020.

NOTE 11. COMMON STOCK

The Company’s common stock transactions for the nine months ended September 30, 2020, consist of the following:

The Company issued 601 shares of its common stock for compensation for services rendered.

The Company issued 454,097 shares of its common stock for the conversion of $65,728 of related parties’ debt from $0.1530 to $0.13304 per share pursuant to terms of the convertible promissory notes. 454,097 stock warrants were settled along with the related party debt.

The Company issued 214,883 shares of its common stock for the settlement of related party payables of $714,700.  A related party gain of approximately $222,000 was recorded as additional paid-in capital from the stock issuance.

The Company issued 38,323 shares of its common stock for the settlement of  accounts payables and accrued expenses of approximately $127,000.  The Company recorded a net gain of approximately $27,000 from the stock issuance.

The Company issued 648,739 shares of its common stock to related parties for the conversion of $622,004 of debt from $0.9146 to $3.326 per share.  The Company recorded $143,660 of loss on debt extinguishment  and a related party gain of $124,291 as additional paid in-capital as a result of the stock issuance.

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The Company issued 70,448 shares of its common stock to non-related parties for the conversion of $65,391 of debt  at $3.326 per share.  The Company recorded $41,665 of loss resulting from the stock issuance.

The Company agreed to convert 121,072 shares of its common stock at values between $0.5821 to $1.039 per share to non-related parties in exchange for their agreement to settle payable balances of $91,464 owed to them. The conversion was in full satisfaction of all outstanding amounts owed. The Company recorded a non-related party loss of $81,867 as other expense in the consolidated statements of operations.

The Company issued 45,268 shares of its common stock to related parties in exchange for their agreement to settle  related party accounts payable of $137,496 owed to them. The shares were issued at a value of $86,739 and recorded a related party gain of $50,741 to additional paid-in-capital.

The Company issued 12,000,000 shares of its common stock valued at $2.26 as result of the Transaction with IDTEC (see Note 3).

The Company’s common stock transactions for the nine months ended September 30, 2021, consist of the following:

The Company issued 43,169 shares of its common stock to SOBR Safe, LLC, an entity controlled by a beneficial owner of the Company, in full satisfaction of $107,880 of accrued dividends resulting from the December 2020 conversion of the Series A-1 Convertible Preferred Stock into common shares, see Note 11.

The Company issued 16,000 shares of its common stock valued at $49,600to its landlord under the terms of a lease agreement expiring in February 2022.  The amount has been recorded as prepaid expense and amortized monthly over the lease term as general and administrative expense in the consolidated statement of operations.

NOTE 12. PREFERRED STOCK

On November 20, 2015, the Company’s Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred Stock. In each calendar year, the holders of the Series A Convertible Preferred Stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any funds and assets of the Company legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred Stock simultaneously. Dividends on the Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Company paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution)  of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the Company. Shares of the Series A Convertible Preferred Stock are convertible at a 35% discount rate to the average closing price per share of the Company’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion. However, no conversions of the Series A Convertible Preferred Stock to shares of common stock can occur unless the average closing price per share of the Company’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion is at least $1.67. The shares of Series A Convertible Preferred Stock vote on a one for one basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred Stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of the Company’s common stock after giving effect to such conversion.

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On December 9, 2019, the Company’s Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. During 2020, the authorized shares were increased to 2,700,000 shares.  The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over the Company’s common stock, (c) conversion rights into shares of the Company’s common stock at $1 per share (not to be affected by any reverse stock split in connection with the Asset Purchase Agreement with IDTEC), (d) redemption rights such that we have the right, upon 30 days written notice, at any time after one year from the date of issuance, to redeem all or part of the Series A-1 Convertible Preferred Stock for 150% of the original issuance price, (e) no call rights by the Company, and (f) each share of Series A-1 Convertible Preferred Stock will vote on an “as converted” basis.

On December 12, 2019, the Company entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC (“SOBR SAFE”), a Delaware limited liability company and an entity controlled by a beneficial owner of the Company, under which SOBR SAFE agreed to acquire 1,000,000 shares of our Series A-1 Convertible Preferred Stock  in exchange for $1,000,000 (the “Purchase Price”). The Company received the Purchase Price on December 12, 2019.

On May 7, 2020, the Company amended a Convertible Preferred Stock Investment Agreement  granting the exclusive right to SOBR SAFE to purchase up to 2,700,000 shares of Series A-1 Convertible Preferred Stock.

On July 2, 2020, the Company executed Amendment No. 2 to the Stock Investment Agreement which provides that the full amount of each dividend due on a dividend payment date, even if not declared, shall be paid to any holder regardless of the date on which the holder acquired the stock.

The Series A-1 Convertible Preferred Stock earns cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year. If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The preferred shareholders will participate in any common stock dividends on an as converted basis. Although no dividends were declared as of September 30, 2020, the Company has accrued dividends payable of $161,880 related to the 8% Series A-1 Convertible Preferred Stock as of September 30, 2020.  On December 7, 2020, we sent a Notice of Automatic Conversion and Calculation of Dividend Shares to SOBR SAFE notifying them that under the terms governing the shares of Series A-1 Convertible Preferred Stock the 2,700,000 shares of Series A-1 Convertible Preferred Stock owned by SOBR SAFE automatically converted into 2,700,000 shares of our common stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed SOBR SAFE accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay SOBR SAFE the accrued dividends in shares of our common stock.

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NOTE 13 STOCK WARRANTS AND STOCK OPTIONS

Stock Warrants

The Company accounts for employee stock options and stock warrants under ASC 718 and ASC 505, whereby option costs are recorded based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable, utilizing the Black-Scholes pricing model. Unless otherwise provided for, the Company covers option exercises by issuing new shares.

On August 8, 2019, the Company entered into an 8% Series A-1 Convertible Preferred Stock Investment agreement with First Capital Ventures, LLC (“FCV”), an entity controlled by a beneficial owner of the Company. FCV set up a special purpose vehicle (“SPV”) or SOBR SAFE, LLC, an entity controlled by a beneficial owner of the Company,  that purchased 1,000,000 of the 8% Series A-1 Convertible Preferred Shares at $1 per share on December 12, 2019. Upon purchase, the Company issued the SPV through FCV a three-year warrant to purchase 144,317 shares of the Company’s common stock at an exercise price of $1.039375 per share. The number of warrants outstanding to the SPV through FCV at September 30, 2021 and December 31, 2020 are 144,317.

On May 4, 2020, the Company entered into an agreement with a vendor to provide investor relations services.  Under the terms of the agreement, we issued warrants to purchase up to 120,000 shares of our common stock at an exercise price of $2.00 per share. The warrants expire five years after the date of issuance. Approximately $220,000 of expense was recognized for the warrants issued for the services provide by the vendor.

On June 5, 2020, at closing of the Transaction, the Company entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement under which we issued warrants to IDTEC to purchase up to 320,000 shares of our common stock (post-split) at an exercise price of $0.50 per share. The warrants expire five years after the date of issuance.

During March, April and May 2021, the Company issued through the Offering convertible notes payable with warrants, see Note 8, to purchase up to 1,002,500 shares of our common stock at an exercise price of $3 per share. The warrants expire two years after the date of issuance.

On September 28, 2021, the Closing Date,  the Company issued through the sale of the Debenture warrants, see Note 7, to purchase up to 1,219,512 shares of our common stock at an exercise price of $2 per share. The warrants expire five years after the date of issuance.

The total outstanding balance of all stock warrants in the Company is 2,629,391 and 584,317 at September 30, 2021 and December 31 2020, respectively. There were 2,222,012 detached free-standing stock warrants granted during the nine month period ended September 30, 2021, and 320,000  detached free-standing stock warrants granted during the nine month period ended September 30, 2020. The fair value of these non-employee stock warrants granted during the nine-month periods ended September 30, 2021 and 2020 totaled $1,939,756 and $695,454, respectively, and were determined using the Black-Scholes option pricing model based on the following assumptions:

	September 30, 2021	September 30, 2020
Exercise Price	$3.00-2.00	$0.50
Dividend Yield	0%	0%
Volatility	158-120%	153%
Risk-free Interest Rate	0.14%-0.98%	0.29%
Life of Warrants	2-5 Years	5 Years

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The following table summarizes the changes in the Company’s outstanding warrants during the nine-month period ended September 30, 2021 and 2020, and as of September 30, 2021 and 2020:

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	598,414	$0.13304–1.039375	3.97 Years	$0.3607	$1,276,870
Warrants Granted	320,000	$0.50	4.68Years	$0.50	$761,000
Warrants Exercised	(454,097)	$0.13304 - 0.15299		$0.1451
Warrants Expired	-
Balance at September 30, 2020	464,317	$0.50- 1.039375	3.91 Years	$0.66765	$1,027,234

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2020	584,317	$0.50 – 2.00	3.80 Years	$0.9413	$1,173,737
Warrants Granted	2,222,012	$3.00-2.00	3.40 Years	$2.45	$108,506
Warrants Exercised	(176,938)	$0.50		$0.50
Warrants Expired	-
Balance at September 30, 2021	2,629,391	$0.50 – 3.00	3.30 Years	$2.25	$665,424

Stock Options

On October 24, 2019, the Company’s 2019 Equity Incentive Plan went effective. The plan was approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock on September 9, 2019. The plan’s number of authorized shares is 3,848,467. As of September 30, 2021 and December 31, 2020, the Company has granted stock options to acquire 2,921,861 and 2,521,921 shares of common stock under the plan, respectively. As of September 30, 2021, the plan has 1,893,347 vested shares and 1,028,514 non-vested shares. As of December 31, 2020, the plan had 1,202,724 vested shares and 1,319,197 non-vested shares. As of September 30, 2021 and December 31, 2020 the plan has options available to be issued of 926,606and 1,326,546, respectively.  The stock options are held by our officers, directors, employees, and certain key consultants.

In total for the nine months ended September 30, 2021 and 2020, the Company recorded $630,027 and $343,549, respectively, of share-based compensation expense related to stock options and restricted stock units. The unrecognized compensation expense as of September 30, 2021, was approximately $813,000 for non-vested share-based awards to be recognized over periods of approximately one to three years.

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In applying the Black-Scholes options pricing model, assumptions used to compute the fair value of the stock options granted during the nine-month period ended September 30, 2021 and 2020 were as follows:

	September 30, 2021	September 30, 2020
Exercise Price	$2.50 - $3.58	$0.26-$3.30
Dividend Yield	0%	0%
Expected Volatility	44% - 185%	153%-171%
Risk-free Interest Rate	0.16% - 1.69%	0.19%-0.43%
Expected Life	1.3 - 7 years	2.2-5 years

The following table summarizes the changes in the Company’s outstanding stock options during the nine-month period ended September 30, 2021 and 2020, and as of September 30, 2021 and 2020:

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	2,381,239	$0.2634-1.039	8.86 Years	$0.2948	$5,238,080
Options Granted	160,000	$0.26341-3.30	4.10 Years	$1.9454	$149,532
Options Exercised	-
Options Cancelled	-
Options Expired	-
Balance at September 30, 2020	2,541,239	$0.2634 – 3.30	7.86 Years	$0.3987	$6,305,579

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2020	2,572,227	$0.2634–3.300	7.45 Years	$0.4999	$6,302,277
Options Granted	610,526	$2.50–3.575	2.58 Years	$3.1783	$(414,147)
Options Exercised	-
Options Cancelled	(210,587)	$0.2634-3.29		$2.969
Options Expired	-
Balance at September 30, 2021	2,972,166	$0.2634–3.575	6.15 Years	$0.8751	$4,829,417

Exercisable at December 31, 2020	1,253,030	$0.2634 – 3.300	7.4 Years	$0.3165	$3,299,765
Exercisable at September 30, 2021	1,943,652	$0.2634 – 3.575	6.3 Years	$0.6527	$3,590,430

Executive Stock Options

The Company has 1,553,152 and 981,771 outstanding executive stock options exercisable at $0.2634 to $3.38 per share as of  September 30, 2021, and December 31, 2020, respectively.

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NOTE 14. COMMITMENTS AND CONTINGENCIES

Operating Leases

On October 15, 2019, the Company entered into a short-term lease agreement that is between $2,800 - $2,900per month and ended on October 31, 2020. The lease has been renewed for another twelve months under the same general terms and conditions.  The lease was subsequently canceled to accommodate additional space, and a new lease was executed February 26, 2021, effective for a 12-month term beginning March 1, 2021.  The lease requires monthly base rent payments of $6,000 and the issuance of 16,000shares of the Company’s common stock.  The value of the common stock of $49,600 is amortized to rent expense on a monthly basis over the lease term.  The Company also leases an office space for approximately $3,500 per month on a short-term (month to month) basis through a related party that terminates at any time.  Rent expense under office leases, including CAM charges, was $106,997 and $47,711 for the nine-month period ended September 30, 2021 and 2020, respectively.

Legal Proceedings

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of the date of this report.  As of September 30, 2021, and December 31, 2020, the Company has accrued $11,164 plus accrued interest of approximately $18,000.  In the event we pay any money related to this lawsuit, IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

We had one outstanding judgment against us involving a past employee of the Company. The matter was under the purview of the State of California, Franchise Tax Board, Industrial Health and Safety Collections. We owed  $28,786 plus accrued interest of approximately $53,000, which had been accrued as of December 31, 2020, to our ex-employee for unpaid wages under these Orders.  On March 8, 2021 we received an Acknowledgement of Satisfaction of Judgement-Full by the California Court that the judgement has been settled with a payment of approximately $85,000 including accrued interest through settlement date and legal fees of approximately $3,000.  IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amounts for us in exchange for shares of our common stock.

NOTE 15. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through November 15, 2021, which is the date the condensed consolidated financial statements were available to be issued, and has determined that there are no other material subsequent events that require recognition or disclosure in the accompanying condensed consolidated financial statements.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the Units by us to investors, as well as for registration and sale of the common stock by the Selling Securityholders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$4,217
FINRA Filing Fee	2,500
Transfer Agent Fees	25,000
Legal Fees and Expenses	40,000
Accounting and Audit Fees	25,000
Miscellaneous	50,000
Total	$146,717

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In the last three fiscal years and subsequent interim periods, we issued the following securities:

On January 10, 2022, in connection with hiring Mr. Wenzel we entered into an Executive Employment Agreement with Mr. Wenzel. Under the terms of his Employment Agreement, Mr. Wenzel will serve as our Chief Financial Officer until January 1, 2024, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Wenzel will perform services for us that are customary and usual for a chief financial officer of a company, in exchange for: (i) an annual base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire 66,667 shares of our common stock, at an exercise price of $7.755, which is equal to 110% of the fair market value of our common stock on January 10, 2022 (the date the options were eligible to be issued under Mr. Wenzel’s Employment Agreement), with the stock options to vest in 8 equal quarterly installments of 8,334 shares during the two-year term of the Employment Agreement, with a ten year term, and (iii) 16,667 Restricted Stock Units under our 2019 Equity Incentive Plan, which will vest upon the end of any relevant lockup period involving Company securities owned by Mr. Wenzel after we uplist to a national exchange (NASDAQ, NYSE, etc.). The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

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On December 7, 2021, in exchange for Sandy Shoemaker agreeing to serve on our Board of Directors, we issued Sandy Shoemaker options to acquire 8,334 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over one year. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On December 7, 2021, in exchange for Sandy Shoemaker agreeing to chair the Audit Committee of our Board of Directors we issued Sandy Shoemaker options to acquire 16,667 shares of our common stock under our 2019 Equity Incentive Plan, at an exercise price of $10.065 per shares and vest equally over two years. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer. Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 83,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021. Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 33,334 shares of our common stock at $9.21 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 50,000 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

Prior to hiring Mr. Bennett has an executive officer, Mr. Bennett was granted (i) 3,334 restricted stock units pursuant to a prior consulting arrangement with us, and (ii) a stock option to acquire 33,334 shares of our common stock at an exercise price of $10.131 under a prior employment agreement with us. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The stock options were also issued under our 2019 Equity Incentive Plan and vest in equal installments, monthly over a thirty six (36) month period beginning May 17, 2021.The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On September 28, 2021, we closed a financing transaction with Armistice Capital Master Fund Ltd. (the “Purchaser”). Under the terms of the financing, we received $2,500,000 from the Purchaser and in exchange issued the Purchaser an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant to purchase up to 406,504 shares of our common stock. The Debenture is convertible: (a) voluntarily by the Purchaser at any time into shares of our common stock at the lesser of (i) 100% of the closing price our common stock on the trading day immediate prior to the Closing Date under the Debenture, or (ii) 75% of the average VWAP of our common stock (representing a 25% discount) during the 5 trading day period immediately prior to the applicable conversion date (on an as adjusted basis giving effect to any splits, dividend and the like during such 5 Trading Day period) (the “Conversion Price”), or (b) automatically upon the occurrence of a Qualified Offering (as defined in the Debenture) into shares of our common stock at the lesser of: (i) the Conversion Price or (ii) 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture, and contains industry standard default and other provisions. The Warrant is exercisable at any time in the next five (5) years into shares of our common at an exercise price of $6.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $1.00 per share. The Warrant contains a cashless exercise provision but only in the event we fail to have an effective registration statement registering the shares underlying the Warrant at any time beginning six (6) months from the date of the Warrant. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

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From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 8,334 shares of our common stock. The holders of the Secured Debentures and the Warrants are the Selling Securityholders herein. The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days. Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture. For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at nine dollars ($9.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding. The repayment of the Secured Debentures is secured by our current patent and patent applications. The Warrant attached to each Unit gives the investor the right to purchase 8,334 shares of our common stock. The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of nine dollars ($9.00) per share. In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.10 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.10 each. Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 334,167 shares of our common stock with the notes and warrants having the terms described above. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 25,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

In November 2020, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 30,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

In connection with closing the transaction with IDTEC detailed herein, we issued a convertible promissory note totaling approximately $1,500,000 to IDTEC. The promissory note was convertible any time by the holder into shares of our common stock at a conversion price of $1.50 per share, subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share. On November 17, 2020, IDTEC converted the total of $1,551,514 of principal and interest due under the promissory note into 1,034,343 shares of our common stock. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

II-3

At the closing of the same transaction, we also issued Warrant to Purchase Common Stock to IDTEC, under which IDTEC can purchase up to 106,667 shares of our common stock at an exercise price of $1.50 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

On December 12, 2019, in connection with the closing of the first $1,000,000 investment into our Series A-1 Preferred Stock, we issued First Capital Ventures a three-year stock warrant to purchase 48,106 shares of our Common Stock at an exercise price of $3.117 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

Since October 2019, we have granted stock options to employees, directors and consultants, covering an aggregate of 973,954 shares of our common stock under our 2019 Equity Incentive Plan, at exercise prices ranging from $0.7902 to $10.725 per share. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investors are sophisticated, familiar with our operations, and there was no general solicitation or advertising.

On October 27, 2019, we entered into a patent purchase agreement under which the Company granted stock options to a non-affiliated party to acquire 32,071 shares of our common stock at an exercise price of $3.117 and vested upon grant. The stock option has a five-year term. As of December 31, 2020, 15,302 of these stock options have been exercised. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is sophisticated, familiar with our operations, and there was no general solicitation or advertising.

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EXHIBITS

(a) Exhibits

Item No.	Description
1.1**	Form of Underwriting Agreement

3.1 (1)	Articles of Incorporation of Imagine Media, Ltd.

3.2 (2)	Articles of Amendment to Articles of Incorporation to TransBiotec, Inc.

3.3 (3)	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on May 25, 2017

3.4 (6)	Amended and Restated Bylaws of SOBR Safe, Inc.

3.5 (10)

Certificate of Amendment to Certificate of Incorporation of TransBiotec, Inc. changing name to SOBR Safe, Inc., effecting 1-for-33.26 reverse stock split and decreasing authorized common stock to 100M shares

4.1**	Warrant Agency Agreement

4.2**	Form of Representative Warrant

5.1**	Legal Opinion of Law Offices of Craig V. Butler

10.1 (4)	Asset Purchase Agreement dated May 6, 2019 between IDTEC, LLC and TransBiotec, Inc.

10.2 (5)	Common Stock Purchase Agreement with Charles Bennington dated August 23, 2019

10.3 (5)	Share Exchange Agreement with Michael Lanphere dated August 23, 2019

10.4 (5)	Share Exchange Agreement with Vernon Justus dated August 23, 2019

10.5 (5)	Debt Conversion and Common Stock Purchase Agreement with Michael Lanphere dated August 23, 2019

10.6 (5)	Debt Conversion and Common Stock Purchase Agreement with Devadatt Mishal dated August 23, 2019

10.7 (6)	TransBiotec, Inc. 2019 Equity Incentive Plan

10.8 (6)	Employment Agreement with Kevin Moore dated October 25, 2019

10.9 (8)	Amended Employment Agreement with Kevin Moore dated November 26, 2019

10.10 (6)	Employment Agreement with David Gandini dated October 25, 2019

10.11 (7)	Series A-1 Preferred Stock Purchase Agreement by and between TransBiotec, Inc. and SOBR SAFE, LLC dated December 12, 2019 (with Series A-1 Preferred Stock Certificate of Designation attached)

II-5

10.12 (9)	Amendment No. 1 to Asset Purchase Agreement dated March 23, 2020 by and between IDTEC, LLC and TransBiotec, Inc.

10.13 (10)	Form of Convertible Promissory Note Issued to IDTEC, LLC at Close of Asset Purchase Transaction

10.14 (10)	Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement dated June 5, 2020 by and between IDTEC, LLC and TransBiotec, Inc.

10.15 (10)	Warrant to Purchase Common Stock dated June 5, 2020 issued to IDTEC, LLC

10.16 (11)	Advisory Agreement with Steven Beabout dated October 9, 2020

10.17 (12)	18% Original Issue Discount Convertible Debenture issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021

10.18 (12)	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to Armistice Capital Master Fund Ltd. dated September 27, 2021

10.19 (12)	Securities Purchase Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021

10.20 (12)	Registration Rights Agreement by and between SOBR Safe, Inc. and Armistice Capital Master Fund Ltd. dated September 27, 2021

10.21 (13)	“Form of” Secured Convertible Debenture issued by SOBR Safe, Inc. in $2M Regulation D Offering

10.22 (13)	“Form of” Warrant issued by SOBR Safe, Inc. in Regulation D Offering

10.23 (14)	Transition Agreement by and between SOBR Safe, Inc. and Kevin Moore dated October 30, 2021

10.24 (15)	Executive Employment Agreement with Scott Bennett dated August 17, 2021

10.25 (15)	Executive Employment Agreement with Michael Watson dated October 11, 2021

10.27 (16)	Executive Employment Agreement with Gerard Wenzel dated January 1, 2022

23.1*	Consent of Independent Certified Public Accounting Firm (Hall)

23.2*	Consent of Independent Certified Public Accounting Firm (MGO)

23.3**	Consent of Law Offices of Craig V. Butler

24.1	Power of Attorney (included on signature page)

107*	Filing Fee Table

*Filed herewith.

**To be included in subsequent filing.

(1)	Incorporated by reference from our Registration Statement on Form SB-2, filed with the Commission on January 31, 2008

(2)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on November 6, 2012

(3)	Incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 6, 2019

(4)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on May 14, 2019.

(5)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on September 10, 2019.

(6)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on November 19, 2019

(7)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on December 23, 2019

(8)	Incorporated by reference from our Annual Report on Form 10-K, filed with the Commission on April 17, 2020

(9)	Incorporated by reference from our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the Commission on May 26, 2020

(10)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 11, 2020

(11)	Incorporated by reference from our Annual Report on Form 10-K for the period ended December 31, 2020, filed with the Commission on June 30, 2021

(12)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 1, 2021

(13)	Incorporated by reference from Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on December 1, 2021

(14)	Incorporated by reference from our Amendment No. 2 to our Registration Statement on Form S-1 filed with the Commission on December 20, 2021

(15)	Incorporated by reference from our Amendment No. 4 to our Registration Statement on Form S-1 filed with the Commission on January 19, 2022

(16)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on January 19, 2022

 (b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

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Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 11th day of February, 2022.

SOBR Safe, Inc.

Dated: February 11, 2022		/s/ David Gandini
	By:	David Gandini
	Its:	Chief Executive Officer, Principal Executive Officer and Secretary

Dated: February 11, 2022		/s/ Jerry Wenzel
	By:	Jerry Wenzel
	Its:	Chief Financial Officer, Principal Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of SOBR Safe, Inc. hereby severally constitute and appoint David Gandini and Jerry Wenzel, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Dated: February 11, 2022		/s/ Kevin Moore
	By:	Kevin Moore, Director

Dated: February 11, 2022		/s/ David Gandini
	By:	David Gandini, Chief Executive Officer, Principal Executive Officer, Secretary and Director

Dated: February 11, 2022		/s/ Ford Fay
	By:	Ford Fay, Director

Dated: February 11, 2022		/s/ Steven Beabout
	By:	Steven Beabout, Director

Dated: February 11, 2022		/s/ James Bardy
	By:	James Bardy, Director

Dated: February 11, 2022		/s/ Sandy Shoemaker
	By:	Sandy Shoemaker, Director

Dated: February 11, 2022		/s/ Jerry Wenzel
	By:	Jerry Wenzel, Chief Financial Officer, Principal Financial Officer

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